The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated June 6, 2005

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 6, 2005)

$1,621,260,000

Chase Auto Owner Trust 2005-A

$1,570,900,000 Asset Backed Notes

$50,360,000 Asset Backed Certificates

Chase Bank USA, National Association

Seller And Servicer

Before you purchase any of these securities, be sure to read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-11 of this prospectus supplement and on page 5 of the prospectus.

A security is not a deposit and neither the securities nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These securities represent obligations of or interests in the trust only and are not obligations of or interests in Chase Bank USA, National Association or any of its affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

The trust is offering the following securities by this prospectus supplement:
	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Certificates (1)
Principal Amount	$540,000,000	$790,000,000	$240,900,000	$50,360,000
Interest Rate	%	%	%	%
Final Scheduled Payment Date	December 2007	June 2009	April 2011	April 2011
Price to Public	%	%	%	%
Underwriting Discount	%	%	%	%
Proceeds to Seller (2)%		%	%	%

(1)    The trust will also issue $600,000,000 Class A-1     % asset backed notes with a final scheduled payment date of November 2006 and a Class R certificate to the seller. The Class A-1 notes and the Class R certificate are not being offered for sale by this prospectus supplement.

(2)    Before deducting expenses payable by the seller estimated to be $920,000.

The total price to public is $                    .

The total underwriting discount is $                    .

The total proceeds to the seller are $                    .

The assets of the trust will be motor vehicle loans and related property.

The trust will pay interest and principal on the securities on the 15th day of each month. The first payment date will be July 15, 2005.

The certificates are subordinated to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Notes

JPMorgan

Citigroup

Credit Suisse First Boston

Deutsche Bank Securities

RBS Greenwich Capital

Underwriter of the Certificates

JPMorgan

The date of this prospectus supplement is June     , 2005.

Summary of Terms	S-4
Risk Factors	S-11
Holders of certificates are subject to greater credit risks because distributions in respect of the certificates are subordinate to payments on the notes.	S-11
You may experience prepayments and losses on your securities after an event of default under the indenture.	S-11
Only the assets of the trust are available to pay your securities.	S-11
You may experience a greater risk of loss on your securities due to the effect of current military action.	S-11
Geographic concentration of motor vehicle loans may result in more risk to you.	S-12
The absence of an existing market for the securities may limit your ability to resell the securities.	S-12
The Trust	S-12
General	S-12
Trust Property	S-13
Capitalization of the Trust	S-13
Trustee	S-13
The Motor Vehicle Loans	S-14
Eligibility Criteria	S-14
Composition of the Motor Vehicle Loans	S-14
Delinquency and Loan Loss Information	S-18
Chase USA	S-21
Use of Proceeds	S-21
Weighted Average Life of the Securities	S-22
Maturity and Prepayment Considerations	S-22
Illustration of Effect of Prepayments of Motor Vehicle Loans on the Life of the Securities	S-22
The Notes	S-28
General	S-28

Reading These Documents

We provide information on the securities in two documents that offer varying levels of detail:

•	the prospectus—provides general information, some of which may not apply to the securities.

•	this prospectus supplement—provides a summary of the specific terms of the securities.

We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with “S”. If the terms of the securities described in this prospectus supplement vary from the attached prospectus, you should rely on the information in this prospectus supplement.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-2 in this document and on page i in the attached prospectus to locate the referenced sections.

The glossary of terms on page S-50 of this prospectus supplement lists definitions of certain terms used in this prospectus supplement and the glossary of terms on page 52 in the prospectus lists definitions of certain terms used in this prospectus supplement and the prospectus.

This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc., an affiliate of Chase Bank USA, National Association and subsidiary of JPMorgan Chase & Co., in connection with offers and sales related to market-making transactions in the securities offered by this prospectus supplement and the attached prospectus. J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

You should rely only on information on the securities provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information. The information in this prospectus supplement or the attached prospectus is accurate only as of the dates on their respective covers.

In this prospectus supplement, the terms “Chase USA,” “we,” “us” and “our” refer to Chase Bank USA, National Association.

Summary of Terms

The following summary is a short description of the main terms of the securities offered by this prospectus supplement. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the securities offered by this prospectus supplement, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Trust

Chase Auto Owner Trust 2005-A is a Delaware statutory trust established by the seller pursuant to a trust agreement.

Offered Securities

The following securities are being offered by this prospectus supplement:

$540,000,000 Class A-2     % Asset Backed Notes

$790,000,000 Class A-3     % Asset Backed Notes

$240,900,000 Class A-4     % Asset Backed Notes

$50,360,000     % Asset Backed Certificates

The trust is also issuing $600,000,000 Class A-1     % asset backed notes and a Class R certificate. We are not offering the Class A-1 notes or the Class R certificate for sale by this prospectus supplement.

Seller and Servicer

Chase Bank USA, National Association, a wholly owned subsidiary of JPMorgan Chase & Co.

Indenture Trustee

Wells Fargo Bank, National Association

Owner Trustee

Wilmington Trust Company

Closing Date

The trust expects to issue the securities on June     , 2005.

Cutoff Date

On the closing date, the seller will transfer the motor vehicle loans to the trust as of May 26, 2005.

Property of the Trust

The property of the trust will include the following:

•	the motor vehicle loans,

•	all collections on the motor vehicle loans received on and after the cutoff date,

•	amounts held from time to time in the reserve account and the other bank accounts maintained for the trust,

•	security interests in the financed vehicles,

•	rights to proceeds from the exercise of the seller’s recourse rights against dealers,

•	rights to proceeds from claims on insurance policies that cover the obligors of the motor vehicle loans or the vehicles financed by the motor vehicle loans, and

•	repossessed financed vehicles.

The Motor Vehicle Loans

On the closing date, the seller will transfer the motor vehicle loans to the trust in exchange for the securities. The motor vehicle loans are retail installment sales contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks.

The aggregate principal balance of the motor vehicle loans as of the cutoff date was $2,300,367,491.29.

The composition of the motor vehicle loans as of the cutoff date was as follows:

Number of Motor Vehicle Loans	125,133
Average Principal Balance	$18,383.38
Average Original Balance	$22,716.75
Weighted Average Contract Rate	5.37%
Contract Rate (Range)	0.00% to 18.00%

Weighted Average Original Term	61.72 months
Original Term (Range)	24 months to 73 months

Weighted Average Remaining Term	49.61 months
Remaining Term (Range)	10 months to 64 months

Principal Terms of the Notes

Form

The offered notes will be issued in book-entry form through DTC, Clearstream and Euroclear in minimum denominations of $1,000 and integral multiples thereof. Definitive notes will be issued only under limited circumstances.

Payment Dates

The trust will pay interest and principal on the notes on the 15th day of each month unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first payment date is July 15, 2005.

Record Dates

On each payment date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record date for the notes will be the day before the payment date. If definitive notes are issued, the record date will be the last day of the month before the payment date.

Interest Rates

On each payment date, the trust will pay interest on each class of notes at the rate shown on the cover page of this prospectus supplement.

Interest Accrual

“30/360”, accrued from the 15th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

•	the outstanding principal balance,

•	the interest rate and

•	30 (or in the case of the first payment date, ) divided by 360.

Interest on any note that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

For a more detailed description of the payment of interest on the notes, refer to the section of this prospectus supplement entitled “The Notes—Payments of Interest.”

Principal Payments

The trust will pay principal in respect of the securities on each payment date in an amount generally equal to the lesser of

•	the amount available to the trust to pay principal in respect of the securities on that payment date and

•	a target principal distribution amount equal to the amount by which

•	the outstanding principal balance of the notes and the certificate balance of the certificates on the prior payment date exceeds

•	the aggregate principal balance of the motor vehicle loans on that payment date less the sum of (i) the yield supplement overcollateralization amount for that payment date and (ii) the target overcollateralization amount for that payment date.

The trust will pay the principal of the notes on each payment date in an amount generally equal to the lesser of

•	the amount available to the trust to pay principal on the notes and

•	the amount by which the outstanding principal balance of the notes on the prior payment date exceeds the lesser of:

•	the sum of (i) 92.50% of the amount by which the aggregate principal balance of the motor vehicle loans on that payment date exceeds the yield supplement overcollateralization amount for that payment date and (ii) the amount required to be on deposit in the reserve account on that payment date

and

•	the aggregate principal balance of the motor vehicle loans on that payment date less the sum of (i) the yield supplement overcollateralization amount for that payment date and (ii) the target overcollateralization amount for that payment date.

For information on the amount of principal of the notes payable after the acceleration of the maturity of the notes following an event of default arising from a payment default, refer to the section of this prospectus supplement entitled “Payments and Distributions—Priority of Payments and Distributions—After Acceleration of the Notes Following a Payment Default.”

Application of Principal Prior to Acceleration of the Notes.  The trust will pay the principal of the notes of each class sequentially starting with the earliest maturing class of notes then outstanding until that class is paid in full.

Application of Principal After Acceleration of the Notes.  After an acceleration of the maturity of the notes following an event of default, the trust will pay each class of notes ratably, based upon the outstanding principal amount of each such class of notes.

The trust is required to pay the entire outstanding principal amount of each class of notes, to the extent not previously paid, on the respective final scheduled payment date shown on the cover page of this prospectus supplement.

For a more detailed description of the payment of principal on the notes, refer to the section of this prospectus supplement entitled “The Notes—Payments of Principal.”

Prepayment

The trust will prepay the Class A-4 notes in full if the servicer exercises its option to purchase the motor vehicle loans.

For a more detailed description of the servicer’s option to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled “The Notes—Prepayment.”

Principal Terms of the Certificates

Form

The certificates will be issued in book-entry form through DTC in minimum denominations of $1,000 and integral multiples thereof. Definitive certificates will be issued only under limited circumstances.

Payment Dates

The trust will make distributions of interest and principal in respect of the certificates on the 15th day of each month unless the 15th day is not a business day, in which case the distribution will be made on the following business day. The first payment date is July 15, 2005.

Record Dates

On each payment date, the trust will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day before the payment date. If definitive certificates are issued, the record date will be the last day of the month before the payment date.

Pass-Through Rate

On each payment date, the trust will distribute interest in respect of the certificates at the pass-through rate shown on the cover of this prospectus supplement.

Interest Accrual

“30/360”, accrued from the 15th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the 15th day of the current month.

The trust will not make distributions of interest in respect of the certificates after the acceleration of the maturity of the notes following an event of default arising from a payment default until the trust pays the notes in full.

Interest in respect of the certificates that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the pass-through rate, to the extent lawful.

Principal Distributions

The trust will distribute principal in respect of the certificates on each payment date in an amount generally equal to the lesser of

•	the amount available to the trust to make distributions of principal in respect of the certificates and

•	the portion of the target principal distribution amount for that payment date that is not payable as principal to the holders of the notes.

No principal will be distributable in respect of the certificates until the first payment date on which the amount of the credit enhancement for the notes is at least equal to 7.50% of the difference of the aggregate principal balance of the motor vehicle loans on that payment date minus the yield supplement overcollateralization amount for that payment date. The amount of the credit enhancement for the notes on any payment date will equal the sum of the amount on deposit in the reserve account on that payment date and the amount by which the aggregate principal balance of the motor vehicle loans on that payment date less the yield supplement overcollateralization amount for that payment date exceeds the outstanding principal balance of the notes on the prior payment date.

The trust is expected to reduce the outstanding certificate balance to zero no later than the final scheduled payment date shown on the cover of this prospectus supplement.

Prepayment

The trust will reduce the outstanding certificate balance to zero if the servicer exercises its option to purchase the motor vehicle loans.

For a more detailed description of the servicer’s option to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled “The Certificates—Prepayment.”

Priority of Payments

From available collections on the motor vehicle loans received during the prior calendar month and any amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order or priority:

•	Servicing Fee—the servicing fee payable to the servicer,

•	Administration Fee—the administration fee payable to the administrator,

•	Note Interest—interest payable on the notes, ratably to the holders of each class of notes,

•	First Priority Principal Distribution Amount—to the principal distribution subaccount for distribution to the holders of the notes, an amount, if any, generally equal to the excess of the outstanding principal balance of the notes on the prior payment date over the aggregate principal balance of the motor vehicle loans on that payment date less the yield supplement overcollateralization amount for that payment date,

•	Certificate Interest—interest distributable in respect of the certificates, to the holders of the certificates; provided that, if the maturity of the notes has been accelerated following an event of default arising from a payment default, interest will not be distributed to the holders of the certificates until the notes are paid in full,

•	Second Priority Principal Distribution Amount—to the principal distribution subaccount for distribution to the holders of the securities, an amount, if any, generally equal to the excess of the sum of the outstanding principal balance of the notes and the certificate balance of the certificates on the prior payment date over the aggregate principal balance of the motor vehicle loans on that payment date less the yield supplement overcollateralization amount for that payment date (reduced by any amounts deposited in the principal distribution subaccount on that payment date on account of the first priority principal distribution amount),

•	Reserve Account—to the reserve account, the amount, if any, needed to bring the amount on deposit in the reserve account up to the required amount,

•	Regular Principal Distribution Amount—to the principal distribution subaccount for distribution to the holders of the securities, an amount equal to the target principal distribution amount for that payment date (reduced by any amounts deposited in the principal distribution subaccount on that payment date on account of the first priority principal distribution amount and the second priority principal distribution amount), and

•	Distribution On Class R Certificate—to the holder of the Class R certificate, any remaining amount.

For a more detailed description of the priority of payments, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

Credit and Yield Enhancement

Losses and other shortfalls of cash flow will be covered by

•	payments on other motor vehicle loans,

•	withdrawals from the reserve account, and

•	allocations of available funds to

•	the payment of interest on the notes before the distribution of interest in respect of the certificates,

•	the payment of certain amounts of principal of the notes before the distribution of principal in respect of the certificates as described in this prospectus supplement and,

•	after the maturity of the notes has been accelerated following an event of default arising from a payment default, the payment of principal of the notes before the distribution of interest in respect of the certificates.

Reserve Account

On the closing date, the trust will deposit in the reserve account an amount equal to 0.25% of the difference of the aggregate principal balance of the motor vehicle loans as of the cutoff date minus the yield supplement overcollateralization amount for the closing date.

On each payment date, if collections on the motor vehicle loans are insufficient to pay the servicing fee, the administration fee, the interest payable on the notes and the interest distributable in respect of the certificates and to deposit the first priority principal distribution amount and the second priority principal distribution amount into the principal distribution subaccount, the indenture trustee will withdraw available funds from the reserve account to pay such amounts or make such deposits.

The balance required to be on deposit in the reserve account on each payment date will be the lesser of (i) $5,595,231.08 (or 0.25% of the difference of the aggregate principal balance of the motor vehicle loans as of the cutoff date minus the yield supplement overcollateralization amount for the closing date) and (ii) the sum of the outstanding principal balance of notes and the certificate balance of the certificates on the prior payment date.

On each payment date, the trust will deposit into the reserve account the lesser of (i) the amount, if any, needed to bring the amount on deposit in the reserve account up to the required amount and (ii) the amount of collections on the motor vehicle loans remaining after the trust has paid the servicing fee, the administration fee, the interest payable on the notes and the interest distributable in respect of the certificates and deposited the first priority principal distribution amount and the second priority principal distribution amount into the principal distribution subaccount as described in this prospectus supplement.

On each payment date, the trust will distribute to the holder of the Class R certificate funds on deposit in the reserve account in excess of the required balance. On each payment date, the holder of the Class R certificate will be entitled to receive all investment earnings on funds on deposit in the reserve account earned since the prior payment date.

For a more detailed description of the deposits to and withdrawals from the reserve account, refer to the section of this prospectus supplement entitled “Transfer and Servicing Agreements—Reserve Account.”

Overcollateralization

Overcollateralization is the amount by which (i) the aggregate principal balance of the motor vehicle loans minus the yield supplement overcollateralization amount exceeds (ii) the sum of the outstanding principal balance of the notes and the certificate balance of the certificates. The initial overcollateralization amount of $16,832,433.97 is equal to the aggregate principal balance of the motor vehicle loans as of the cutoff date of $2,300,367,491.29 minus the yield supplement overcollateralization amount of $62,275,057.32 for the closing date minus the initial principal balance of the notes of $2,170,900,000 and the initial certificate balance of the certificates of $50,360,000.

Overcollateralization is intended to absorb losses on the motor vehicle loans that the holders of the securities would otherwise incur.

On each payment date, collections in excess of the amount needed by the trust to pay the servicing fee, the administration fee, the interest payable on the notes and the interest distributable in respect of the certificates, to deposit the first priority principal distribution amount and the second priority principal distribution amount into the principal distribution subaccount and to deposit the amount, if any, needed to bring the amount on deposit in the reserve account up to the required amount will be distributed in reduction of the principal amount of the securities until the overcollateralization amount (i.e., the amount by which (i) the aggregate principal balance of the motor vehicle loans minus the yield supplement overcollateralization amount exceeds (ii) the sum of the outstanding principal balance of the notes and the certificate balance of the certificates) is equal to the target overcollateralization amount on that payment date.

The target overcollateralization amount on any payment date will equal the greater of (x) the amount, if any, by which 2.00% of the difference of the aggregate principal balance of the motor vehicle loans at the end of the last day of the calendar month preceding that payment date minus the yield supplement overcollateralization amount for that payment date exceeds the amount required to be on deposit in the reserve account on that payment date and (y) 0.40% of the difference of the aggregate principal balance of the motor vehicle loans as of the cutoff date minus the yield supplement overcollateralization amount for the closing date.

Yield Supplement Overcollateralization Amount

On the closing date, there will be an additional amount of motor vehicle loans in the amount of $62,275,057.32 representing the yield supplement overcollateralization amount. The yield supplement overcollateralization amount is intended to compensate for the low annual contract rates of interest on some of the motor vehicle loans.

The yield supplement overcollateralization amount for each payment date will decline. The yield supplement overcollateralization amount for each payment date is set forth on the schedule on page S-51 of this prospectus supplement. The yield supplement overcollateralization amount has been calculated for each payment date as the sum of the amount for each motor vehicle loan equal to the excess, if any, of (x) the scheduled payments due on that motor vehicle loan for each future collection period discounted to present value as of the end of the preceding collection period at the annual contract rate of that motor vehicle loan over (y) the scheduled payments due on that motor vehicle loan for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the annual contract rate of that motor vehicle loan and 6.50%. Future scheduled payments on each motor vehicle loan were assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

Servicing Fee

The trust will pay the servicer a servicing fee on each payment date for the prior month equal to

•	1/12 of 1.0% of the aggregate principal balance of the motor vehicle loans at the end of the month before that month (or, in the case of the first payment date, 35 multiplied by 1/360 of 1% of the aggregate principal balance of the motor vehicle loans as of the cutoff date),

•	all late fees and other administrative fees and expenses, if any, collected during that month and

•	all investment earnings on funds deposited into the collection account during that month.

Administration Fee

The trust will pay JPMorgan Chase Bank, National Association, as administrator, an administration fee of $1,000 per month payable on the following payment date.

Tax Status

Simpson Thacher & Bartlett LLP, special counsel to the seller, will deliver its opinion that for U.S. federal income tax purposes:

•	the notes will be characterized as debt and

•	the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a note, you will agree to treat your note as indebtedness.

By purchasing a certificate, you will agree to treat the trust as a partnership in which the certificateholders are partners for federal, state and local income tax purposes.

For a more detailed discussion of tax matters, refer to the sections of this prospectus supplement entitled “Material Federal Income Tax Consequences.”

Tax-Related Investment Restrictions on Certificates

The certificates may not be purchased by persons who are not “U.S. Persons” for U.S. federal income tax purposes.

Employee Benefit Plan Considerations

The notes are generally eligible for purchase by or on behalf of employee benefit plans and other similar retirement plans and arrangements that are subject to ERISA, Section 4975 of the tax code or any similar laws or regulations, and by entities whose underlying assets are considered to include the assets of such plans and arrangements, provided certain conditions are satisfied.

The certificates may also be purchased by or on behalf of such plans, arrangements and entities if certain conditions are satisfied. However, any fiduciary of such a plan, arrangement or entity that is considering an investment in the certificates should consult with counsel concerning the consequences of such a purchase, including the treatment of income in respect of the certificates as unrelated business taxable income to a tax-exempt investor. For more information refer to the sections entitled “Employee Benefit Plan Considerations” in this prospectus supplement and the prospectus.

Ratings of the Securities

It is a condition to the offering of the securities that:

•	the notes of each class be rated in the highest long-term rating category by at least two nationally recognized statistical rating organizations, and

•	the certificates be rated at least in the “A” category, or its equivalent, by at least two nationally recognized statistical rating organizations.

A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that any of these ratings will not be lowered or withdrawn by the related rating agency.

Investor Information—Mailing Address and Telephone Number

The mailing address of the principal executive offices of Chase Bank USA, National Association is 200 White Clay Center Drive, Newark, Delaware 19711. Its telephone number is (302) 575-5000.

Risk Factors

You should consider the following risk factors and the risk factors described on page 5 of the prospectus in deciding whether to purchase any of the securities.

Holders of certificates are subject to greater credit risks because distributions in respect of the certificates are subordinate to payments on the notes.

The certificates bear greater credit risk than the notes because distributions of principal in respect of the certificates are subordinated to the payment of principal of the notes as described in this prospectus supplement and distributions of interest in respect of the certificates are subordinated to payment of interest on the notes and, after the acceleration of the maturity of the notes following an event of default arising from a payment default, no further distributions of principal or interest in respect of the certificates will be made until the notes are paid in full.

The subordination of the certificates means that the holders of the certificates are more likely to suffer the consequences of delinquent payments and defaults on the motor vehicle loans than the holders of the notes.

You may experience prepayments and losses on your securities after an event of default under the indenture.

An event of default under the indenture may result in losses on your notes or certificates if the motor vehicle loans are sold and the sale proceeds, together with any other assets of the trust, are insufficient to pay the amounts owed on the notes and the certificates. In addition, if you receive your principal earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities.

Only the assets of the trust are available to pay your securities.

The trust will not have any source of funds other than the motor vehicle loans and the amount on deposit in the reserve account. You must rely for repayment of your securities on payments on the motor vehicle loans and available amount on deposit in the reserve account. Funds on deposit in the reserve account will be limited in amount. You may suffer a loss if the amount on deposit in the reserve account is exhausted and payments on the motor vehicle loans are insufficient to make payments on the notes and the certificates.

The securities will not be insured or guaranteed by Chase USA or any of its affiliates and are not obligations of or interests in Chase USA or any of its affiliates.

You may experience a greater risk of loss on your securities due to the effect of current military action.

You should consider the possible effects of current military action on the delinquency, default and prepayment experience of the motor vehicle loans. In particular, under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, are entitled, upon appropriate written notice to the creditor, to a reduction in the rate at which interest accrues on their motor vehicle loans to 6% per annum during their period of active service unless a court orders otherwise upon application of the creditor. In addition, the Relief Act requires a creditor seeking to repossess the vehicle of an individual covered by the Relief Act to obtain a court order before it can do so and permits the court to stay the proceeding for as long as the court determines justice and equity require. The U.S. military operations in Afghanistan and Iraq have increased and may in the future increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. There are also similar state laws that may relieve, reduce, adjust or extend the obligations under, or the rights of a creditor with respect to, the motor vehicle loans of members of the military or other forms of governmental service. Because the Relief Act and most similar state laws cover obligors who enter military or other service (including reservists who are called to active duty) after origination of the motor vehicle loan, no information can be provided as to the number of motor vehicle loans transferred to a trust that may be affected thereby. Any resulting shortfalls in interest or principal payments on the motor vehicle loans will reduce the amount available to make payments on the notes and the certificates.

Geographic concentration of motor vehicle loans may result in more risk to you.

If adverse events or economic conditions were particularly severe in a geographic region where there is substantial concentration of obligors, the amount of delinquent payments and defaulted receivables may increase. As a result, the overall timing and amount of collections on the motor vehicle loans may differ from what you expect, and you may experience delays or reductions in payments on your securities.

The following are the approximate percentages of the aggregate principal balance as of the cutoff date of the motor vehicle loans originated by or through a dealer located in the following states:

California	13.29%
New York	8.07%
Texas	7.66%
Ohio	7.64%
Illinois	5.26%

None of the remaining states accounted for more than 5% of the aggregate principal balance of the motor vehicle loans as of the cutoff date.

The absence of an existing market for the securities may limit your ability to resell the securities.

There is currently no existing market for the securities. The underwriters currently intend to make a market in the securities, but none of them is under any obligation to do so. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the life of the securities.

The Trust

General

Chase Auto Owner Trust 2005-A is a statutory trust formed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the closing date, between Chase USA and Wilmington Trust Company, as trustee.

The trust will not engage in any activity other than:

•	acquiring, holding and managing the motor vehicle loans, the other assets of the trust and proceeds of those assets,

•	issuing the notes, the certificates and the Class R certificate,

•	making payments on the notes and distributions on the certificates and the Class R certificate, and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are in any way connected with these activities.

The trust will not acquire any motor vehicle loans or assets other than the property described below and will not have any need for additional capital resources.

The trust will be capitalized by the issuance of the notes, the certificates and the Class R certificate and a cash capital contribution of $5,595,231.08 by the seller which will be deposited by the trust into the reserve account. The certificate balance and the Class R certificate represent the equity in the trust. The trust will issue the Class A-1 notes and the Class R certificate to the seller and the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and certificates to the order of the seller in exchange for the seller’s cash contribution and the seller’s transfer of the motor vehicle loans and related property. The seller is not offering the Class A-1 notes or the Class R certificate for sale by this prospectus supplement.

The trust’s principal offices are in Delaware at the address listed below under “—Trustee.”

Trust Property

The trust property will include a pool of motor vehicle loans and all monies received on the motor vehicle loans on and after the cutoff date. The motor vehicle loans are motor vehicle retail installment sales contracts and purchase money notes and other notes relating to new and used automobiles or light-duty trucks.

The trust property will also include:

•	amounts held from time to time in the reserve account and other accounts maintained for the trust,

•	security interests in the financed vehicles,

•	rights to proceeds from the exercise of the seller’s recourse rights against dealers,

•	rights to proceeds from claims on theft and physical damage insurance policies, including GAP, covering the vehicles financed by the motor vehicle loans or credit life and credit disability insurance policies covering the obligors of the motor vehicle loans,

•	repossessed financed vehicles and

•	any and all proceeds of the above items.

If the protection provided to the noteholders by the subordination of distributions to the certificateholders and to the noteholders and the certificateholders by the overcollateralization and the reserve account is insufficient, the trust will have to look solely to the obligors on the motor vehicle loans and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables in order to repay you. In that event, certain factors, such as the trust’s not having a first priority perfected security interest in some of the financed vehicles, may affect the trust’s ability to realize on the collateral securing the motor vehicle loans, and thus may reduce the proceeds which the trust can distribute to securityholders.

For a more detailed description of the subordination of distributions in respect of the securities, refer to the section of this prospectus supplement entitled “Payments and Distributions.” For a more detailed description of the risks affecting the trust’s ability to realize on the financed vehicles, refer to the section of the prospectus entitled “Material Legal Aspects of the Motor Vehicle Loans.”

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the notes and the certificates had taken place on that date:

Class A-1 Notes	$600,000,000
Class A-2 Notes	540,000,000
Class A-3 Notes	790,000,000
Class A-4 Notes	240,900,000
Certificates	50,360,000
Class R Certificate	79,107,491

Total	$2,300,367,491

The trust will issue the Class A-1 notes and the Class R certificate to the seller. The Class R certificate represents an ownership interest in the trust. It will not accrue interest. Neither the Class A-1 notes nor the Class R certificate are being offered for sale pursuant to this prospectus supplement.

Trustee

Wilmington Trust Company is the trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telephone (302) 651-1000. The seller and its affiliates may maintain normal commercial banking relations with the trustee and its affiliates.

The Motor Vehicle Loans

Eligibility Criteria

The trust will own a pool of motor vehicle loans. The motor vehicle loans are retail installment sales contracts, purchase money notes and other notes secured by new and used automobiles and light-duty trucks. The motor vehicle loans were selected from the retail installment sales contracts, purchase money notes and other notes owned by Chase USA that satisfy certain criteria. All of the motor vehicle loans that the trust will own were originated by Chase USA prior to its merger with Bank One, Delaware, National Association on October 1, 2004.

In addition to the criteria described in the section of the prospectus entitled “The Motor Vehicle Loans—General,” each motor vehicle loan is also required to meet the following criteria:

•	has a remaining maturity, as of the cutoff date, of at least 9 months and not more than 72 months,

•	is secured by a new financed vehicle and has an original maturity of not less than 12 months and not more than 73 months, or is secured by a used financed vehicle and has an original maturity of not less than 12 months and not more than 67 months,

•	is a fully-amortizing fixed rate simple interest contract that provides for level scheduled monthly payments over its remaining term and has an annual contract rate of interest of not more than 18.00% per annum,

•	has a remaining principal balance, as of the cutoff date, of not less than $2,000 and not more than $100,000,

•	has no payment more than 30 days past due as of the cutoff date,

•	is not originated by or through a dealer located in the State of Alabama, Maine or Maryland,

•	unless originated by or through a dealer located in the State of New York, is not a motor vehicle loan subject to a debt cancellation policy issued by Chase USA to the obligor that forgives the principal balance of the motor vehicle loan to the extent that the insurance proceeds in the event of a total loss of the financed vehicle are insufficient to repay the motor vehicle loan in full and

•	is a motor vehicle loan originated by a dealer under a dealer agreement with Chase USA.

Composition of the Motor Vehicle Loans

As of the cutoff date, the motor vehicle loans had an aggregate principal balance of $2,300,367,491.29.

The motor vehicle loans were selected from Chase USA’s portfolio of retail installment sales contracts, purchase money notes and other notes secured by new and used automobile and light-duty trucks that met the above criteria. For administrative reasons, Chase USA selected only from those motor vehicle loans in its portfolio that were posted to its servicing system between April 1, 2004 and June 30, 2004 which were segregated and held for sale by Chase USA.

As of the cutoff date, approximately 80.32% of the aggregate principal balance of the motor vehicle loans were secured by new vehicles and light-duty trucks, and approximately 19.68% were secured by used vehicles and light-duty trucks. All of the motor vehicle loans are prepayable without penalty.

The composition of the motor vehicle loans as of the cutoff date was as follows:

Composition of the Motor Vehicle Loans

	New Financed Vehicles	Used Financed Vehicles	Total
Aggregate Principal Balance	$1,847,692,199.88	$452,675,291.41	$2,300,367,491.29
Number of Motor Vehicle Loans	92,680	32,453	125,133
Average Principal Balance	$19,936.26	$13,948.64	$18,383.38
Average Original Balance	$24,588.87	$17,370.30	$22,716.75
Weighted Average Contract Rate	5.18%	6.11%	5.37%
Contract Rate (Range)	0.00% to 18.00%	2.49% to 18.00%	0.00% to 18.00%
Weighted Average Original Term	62.46 months	58.72 months	61.72 months
Original Term (Range)	24 months to 73 months	24 months to 67 months	24 months to 73 months
Weighted Average Remaining Term	50.33 months	46.66 months	49.61 months
Remaining Term (Range)	10 months to 64 months	10 months to 57 months	10 months to 64 months

The distribution by contract rate of the motor vehicle loans, the geographic distribution of the motor vehicle loans, the distribution by principal balance of the motor vehicle loans and the distribution by remaining term to maturity of the motor vehicle loans, in each case as of the cutoff date, are set forth in the following tables.

Distribution by Contract Rate of the Motor Vehicle Loans

Contract Rate Range	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(1)
0.00% to 0.99%	2	$33,730.29	0.00%
1.00% to 1.99%	0	0.00	0.00
2.00% to 2.99%	715	13,088,738.48	0.57
3.00% to 3.99%	24,919	459,180,269.61	19.96
4.00% to 4.99%	41,231	789,458,570.16	34.32
5.00% to 5.99%	26,063	489,099,404.35	21.26
6.00% to 6.49%	5,973	108,070,596.74	4.70
6.50% to 6.99%	9,635	170,299,019.65	7.40
7.00% to 7.49%	4,085	68,275,988.53	2.97
7.50% to 7.99%	4,148	72,359,893.11	3.15
8.00% to 8.49%	1,642	27,564,739.18	1.20
8.50% to 8.99%	1,832	29,495,817.79	1.28
9.00% to 9.49%	899	13,356,563.34	0.58
9.50% to 9.99%	1,150	17,276,393.92	0.75
10.00% to 10.49%	463	6,783,053.10	0.29
10.50% to 10.99%	489	7,270,093.21	0.32
11.00% to 11.49%	273	3,964,870.77	0.17
11.50% to 11.99%	303	4,652,475.03	0.20
12.00% to 12.49%	261	4,043,345.84	0.18
12.50% to 12.99%	308	5,009,464.37	0.22
13.00% to 13.49%	140	2,112,362.58	0.09
13.50% to 13.99%	142	2,228,935.94	0.10
14.00% to 14.49%	88	1,154,944.29	0.05
14.50% to 14.99%	112	1,686,579.69	0.07
15.00% to 15.49%	74	1,126,755.43	0.05
15.50% to 15.99%	71	1,079,329.45	0.05
16.00% to 16.49%	31	510,008.56	0.02
16.50% to 16.99%	37	493,479.85	0.02
17.00% to 17.49%	23	325,047.53	0.01
17.50% to 17.99%	21	328,688.42	0.01
18.00%	3	38,332.08	0.00

Total:	125,133	$2,300,367,491.29	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Geographic Distribution of the Motor Vehicle Loans(1)

State	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(2)
Alaska	14	$254,920.51	0.01%
Arizona	2,861	57,407,409.69	2.50
Arkansas	882	16,390,161.64	0.71
California	15,107	305,662,652.04	13.29
Colorado	2,174	39,618,350.67	1.72
Connecticut	3,451	59,692,722.86	2.59
Delaware	646	11,826,744.89	0.51
Florida	4,145	81,379,673.57	3.54
Georgia	3,042	62,254,099.14	2.71
Hawaii	189	3,806,600.07	0.17
Idaho	566	10,765,121.67	0.47
Illinois	6,806	120,963,777.23	5.26
Indiana	1,958	35,020,111.35	1.52
Iowa	1,040	16,651,513.50	0.72
Kansas	1,049	18,340,289.67	0.80
Kentucky	1,258	21,532,536.22	0.94
Louisiana	843	16,997,380.32	0.74
Massachusetts	4,911	87,842,411.44	3.82
Michigan	6,269	103,772,740.19	4.51
Minnesota	5,120	88,082,126.30	3.83
Mississippi	46	954,765.39	0.04
Missouri	3,772	63,419,458.45	2.76
Montana	330	5,872,439.28	0.26
Nebraska	193	3,157,708.11	0.14
Nevada	1,327	26,152,927.19	1.14
New Hampshire	1,041	18,144,329.83	0.79
New Jersey	5,759	110,215,376.19	4.79
New Mexico	327	6,012,918.42	0.26
New York	10,399	185,530,361.40	8.07
North Carolina	1,679	36,309,754.55	1.58
North Dakota	41	652,549.12	0.03
Ohio	10,459	175,641,720.64	7.64
Oklahoma	1,165	23,282,975.67	1.01
Oregon	1,309	22,203,271.15	0.97
Pennsylvania	6,289	107,827,597.78	4.69
Rhode Island	93	2,531,644.90	0.11
South Carolina	452	8,357,144.32	0.36
South Dakota	194	3,281,055.85	0.14
Tennessee	491	10,495,328.45	0.46
Texas	8,700	176,321,371.66	7.66
Utah	921	16,365,304.47	0.71
Vermont	498	8,793,726.46	0.38
Virginia	2,135	42,106,450.63	1.83
Washington	1,578	29,394,860.61	1.28
West Virginia	253	4,090,351.37	0.18
Wisconsin	3,246	52,946,875.49	2.30
Wyoming	105	2,043,880.94	0.09

Total	125,133	$2,300,367,491.29	100.00%

(1)	Based on the location of the dealer originating the motor vehicle loan.
(2)	Percentages may not add to 100.00% due to rounding.

Distribution by Principal Balance of the Motor Vehicle Loans

Principal Balance ($)	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(1)
0.01 to 5,000.00	1,263	$5,045,632.53	0.22%
5,000.01 to 10,000.00	16,600	133,291,574.17	5.79
10,000.01 to 15,000.00	32,668	410,829,947.57	17.86
15,000.01 to 20,000.00	31,369	544,545,029.77	23.67
20,000.01 to 25,000.00	20,671	460,728,678.53	20.03
25,000.01 to 30,000.00	11,270	306,971,710.92	13.34
30,000.01 to 35,000.00	5,547	178,539,668.87	7.76
35,000.01 to 40,000.00	2,430	90,377,459.56	3.93
40,000.01 to 45,000.00	1,250	52,878,949.71	2.30
45,000.01 to 50,000.00	700	33,065,530.70	1.44
50,000.01 to 55,000.00	425	22,233,066.90	0.97
55,000.01 to 60,000.00	320	18,357,908.80	0.80
60,000.01 to 65,000.00	228	14,240,572.93	0.62
65,000.01 to 70,000.00	135	9,084,473.21	0.39
70,000.01 to 75,000.00	103	7,430,958.58	0.32
75,000.01 to 80,000.00	62	4,780,434.76	0.21
80,000.01 to 85,000.00	41	3,391,000.29	0.15
85,000.01 to 90,000.00	27	2,351,082.87	0.10
90,000.01 to 95,000.00	21	1,937,206.73	0.08
95,000.01 to 100,000.00	3	286,603.89	0.01

Total:	125,133	$2,300,367,491.29	100.00%

Distribution by Remaining Term to Maturity of the Motor Vehicle Loans

Remaining Term to Maturity (in months)	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(1)
1 to 12	386	$3,083,216.66	0.13%
13 to 24	3,624	39,961,466.61	1.74
25 to 36	8,500	111,732,257.54	4.86
37 to 48	55,765	987,841,241.45	42.94
49 to 60	51,195	1,026,305,764.75	44.61
61 to 72	5,663	131,443,544.28	5.71

Total:	125,133	$2,300,367,491.29	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Delinquency and Loan Loss Information

The following tables set forth information with respect to delinquencies, loan losses and recoveries for the Chase Auto Portfolio as of the dates and for the periods indicated. The portions of the Chase Auto Portfolio that provide for payments based upon a variable rate of interest or that provide for a final scheduled payment that is greater than each scheduled monthly payment are included in the following tables, but the motor vehicle loans held by the trust will not include those types of loans. We do not maintain separate records that distinguish among the delinquency and loan loss experience for fixed rate motor vehicle loans (such as the motor vehicle loans included in the trust) and variable rate motor vehicle loans nor do we maintain records of the delinquency and loan loss experience that excludes motor vehicle loans with larger final scheduled payments. We believe that the delinquency and loan loss experience with respect to the types of motor vehicle loans included in the trust is not materially different from the performance of the Chase Auto Portfolio set forth below. The Chase Auto Portfolio does not include motor vehicle loans originated by Bank One, National Association or any of its affiliates prior to the Merger Date or any motor vehicle loans originated by affiliates of Chase USA after the Merger Date using the origination standards of Bank One, National Association. Accordingly, the following information with respect to the Chase Auto Portfolio does not include the performance of any motor vehicle loans originated by Bank One, National Association or any of its affiliates prior to the Merger Date or any motor vehicle loans originated by affiliates of Chase USA after the Merger Date using the origination standards of Bank One, National Association.

The data presented in the following tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss experience of the motor vehicle loans included in the trust will be similar to the delinquency and loan loss levels set forth below.

Delinquency Experience

	As of March 31,
	2005		2004
	Dollars (000’s)	Number of Loans(5)	Dollars (000’s)	Number of Loans(5)
Outstanding Principal Amount	$38,934,619	2,700,295	$38,633,592	2,529,964
Delinquencies(1)(2)
30-59 Days	$285,496	20,440	$292,336	19,925
60-89 Days	59,979	5,770	66,798	6,233
90 Days or More	33,416	4,507	29,918	3,447

Total Delinquencies	$378,891	30,717	$389,052	29,605
Repossession Inventory	39,785	2,352	34,436	2,211
Total Delinquencies & Repossession Inventory	$418,676	33,069	$423,488	31,816

Delinquencies(1)(2)(3)
30-59	0.73%		0.76%
60-89	0.15%		0.17%
90 Days or More	0.09%		0.08%

Total Delinquencies(3)(4)	0.97%		1.01%
Repossession Inventory(3)	0.10%		0.09%

Total Delinquencies & Repossession Inventory(3)(4)	1.08%		1.10%

	As of December 31,
	2004		2003
	Dollars (000’s)	Number of Loans(5)	Dollars (000’s)	Number of Loans(5)
Outstanding Principal Amount	$38,928,111	2,622,165	$36,963,554	2,434,978
Delinquencies(1)(2)
30-59 Days	$340,803	23,778	$370,450	23,974
60-89 Days	87,220	7,369	98,120	8,035
90 Days or More	41,265	4,772	38,826	3,852

Total Delinquencies	$469,288	35,919	$507,396	35,861
Repossession Inventory	37,528	2,346	40,512	2,718
Total Delinquencies & Repossession Inventory	$506,816	38,265	$547,908	38,579

Delinquencies(1)(2)(3)
30-59	0.88%		1.00%
60-89	0.22%		0.27%
90 Days or More	0.11%		0.11%

Total Delinquencies(3)(4)	1.21%		1.37%
Repossession Inventory(3)	0.10%		0.11%

Total Delinquencies & Repossession Inventory(3)(4)	1.30%		1.48%

	As of December 31,
	2002		2001		2000
	Dollars (000’s)	Number of Loans(5)	Dollars (000’s)	Number of Loans(5)	Dollars (000’s)	Number of Loans(5)
Outstanding Principal Amount	$29,495,746	2,010,249	$21,714,246	1,594,239	$16,304,564	1,289,541
Delinquencies(1)(2)
30-59 Days	$303,180	22,265	$291,015	22,079	$241,230	21,844
60-89 Days	91,864	7,695	87,256	7,758	67,073	6,627
90 Days or More	42,527	3,713	50,033	4,543	27,236	3,021

Total Delinquencies	$437,571	33,673	$428,304	34,380	$335,539	31,492
Repossession Inventory	30,937	2,021	35,005	2,408	26,099	1,783
Total Delinquencies & Repossession Inventory	$468,508	35,694	$463,309	36,788	$361,638	33,275

Delinquencies(1)(2)(3)
30-59 Days	1.03%		1.34%		1.48%
60-89 Days	0.31%		0.40%		0.41%
90 Days or More	0.14%		0.23%		0.17%

Total Delinquencies(3)(4)	1.48%		1.97%		2.06%
Repossession Inventory(3)	0.10%		0.16%		0.16%

Total Delinquencies & Repossession Inventory(3)(4)	1.59%		2.13%		2.22%

(1)	Delinquencies include principal amounts and interest.
(2)	The period of delinquency is based on the number of days payments are contractually past due.
(3)	As a percent of outstanding principal in dollars.
(4)	Percentages representing Total Delinquencies and Total Delinquencies & Repossession Inventory may not equal the sum of their components due to rounding.
(5)	Number of delinquent loans is the average number of loans delinquent for the month preceding the date set forth above.

Loan Loss Experience (Dollars in 000’s)

	Three Months Ended March 31(7),
	2005	2004
Number of Loans(1)	2,700,295	2,529,964
Period End Outstanding Principal Amount	$38,934,619	$38,633,592
Average Outstanding Principal Amount(2)	$39,357,436	$37,731,355
Number of Repossessions(3)	4,515	4,399
Number of Gross Charge-Offs	6,744	7,428
Gross Charge-Offs(4)	$48,595	$46,333
Gross Charge-Offs as a % of Period End Outstanding Principal Amount(4)	0.12%	0.12%
Gross Charge-Offs as a % of Average End Outstanding Principal Amount(4)	0.12%	0.12%
Recoveries(5)	$(15,440)	$(13,907)
Net Charge-Offs(6)	$33,155	$32,426
Net Charge-Offs as a % of Period End Outstanding Principal Amount(6)	0.34%	0.34%
Net Charge-Offs as a % of Average Outstanding Principal Amount(6)	0.34%	0.34%

(1)	Number of loans as of period end.
(2)	The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.
(3)	The number of repossessions excludes loans that have been subsequently reinstated.
(4)	Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles.
(5)	Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles.
(6)	Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of its components due to rounding.
(7)	Percentages for the three-month periods ended March 31, 2005 and March 31, 2004 are annualized.

Loan Loss Experience

(Dollars in 000’s)

	Year Ended December 31,
	2004	2003	2002	2001	2000(7)
Number of Loans(1)	2,622,165	2,434,978	2,010,249	1,594,239	1,289,541
Period End Outstanding Principal Amount	$38,928,111	$36,963,554	$29,495,746	$21,714,246	$16,304,564
Average Outstanding Principal Amount(2)	$38,641,654	$34,223,940	$24,990,004	$18,673,313	$14,865,555
Number of Repossessions(3)	16,861	17,121	15,287	12,615	10,067
Number of Gross Charge-Offs	25,698	26,622	26,829	20,727	15,439
Gross Charge-Offs(4)	$176,250	$196,112	$182,179	$137,710	$111,094
Gross Charge-Offs as a % of Period End Outstanding Principal Amount(4)	0.45%	0.53%	0.62%	0.63%	0.68%
Gross Charge-Offs as a % of Average End Outstanding Principal Amount(4)	0.46%	0.57%	0.73%	0.74%	0.75%
Recoveries(5)	$(45,590)	$(49,382)	$(44,139)	$(30,149)	$(18,827)
Net Charge-Offs(6)	$130,660	$146,730	$138,040	$107,561	$92,267
Net Charge-Offs as a % of Period End Outstanding Principal Amount(6)	0.34%	0.40%	0.47%	0.50%	0.57%
Net Charge-Offs as a % of Average Outstanding Principal Amount(6)	0.34%	0.43%	0.55%	0.58%	0.62%

(1)	Number of loans as of period end.
(2)	The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.
(3)	The number of repossessions excludes loans that have been subsequently reinstated.
(4)	Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles.
(5)	Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles.
(6)	Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of its components due to rounding.
(7)	Included in the Year Ended December 31, 2000, was $22,273 thousand of net charge-offs relating to the revised Federal Financial Institutions Examinations Council policy, which was required to be adopted by Chase USA by the end of the fourth quarter of 2000 and which established uniform guidelines for the charge-off of consumer loans to delinquent, bankrupt, deceased and fraudulent borrowers.

Chase USA

Information regarding Chase USA is set forth in the section of the prospectus entitled “Chase USA.” At March 31, 2005, Chase USA’s total assets were approximately $88.5 billion, total liabilities were approximately $65.7 billion and total stockholder’s equity was approximately $22.8 billion.

Use of Proceeds

The seller will use the proceeds from the sale of the securities, after capitalizing the trust by making the initial deposit into the reserve account and paying expenses, for general purposes.

Weighted Average Life of the Securities

Maturity and Prepayment Considerations

Additional information regarding maturity and prepayment considerations with respect to the securities is provided in the section of the prospectus entitled “Weighted Average Life of the Securities.”

The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal of the motor vehicle loans. A higher than anticipated rate of prepayments will reduce the outstanding amounts of the securities faster than expected and reduce the anticipated aggregate interest payments on the securities. Noteholders and certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of motor vehicle loans as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Noteholders and certificateholders should consider:

•	in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield and

•	in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield.

We cannot assure you that your securities will be repaid on the related final scheduled payment date. We expect that final payment of the notes and the final distribution in respect of the certificates will occur on or prior to the respective final scheduled payment date for such securities. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the certificates on or prior to the respective final scheduled payment date for such securities. If sufficient funds are not available, final payment of the notes and the final distribution in respect of the certificates could occur later than such dates.

Obligors with higher contract rate motor vehicle loans may prepay at a faster rate than obligors with lower contract rate motor vehicle loans. Higher rates of prepayment of motor vehicle loans with higher contract rates may result in the trust holding motor vehicle loans that will generate insufficient collections to cover delinquencies or charge-offs on the motor vehicle loans or to make current payments of interest on or principal of the notes and certificates. Similarly, higher rates of prepayments of motor vehicle loans with higher contract rates will decrease the amounts available to be deposited in the reserve fund, reducing the protection against losses and shortfalls afforded thereby to the notes and certificates.

Illustration of Effect of Prepayments of Motor Vehicle Loans on the Life of the Securities

The following information is given solely to illustrate the effect of prepayments of the motor vehicle loans on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the motor vehicle loans.

Prepayments on motor vehicle loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (ABS), represents an assumed rate of prepayments each month relative to the original number of motor vehicle loans in a pool of receivables. ABS further assumes that all the motor vehicle loans are the same size and amortize at the same rate and that each motor vehicle loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of motor vehicle loans originally containing 10,000 motor vehicle loans, a 1% ABS rate means that 100 motor vehicle loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayments of any pool of motor vehicle loans, including the motor vehicle loans held by the trust.

The tables (the ABS Tables) captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” and “Percent of Initial Certificate Balance at Various ABS Percentages,” respectively, have been prepared on the basis of the characteristics of the motor vehicle loans held by the trust. The ABS Tables assume that:

•	the motor vehicle loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•	each scheduled monthly payment on the motor vehicle loans is scheduled to be made and is made on the last day of each month and each month has 30 days,

•	payment on the notes and distributions on the certificates are made on each payment date (and each payment date is assumed to be the 15th day of the applicable month),

•	interest accrues on the Class A-1 notes at 3.49%, on the Class A-2 notes at 3.69%, on the Class A-3 notes at 3.83%, on the Class A-4 notes at 3.95% and on the certificates at 4.05%,

•	no event of default occurs,

•	the hypothetical pools each have a cut-off date of May 26, 2005,

•	the notes and certificates are issued on June 14, 2005, and

•	the servicer does not exercise its option to purchase the motor vehicle loans.

The ABS Tables set forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages and indicate the projected weighted average life of each class of notes and the certificates at each such ABS percentage.

The ABS Tables also assume that the motor vehicle loans have been aggregated into hypothetical pools with all of the motor vehicle loans within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the pool’s aggregate principal balance, weighted average contract rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	Contract Rate	Original Term To Maturity (In Months)	Remaining Term To Maturity (In Months)	Next Payment Date
1	$2,384,614.15	4.956%	24	11	June 2005
2	$30,311,704.49	4.811%	35	23	June 2005
3	$88,795,876.77	5.190%	46	34	June 2005
4	$771,969,784.74	5.120%	59	47	June 2005
5	$858,533,163.90	5.501%	65	53	June 2005
6	$118,180,620.81	6.408%	72	61	June 2005
7	$698,602.51	4.934%	24	11	May 2005
8	$9,649,762.12	4.719%	36	23	May 2005
9	$22,936,380.77	5.104%	47	34	May 2005
10	$215,871,456.71	5.088%	60	47	May 2005
11	$167,772,600.85	5.590%	67	54	May 2005
12	$13,262,923.47	6.540%	72	61	May 2005

The actual characteristics and performance of the motor vehicle loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the motor vehicle loans will prepay at a constant level of ABS until maturity or that all of the motor vehicle loans will prepay at the same level of ABS. Moreover, the diverse terms of motor vehicle loans within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the motor vehicle loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the motor vehicle loans, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes and the certificates.

Percent of Initial Note Principal Amount at Various ABS Percentages

		Class A-1 Notes						Class A-2 Notes
	Assumed ABS Percentage						Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	88.65	85.95	84.15	82.86	81.48	79.26	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	79.30	74.44	71.18	68.84	66.37	62.35	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	70.01	63.06	58.41	55.07	51.54	45.80	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	60.76	51.82	45.90	41.70	37.23	29.99	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	52.12	41.48	34.35	29.25	23.83	15.05	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	43.73	31.30	22.98	17.02	10.70	0.45	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2006	35.38	21.25	11.80	5.03	0.00	0.00	100.00	100.00	100.00	100.00	97.60	84.66
February 15, 2006	27.07	11.33	0.80	0.00	0.00	0.00	100.00	100.00	100.00	92.51	83.62	69.22
March 15, 2006	18.79	1.54	0.00	0.00	0.00	0.00	100.00	100.00	88.89	79.70	69.95	54.16
April 15, 2006	10.56	0.00	0.00	0.00	0.00	0.00	100.00	90.98	77.09	67.15	56.59	39.49
May 15, 2006	2.37	0.00	0.00	0.00	0.00	0.00	100.00	80.40	65.52	54.86	43.55	25.23
June 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	93.62	70.00	54.19	42.87	30.86	11.39
July 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	84.66	59.75	43.08	31.14	18.47	0.00
August 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	75.74	49.64	32.18	19.68	6.41	0.00
September 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	66.86	39.68	21.50	8.48	0.00	0.00
October 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	58.03	29.88	11.04	0.00	0.00	0.00
November 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	49.24	20.22	0.80	0.00	0.00	0.00
December 15, 2006	0.00	0.00	0.00	0.00	0.00	0.00	40.51	10.71	0.00	0.00	0.00	0.00
January 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	31.81	1.36	0.00	0.00	0.00	0.00
February 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	23.17	0.00	0.00	0.00	0.00	0.00
March 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	14.57	0.00	0.00	0.00	0.00	0.00
April 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	6.03	0.00	0.00	0.00	0.00	0.00
May 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)(1)	0.49	0.40	0.36	0.34	0.31	0.28	1.46	1.21	1.08	1.00	0.93	0.82

(1)	The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the motor vehicle loans which will differ from the actual characteristics and performance of the motor vehicle loans) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

		Class A-3 Notes						Class A-4 Notes
	Assumed ABS Percentage						Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2006	100.00	100.00	100.00	100.00	100.00	98.60	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2006	100.00	100.00	100.00	100.00	100.00	89.69	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2006	100.00	100.00	100.00	100.00	96.35	81.05	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2006	100.00	100.00	100.00	98.33	88.54	72.95	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2006	100.00	100.00	100.00	91.04	80.95	65.33	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2006	100.00	100.00	93.70	83.94	73.80	57.97	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2007	100.00	100.00	87.00	77.05	67.06	50.87	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2007	100.00	94.64	80.46	70.70	60.53	44.05	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2007	100.00	88.46	74.26	64.53	54.21	37.50	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2007	100.00	82.38	68.37	58.54	48.11	31.21	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2007	98.36	76.50	62.67	52.77	42.25	25.23	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2007	92.78	71.13	57.22	47.26	36.69	19.57	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2007	87.23	65.85	51.91	41.93	31.34	14.18	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2007	81.71	60.66	46.74	36.78	26.20	9.07	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2007	76.30	55.58	41.73	31.80	21.28	4.22	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2007	71.16	50.60	36.86	27.01	16.57	0.00	100.00	100.00	100.00	100.00	100.00	98.84
November 15, 2007	66.04	45.73	32.13	22.40	12.08	0.00	100.00	100.00	100.00	100.00	100.00	84.75
December 15, 2007	60.96	40.95	27.56	17.97	7.80	0.00	100.00	100.00	100.00	100.00	100.00	71.13
January 15, 2008	55.92	36.28	23.14	13.73	3.75	0.00	100.00	100.00	100.00	100.00	100.00	57.86
February 15, 2008	50.90	31.71	18.87	9.67	0.00	0.00	100.00	100.00	100.00	100.00	99.74	45.59
March 15, 2008	45.92	27.24	14.75	5.80	0.00	0.00	100.00	100.00	100.00	100.00	87.91	34.31
April 15, 2008	41.04	22.93	10.82	2.15	0.00	0.00	100.00	100.00	100.00	100.00	76.88	24.06
May 15, 2008	36.46	18.92	7.20	0.00	0.00	0.00	100.00	100.00	100.00	96.06	66.05	14.90
June 15, 2008	31.91	15.01	3.71	0.00	0.00	0.00	100.00	100.00	100.00	85.66	55.96	6.69
July 15, 2008	27.39	11.20	0.38	0.00	0.00	0.00	100.00	100.00	100.00	75.76	46.62	0.53
August 15, 2008	22.90	7.49	0.00	0.00	0.00	0.00	100.00	100.00	90.79	65.77	38.04	0.00
September 15, 2008	18.44	3.88	0.00	0.00	0.00	0.00	100.00	100.00	80.81	56.43	30.22	0.00
October 15, 2008	14.02	0.38	0.00	0.00	0.00	0.00	100.00	100.00	70.87	47.72	23.17	0.00
November 15, 2008	9.63	0.00	0.00	0.00	0.00	0.00	100.00	90.06	61.14	39.66	16.89	0.00
December 15, 2008	5.27	0.00	0.00	0.00	0.00	0.00	100.00	79.23	51.93	32.26	11.39	0.00
January 15, 2009	0.94	0.00	0.00	0.00	0.00	0.00	100.00	68.08	43.27	25.51	6.68	0.00

		Class A-3 Notes						Class A-4 Notes
	Assumed ABS Percentage						Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
February 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	89.00	57.11	35.14	19.42	2.75	0.00
March 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	74.88	46.51	27.56	14.00	0.00	0.00
April 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	59.89	36.29	20.52	9.24	0.00	0.00
May 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	46.59	27.39	14.56	5.39	0.00	0.00
June 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	39.02	22.25	11.06	3.05	0.00	0.00
July 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	31.49	17.30	7.83	1.06	0.00	0.00
August 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	24.04	12.55	4.89	0.00	0.00	0.00
September 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	16.64	8.00	2.24	0.00	0.00	0.00
October 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	9.32	3.65	0.00	0.00	0.00	0.00
November 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	2.06	0.00	0.00	0.00	0.00	0.00
December 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00	1.31	0.00	0.00	0.00	0.00	0.00
January 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.57	0.00	0.00	0.00	0.00	0.00
February 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)(1)	2.75	2.43	2.20	2.05	1.89	1.67	4.00	3.81	3.60	3.40	3.14	2.70
Weighted Average Life to 10% Repurchase Option (years)(2)	—	—	—	—	—	—	3.67	3.49	3.25	3.00	2.83	2.42
Optional Repurchase Date	—	—	—	—	—	—	2/09	12/08	9/08	6/08	4/08	11/07

(1)	The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.
(2)	This calculation assumes the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the motor vehicle loans which will differ from the actual characteristics and performance of the motor vehicle loans) and should be read in conjunction therewith.

Percent of Initial Certificate Balance at Various ABS Percentages

			Certificates
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2005	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2006	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2006	100.00	100.00	100.00	100.00	100.00	95.83
November 15, 2006	100.00	100.00	100.00	100.00	100.00	88.72
December 15, 2006	100.00	100.00	100.00	100.00	96.62	81.85
January 15, 2007	100.00	100.00	100.00	99.65	90.33	73.70
February 15, 2007	100.00	100.00	100.00	93.73	84.24	65.02
March 15, 2007	100.00	100.00	97.04	87.97	77.95	56.69
April 15, 2007	100.00	100.00	91.56	82.39	70.19	48.70
May 15, 2007	100.00	99.14	86.24	76.11	62.74	41.08
June 15, 2007	100.00	94.12	81.15	69.11	55.67	33.89
July 15, 2007	100.00	89.20	75.02	62.33	48.86	27.04
August 15, 2007	100.00	84.37	68.45	55.77	42.32	20.53
September 15, 2007	98.95	79.63	62.07	49.45	36.06	14.37
October 15, 2007	94.15	73.36	55.87	43.35	30.07	8.55
November 15, 2007	89.38	67.16	49.87	37.49	24.36	3.08
December 15, 2007	84.65	61.08	44.05	31.86	18.92	0.00
January 15, 2008	79.94	55.14	38.43	26.46	13.77	0.00
February 15, 2008	73.74	49.32	32.99	21.30	8.90	0.00
March 15, 2008	67.40	43.64	27.75	16.38	4.31	0.00
April 15, 2008	61.19	38.16	22.76	11.73	0.03	0.00
May 15, 2008	55.37	33.07	18.15	7.47	0.00	0.00
June 15, 2008	49.58	28.09	13.72	3.44	0.00	0.00
July 15, 2008	43.83	23.25	9.48	0.00	0.00	0.00
August 15, 2008	38.12	18.53	5.42	0.00	0.00	0.00
September 15, 2008	32.45	13.94	1.55	0.00	0.00	0.00
October 15, 2008	26.83	9.47	0.00	0.00	0.00	0.00
November 15, 2008	21.24	5.14	0.00	0.00	0.00	0.00
December 15, 2008	15.70	0.94	0.00	0.00	0.00	0.00
January 15, 2009	10.19	0.00	0.00	0.00	0.00	0.00
February 15, 2009	4.73	0.00	0.00	0.00	0.00	0.00
March 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2009	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)(1)	3.04	2.73	2.49	2.32	2.14	1.89
Weighted Average Life to 10% Repurchase Option (years)(2)	3.04	2.72	2.49	2.31	2.14	1.88
Optional Repurchase Date	2/09	12/08	9/08	6/08	4/08	11/07

(1)	The weighted average life of a certificate is determined by (i) multiplying the amount of each principal payment of such certificate by the number of years from the date of the issuance of such certificate to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such certificate.
(2)	This calculation assumes the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the motor vehicle loans which will differ from the actual characteristics and performance of the motor vehicle loans) and should be read in conjunction therewith.

The Notes

General

The trust will issue the notes under an indenture between the trust and Wells Fargo Bank, National Association, as indenture trustee. The corporate trust offices of the indenture trustee are located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479-0070, telephone (612) 667-8058. Chase USA and its affiliates may have normal banking relationships with the indenture trustee and its affiliates.

We will file a copy of the indenture in its execution form with the SEC after the trust issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture in the sections of the prospectus entitled “Certain Information Regarding the Securities” and “The Indenture.” We refer you to those sections.

Payments of Interest

Interest on the principal balances of each class of notes will accrue at the related per annum interest rate shown on the cover page of this prospectus supplement and will be payable to the noteholders monthly on each payment date, commencing July 15, 2005.

Calculation of Interest Payable.  Interest on the outstanding principal amount of each class of notes will accrue from and including the 15th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the 15th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

Interest on Unpaid Interest.  Interest on any note that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

Priority of Interest Payments.  Interest payments on all classes of notes will have the same priority. If on any payment date the trust has insufficient funds to make a full payment of interest on the notes, the trust will apply the funds available to pay interest on the notes ratably, based upon the aggregate amount of interest payable on each class of notes.

Funds Available to Pay Interest.  The trust will pay interest on the notes on each payment date from collections on the motor vehicle loans received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee and the administration fee.

For a more detailed description of the priority of interest payments on the notes, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

Payments of Principal

Calculation of Principal Payable.  The trust will pay the principal of the notes on each payment date in an amount generally equal to the lesser of the amount available to pay the principal of the notes and the Noteholders’ Principal Distribution Amount for that payment date.

The Noteholders’ Principal Distribution Amount for each payment date will generally equal the lesser of the Target Principal Distribution Amount for that payment date and the amount by which the outstanding principal balance of the notes on the prior payment date exceeds the lesser of:

•	the sum of 92.50% of the Adjusted Pool Balance for that payment date and the Specified Reserve Account Balance on that payment date

and

•	the Adjusted Pool Balance for that payment date less the Target Overcollateralization Amount for that payment date.

The trust will pay the Noteholders’ Principal Distribution Amount for each payment date from the collections on the motor vehicle loans received during the prior calendar month and the amount, if any, withdrawn from the reserve account and deposited in the Principal Distribution Subaccount in accordance with the priorities described in “Payments and Distributions” in this prospectus supplement.

The precise definition of Noteholders’ Principal Distribution Amount is set forth in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition.

The amount of the principal of the notes payable on the final scheduled payment date for any class of notes will equal the amount needed to repay the principal amount of that class of notes in full.

Priority of Principal Payments Prior to Acceleration of the Notes.  The trust will pay the principal of the notes on each payment date in the following order of priority:

•	the Class A-1 notes until they are paid in full,

•	the Class A-2 notes until they are paid in full,

•	the Class A-3 notes until they are paid in full and

•	the Class A-4 notes until they are paid in full.

Priority of Principal Payments After Acceleration of the Notes.  After an acceleration of the maturity of the notes following an event of default, the trust will pay the principal of each class of notes ratably, based upon the outstanding principal amount of each such class of notes.

For a more detailed description of the priority of principal payments on the notes, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

The trust’s failure to pay principal of the notes of any class on any payment date will not be an event of default until the final scheduled payment date for that class of notes.

Notes Might Not Be Paid in Full on Their Final Scheduled Payment Dates.  The principal amount of any class of notes if not previously paid will be due on the final scheduled payment date relating to that class shown on the cover page of this prospectus supplement. The actual date on which the outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled payment date for that class of notes based on a variety of factors, including those described in the sections of this prospectus supplement and the prospectus entitled “Weighted Average Life of the Securities.”

Prepayment

The servicer may purchase the motor vehicle loans on any payment date after the Class A-1 notes, the Class A-2 notes and the Class A-3 notes have been paid in full on which the aggregate principal balance of the motor vehicle loans has declined to 10% or less of the aggregate principal balance of the motor vehicle loans as of the cutoff date. If the servicer purchases the motor vehicle loans, the trust will prepay the Class A-4 notes in full.

For a more detailed description of the right of the servicer to purchase the motor vehicle loans, refer to the section of the prospectus entitled “Transfer and Servicing Agreements—Termination.”

The Certificates

General

The trust will issue the certificates under the trust agreement. We will file a copy of the trust agreement with the SEC after the trust issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the trust agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given trust and the related trust agreement in the sections of the prospectus entitled “Certain Information Regarding the Securities” and “Transfer and Servicing Agreements.” We refer you to those sections.

Distributions of Interest

On each payment date, commencing on July 15, 2005, the certificateholders will be entitled to receive the amount of interest that accrues on the Certificate Balance at the pass-through rate shown on the cover page of this prospectus supplement.

Calculation of Interest Accrual.  Interest in respect of the certificates will accrue from and including the 15th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the 15th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

Interest on Unpaid Interest.  Interest in respect of any certificate that is not distributed on a payment date will be due on the next payment date, together with interest on that amount at the pass-through rate, to the extent lawful.

Funds Available for Interest Distributions; Subordination.  The trust will make interest distributions in respect of the certificates on each payment date from collections on the motor vehicle loans received during the prior calendar month and amounts withdrawn from the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee, the administration fee and interest on the notes and to the deposit of the First Priority Principal Distribution Amount in the Principal Distribution Subaccount. If the maturity of the notes has been accelerated following an event of default resulting from a payment default, the trust will not make any distributions in respect of interest on the certificates until after the notes have been paid in full.

For a more detailed description of the priority of interest distributions in respect of the certificates, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

Distributions of Principal

Calculation of Principal Distributable.  On each payment date, the trust will distribute principal in respect of the certificates in an amount equal to the lesser of the amount available to the trust to make distributions of principal in respect of the certificates and the Certificateholders’ Principal Distribution Amount for that payment date.

The Certificateholders’ Principal Distribution Amount for each payment date will generally equal the excess, if any, of:

•	the Target Principal Distribution Amount for that payment date over

•	the Noteholders’ Principal Distribution Amount for that payment date.

The Noteholders’ Principal Distribution Amount will equal the Target Principal Distribution Amount and no principal will be distributable in respect of the certificates until the first payment date on which the sum of the Specified Reserve Account Balance on that payment date and the amount by which the Adjusted Pool Balance for that payment date exceeds the outstanding principal balance of the notes on the prior payment date is at least equal to 7.50% of the Adjusted Pool Balance for that payment date.

In addition, the amount of principal distributable in respect of the certificates on the final scheduled payment date for the certificates is expected to equal the amount needed to reduce the Certificate Balance to zero.

The precise definition of Certificateholders’ Principal Distribution Amount is set forth in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition.

The trust will distribute the Certificateholders’ Principal Distribution Amount for each payment date from the portion of the collections on the motor vehicle loans received during the prior calendar month and the amount, if any, withdrawn from the reserve account deposited in the Principal Distribution Subaccount, after payment of the Noteholders’ Principal Distribution Amount for that payment date in accordance with the priorities described in “Payments and Distributions” in this prospectus supplement. If the maturity of the notes has been accelerated following an event of default arising from a payment default, the trust will not make any distributions of principal in respect of the certificates until after the notes have been paid in full.

For a more detailed description of the priority of principal distributions in respect of the certificates, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

Certificate Balance Might Not Be Reduced to Zero on its Final Scheduled Payment Date.  The trust is required to reduce the Certificate Balance to zero on the final scheduled payment date of the certificates shown on the cover page of this prospectus supplement. The actual date on which the Certificate Balance is reduced to zero may be earlier or later than the final scheduled payment date for the certificates based on a variety of factors, including those described in the sections of this prospectus supplement and the prospectus entitled “Weighted Average Life of the Securities.”

Prepayment

The servicer may purchase the motor vehicle loans on any payment date after the Class A-1 notes, the Class A-2 notes and the Class A-3 notes have been paid in full on which the aggregate principal balance of the motor vehicle loans has declined to 10% or less of the aggregate principal balance of the motor vehicle loans as of the cutoff date. If the servicer purchases the motor vehicle loans, the trust will distribute to certificateholders an amount equal to the Certificate Balance together with accrued and unpaid interest at the pass-through rate.

For a more detailed description of the right of the servicer to purchase the motor vehicle loans, refer to the section of the prospectus entitled “Transfer and Servicing Agreements—Termination.”

Restrictions on Foreign Ownership

Purchasers of certificates and their assignees will be deemed to represent that the beneficial owners of such certificates are not Foreign Investors.

For a more detailed description of the restrictions on foreign ownership of the certificates, refer to the section of this prospectus supplement entitled “Material Federal Income Tax Consequences.”

Payments and Distributions

Source of Funds

The funds available to the trust to pay expenses and make payments on the securities on each payment date will equal the sum of the Available Amount for that payment date and any funds withdrawn from the reserve account for that payment date.

The Available Amount for each payment date will generally consist of the following:

•	collections received on the motor vehicle loans during the prior calendar month, including net recoveries on motor vehicle loans that were charged off as losses in prior months and

•	proceeds of repurchases of motor vehicle loans by the seller or purchases of motor vehicle loans by the servicer.

The precise definition of Available Amount is set forth in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition.

In general, the servicer will be permitted to retain collections on the motor vehicle loans until the business day prior to each payment date. On that business day, the servicer will cause all collections on the motor vehicle loans and other amounts constituting the Available Amount for the payment date to be deposited in the collection account, together with any funds required to be withdrawn by the indenture trustee from the reserve account for the payment date. For a description of the circumstances under which the servicer would be required to deposit collections on the motor vehicle loans within 48 hours of receipt, refer to the section of the prospectus entitled “Transfer and Servicing Agreements—Servicing—Collections.”

Priority of Payments and Distributions

Prior to Acceleration of the Notes following a Payment Default.  On each such payment date, the trust will apply the Available Amount and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

•	to the servicer, the servicing fee for the prior month and all unpaid servicing fees for prior months,

•	to the administrator, the administration fee for the prior month and all unpaid administration fees for prior months,

•	ratably to the holders of each class of notes, interest due on all the notes on that payment date,

•	to the Principal Distribution Subaccount, the First Priority Principal Distribution Amount,

•	to the holders of the certificates, interest distributable in respect of the certificates on that payment date,

•	to the Principal Distribution Subaccount, the Second Priority Principal Distribution Amount,

•	to the reserve account, the amount needed to bring the amount on deposit in the reserve account up to the Specified Reserve Account Balance,

•	to the Principal Distribution Subaccount, the Regular Principal Distribution Amount, and

•	to the holder of the Class R certificate, any remaining portion of the Available Amount.

After Acceleration of the Notes Following a Payment Default.  On each payment date after the maturity of the notes has been accelerated following an event of default resulting from a payment default, the trust will apply the Available Amount and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

•	to the servicer, the servicing fee for the prior month and all unpaid servicing fees for other prior months,

•	to the administrator, the administration fee for the prior month and all unpaid administration fees for other prior months,

•	ratably to the holders of each class of notes, interest due on all the notes on that payment date,

•	to the noteholders in the order described in the section of this prospectus supplement entitled “The Notes—Payments of Principal,” the outstanding principal amount of the notes,

•	to the holders of the certificates interest distributable in respect of the certificates on that payment date,

•	to the certificateholders, the Certificate Balance and

•	to the holder of the Class R certificate, any remaining portion of the Available Amount.

Withdrawals from Reserve Account.  The indenture trustee will withdraw funds from the reserve account, to the extent that funds are available for withdrawal, in respect of any payment date for which the Available Amount on that payment date is insufficient to pay the servicing fee, the administration fee, the interest payable on the notes and the interest distributable in respect of the certificates and to deposit the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount into the Principal Distribution Subaccount. In no event will investment earnings on funds on deposit in the reserve account be available for withdrawal to pay these amounts.

Distributions From the Principal Distribution Subaccount.  On each payment date, the trust will apply amounts deposited into the Principal Distribution Subaccount on that payment date in the following order of priority:

•	to the noteholders, the Noteholders’ Principal Distributable Amount for that payment date as described in the section of this prospectus supplement entitled “The Notes—Payments of Principal,” and

•	to the certificateholders, the Certificateholders’ Principal Distributable Amount for that payment date as described in the section of this prospectus supplement entitled “The Certificates—Distribution of Principal.”

Transfer and Servicing Agreements

We have summarized below some of the important terms of the sale and servicing agreement, the trust agreement and the administration agreement. A form of each of these agreements has been filed as an exhibit to the registration statement of which the attached prospectus forms a part. We will file a copy of each of these agreements with the SEC after we issue the securities. This summary is not a complete description of these agreements. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus.

Trust Accounts

The trust will establish a collection account and a reserve account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. For administrative purposes, the trust will establish and maintain an administrative subaccount within the collection account, designated as the principal distribution subaccount. The servicer will establish a distribution account for the noteholders in the name of the indenture trustee for the benefit of the noteholders. The trustee will establish a distribution account for the certificateholders in the name of the trustee for the benefit of the certificateholders. Each of these accounts will be treated as a trust account as described in the section of the prospectus entitled “Transfer and Servicing Agreements—Trust Accounts.”

Each of the collection account, the note distribution account and the certificate distribution account will be initially established in the trust department of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association, acting as the paying agent at the direction of the servicer will have the right to withdraw funds from those accounts for the purpose of making distributions to securityholders.

Servicing Compensation

The servicer will be entitled to receive a servicing fee for each month payable on the following payment date. The servicing fee for each month will equal the sum of

•	the product of 1/12 of 1% and the aggregate principal balance of the motor vehicle loans as of the last day of the prior month (or, in the case of the first payment date, 35 multiplied by 1/360 of 1% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) and

•	any late charges, credit-related extension fees or other administrative fees or similar charges allowed by applicable law collected by the servicer during that month.

In addition, the servicer will be entitled to receive investment earnings, net of losses and investment expenses, on funds deposited in the collection account.

For a more detailed description of the fees and expenses of the servicer, refer to the section of the prospectus entitled “Transfer and Servicing Agreements—Servicing—Servicing Compensation and Expenses.”

Servicing Procedures

The servicer will service the motor vehicle loans and will be obligated to make reasonable efforts to collect all payments due with respect to the motor vehicle loans. The servicer will be obligated to follow collection and servicing procedures consistent with the procedures it follows with respect to comparable motor vehicle loans that it services for itself and with prudent industry standards. In addition, the sale and servicing agreement will provide that the servicer may not

•	change the amount of any motor vehicle loan, other than allowing a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment,

•	decrease the contract rate of any motor vehicle loan or

•	extend any motor vehicle loan beyond the last day of the month preceding the final scheduled payment date for the certificates.

If the servicer fails to comply with the terms of the sale and servicing agreement and such failure materially and adversely affects the interests of the securityholders in a motor vehicle loan, the servicer will be required to purchase the affected motor vehicle loan at a price equal to the unpaid principal balance owed by the obligor plus interest at the contract rate of interest through the last day of the month of repurchase. The purchase obligation will constitute the sole remedy available to the securityholders, the trust or the indenture trustee for any such uncured breach.

Chase USA offers certain obligors or classes of obligors on an annual basis a one-month non-credit related extension of a regularly scheduled payment otherwise due under a motor vehicle loan.

For a more detailed description of the servicing procedures, refer to the section of the prospectus entitled “Transfer and Servicing Agreements—Servicing—Servicing Procedures.”

Reserve Account

Funding of Reserve Account.  The trust will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders and certificateholders. The trust will fund the reserve account on the closing date by making an initial deposit in an amount equal to the Specified Reserve Account Balance. If amounts are subsequently withdrawn from the reserve account, the reserve account will be funded up to the Specified Reserve Account Balance on each payment date thereafter with the portion of the Available Amount remaining after the payment of the servicing fee, the administration fee, the interest payable on the notes and the interest distributable in respect of the certificates and the deposit of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount into the Principal Distribution Subaccount, all as described in the section of this prospectus supplement entitled “Payments and Distributions.”

Withdrawals from Reserve Account.  The indenture trustee will withdraw funds from the reserve account and deposit them into the collection account under the circumstances described in the section of this prospectus supplement entitled “Payments and Distributions.”

On each payment date, the indenture trustee will withdraw from the reserve account and pay to the holder of the Class R certificate all investment earnings on funds on deposit in the reserve account earned since the prior payment date and any amounts on deposit in the reserve account, after giving effect to deposits and withdrawals made on that payment date, in excess of the Specified Reserve Account Balance on that payment date.

The Specified Reserve Account Balance on each payment date will equal the lesser of $5,595,231.08 (or 0.25% of the Original Adjusted Pool Balance) and the sum of the outstanding principal balance of notes and the certificate balance of the certificates on the prior payment date.

Funds in the Reserve Account will be Limited.  Amounts in the reserve account are intended to enhance the likelihood of receipt by securityholders of the full amount of principal and interest payable to them and to decrease the likelihood that the securityholders will experience losses. However, the amount in the reserve account is limited and the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the motor vehicle loans exceeds the amount of available cash in the reserve account, noteholders or certificateholders could incur losses or a temporary shortfall in the amounts distributed to them could result. Delays in payments could increase the average life of the notes or the certificates. Shortfalls in collections on the motor vehicle loans may result from, among other things, losses on the motor vehicle loans or the failure by the servicer to make any remittance under the sale and servicing agreement.

Yield Supplement Overcollateralization Amount

On the closing date, in additional to overcollateralization, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $62,275,057.32. The Yield Supplement Overcollateralization Amount is intended to compensate for the low annual contract rate of interest on some of the motor vehicle loans. The Yield Supplement Overcollateralization Amount for each payment date will decline. The Yield Supplement Overcollateralization Amount has been calculated for each payment date as the sum of the amount for each motor vehicle loan equal to the excess, if any, of (x) the scheduled payments due on that motor vehicle loan for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the annual contract rate of that motor vehicle loan over (y) the scheduled payments due on that motor vehicle loan for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the annual contract rate of that motor vehicle loan and 6.50%. Future scheduled payments on each motor vehicle loan were assumed to be made on their scheduled due dates without any delay, defaults or prepayments. The Yield Supplement Overcollateralization Amount for each payment date is set forth in the definition of Yield Supplement Overcollateralization Amount in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition.

Administration Agreement

JPMorgan Chase Bank, National Association, as the administrator, will enter into an administration agreement with the trust and the indenture trustee pursuant to which it will agree to perform certain administrative functions on behalf of the trust. The administrator will be entitled to receive an administration fee of $1,000 per month payable on the following payment date.

Under the administration agreement the administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them. The administrator will not be liable for the conduct or misconduct of its agents or attorneys if the administrator selected those agents or attorneys with due care.

Chase USA will enter into an agreement with the administrator pursuant to which it will agree to perform certain of the duties of the administrator and to reimburse and indemnify the administrator for all expenses or liabilities the administrator may incur as a result of the administrator’s entering into the administration agreement.

Material Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the notes and the certificates by an investor who purchases the notes or the certificates pursuant to their original issuance at their original issue price (i.e., the first price at which a substantial amount of the notes and the certificates are sold to investors). This summary is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The following discussion does not deal with all aspects of U.S. federal income taxation, nor does it address U.S. federal income tax consequences that may be relevant to certain types of investors, such as financial institutions, insurance companies, dealers in securities or currencies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons who hold the notes or certificates as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected to mark their securities holdings to market or persons whose functional currency is not the U.S. dollar, who may be subject to special treatment under the tax code. In addition, the following discussion does not address the alternative minimum tax consequences of an investment in the notes or the certificates or the consequences of such an investment under state and local tax laws or foreign tax laws. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel are not binding on the IRS or the courts. Thus, we can give you no assurance that the IRS will not take positions contrary to those described below. The opinions of Simpson Thacher & Bartlett LLP, special counsel to Chase USA, described in this prospectus supplement will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the trust agreement and related documents.

This summary is intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for U.S. federal income tax purposes for investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences that may be relevant to their purchase, ownership and disposition of the notes or the certificates based upon their particular facts and circumstances.

If a partnership holds notes or certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A noteholder or certificateholder that is a partner of a partnership holding notes or certificates should consult its own tax advisor.

For purposes of the following discussion, except as otherwise provided herein, the terms “noteholder” and “certificateholder” refer, respectively, to the beneficial owner of a note or certificate. In addition, the discussion below assumes that noteholders and certificateholders will hold their notes and certificates as “capital assets” within the meaning of Section 1221 of the tax code. As used herein, a “U.S. noteholder” or “U.S. certificateholder” means a holder that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•	a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. noteholder” or “non-U.S. certificateholder” is a holder (other than a partnership) that is not a U.S. noteholder or U.S. certificateholder.

Tax Characterization of the Trust

In the opinion of Simpson Thacher & Bartlett LLP, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion is based on, among other things, certain facts and assumptions contained in such opinion and counsel’s conclusion, based in part upon a representation of Chase USA, that the nature of the trust’s income exempts it from the rule that certain publicly traded partnerships are taxable as corporations.

Chase USA and the certificateholders, by their purchase of certificates, will agree to treat the trust as a partnership for all U.S. tax purposes with the assets of such partnership being the assets held by the trust (including the reserve account and all investment earnings thereon), the partners of the partnership being the certificateholders and Chase USA, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificateholders, the noteholders and Chase USA is not clear.

A variety of alternative characterizations are possible under which the tax consequences would differ. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of Chase USA or the trust. The following discussion assumes that, for U.S. federal income tax purposes, (i) the trust is properly classified as a partnership (other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and (iii) the certificates represent equity interests in the partnership.

Tax Consequences to Noteholders

U.S. Noteholders

Treatment of the Notes as Indebtedness.  The trust and the noteholders, by their purchase of the notes, agree to treat the notes as debt for all U.S. federal, state and local tax purposes. In the opinion of Simpson Thacher & Bartlett LLP, the notes will be characterized as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

Interest Income on the Notes.  It is anticipated that the notes will be sold at no more than the statutorily defined de minimis discount (i.e., 1/4% of the principal amount of a note multiplied by its weighted average to maturity) from their stated principal amount. In such case, the notes will not be considered to have been issued with original issue discount, or OID, in excess of the statutorily defined de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income at the time it is received or accrued in accordance with such noteholder’s method of tax accounting. Under the applicable Treasury regulations, a holder of a note issued with a de minimis amount of OID must include gain attributable to such OID in income, on a pro rata basis, as principal payments are made on the note.

Sale or Other Disposition.  If a noteholder sells or otherwise disposes of a note in a taxable transaction, the former noteholder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition (less an amount equal to any accrued but unpaid interest which will be treated as a payment of interest) and the noteholder’s adjusted tax basis in the note. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

Non-U.S. Noteholders

U.S. Federal Witholding Tax.  Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) no withholding of U.S. federal income tax will be required with respect to the payment by the trust of principal or interest on a note owned by a non-U.S. noteholder, provided that (i) the interest paid on the note is not effectively connected with the beneficial owner’s conduct of a trade or business in the United States, (ii) the beneficial owner is not actually or constructively a “10-percent shareholder” of the trust (including a holder of 10% or more of the trust’s outstanding certificates) or Chase USA, (iii) the beneficial owner is not a “controlled foreign corporation” with respect to which the trust or Chase USA is a “related person” within the meaning of the tax code, (iv) the beneficial owner is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the tax code and (v) the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the tax code and the Treasury regulations thereunder; and

(b) no withholding of U.S. federal income tax generally will be required with respect to any gain realized by a non-U.S. noteholder upon the sale, exchange or retirement of a note provided that, in the case of any gain representing accrued interest, the conditions described in (a) above are satisfied.

To satisfy the requirement referred to in (a)(v) above, the beneficial owner of a note, or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, the entity that would otherwise be required to withhold U.S. taxes with a statement to the effect that the beneficial owner is not a U.S. person. These requirements will be met if (i) the beneficial owner provides the name and address of the beneficial owner, and certifies, under penalties of perjury, that the beneficial owner is not a “U.S. person” (which certification may be made on an IRS Form W-8BEN or a successor form), or (ii) a beneficial owner holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations. Special certification and other rules apply to certain non-U.S. noteholders that are pass-through entities rather than individuals.

If a non-U.S. noteholder cannot satisfy the requirements of the “portfolio interest” exception described in (a) above, payments of interest (including OID) made to a non-U.S. noteholder with respect to a note will be subject to a 30% U.S. withholding tax unless the beneficial owner of the note provides the U.S. entity otherwise required to withhold U.S. taxes with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner’s conduct of a trade or business in the United States.

U.S. Federal Income Tax. If a non-U.S. noteholder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), the non-U.S. noteholder, although exempt from the U.S. withholding tax discussed above (provided the certification requirements are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. noteholder. In addition, if such non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Any gain realized by a non-U.S. noteholder upon the sale, exchange or retirement of a note generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. noteholder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) or (ii) in the case of gain recognized by a non-U.S. noteholder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

Special rules may apply to certain non-U.S. noteholders, such as “controlled foreign corporations”, “passive foreign investment companies”, and certain U.S. expatriates, that are subject to special treatment under the tax code. Such non-U.S. noteholders should consult their own tax advisors to determine the U.S. federal, state and local and other tax consequences that may be relevant to their decision to purchase notes.

U.S. Federal Estate Tax.  A non-U.S. noteholder’s estate will not be subject to U.S. federal estate tax on notes beneficially owned by such noteholder at the time of his or her death, provided that any payment to the non-U.S. noteholder on the notes would be eligible for exemption from the U.S. federal withholding tax under the “portfolio interest” rule described above under “U.S. Federal Witholding Tax” without regard to the statement requirement described in (a)(v) of that section.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal, interest and premium, if any, paid on the notes and to the proceeds from the sale of a note paid to U.S. noteholders, other than certain exempt recipients (such as corporations). A U.S. backup withholding tax will apply to such payments if the noteholder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

Generally, any payments of interest made by the trust to a non-U.S. noteholder, and the amount of tax, if any, withheld with respect to such payments, must be reported annually to the IRS and to the non-U.S. noteholder. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. noteholder resides under the provisions of an applicable income tax treaty.

No backup withholding will be required with respect to payments made by the trust to a non-U.S. noteholder if a statement described in (a)(v) above under the section entitled “Non-U.S. Noteholders—U.S. Federal Witholding Tax” has been received by the entity otherwise required to withhold U.S. taxes and such entity does not have actual knowledge or reason to know that the beneficial owner is a U.S. person.

In addition, backup withholding and information reporting will not apply if payments of proceeds from the sale of a note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption.

Payments of proceeds from the sale of a note paid to the beneficial owner of a note by a U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds from the sale of a note, will be subject to both backup withholding and information reporting unless the beneficial owner (i) provides the statement referred to in (a)(v) above and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person or (ii) otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Possible Alternative Classification of the Notes

If, contrary to the opinion of Simpson Thacher & Bartlett LLP, the IRS successfully asserted that one or more of the classes of notes did not represent debt for U.S. federal income tax purposes, the classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences to the holders of notes of that class (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deduction for interest expense on notes recharacterized as equity, and the resulting tax liability of the trust would thus reduce the amount available to the trust to make payments to the noteholders and certificateholders). Alternatively, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income” taxable to such entities, income to non-U.S. holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements and individual holders might be subject to certain limitations on their ability to deduct their share of the trust expenses. See “Tax Consequences to Certificateholders” below.

Tax Consequences to Certificateholders

Treatment of the Trust as a Partnership.  As discussed above under the section entitled “Trust Treated as Partnership—Tax Characterization of the Trust,” the following discussion assumes that for U.S. federal income tax purposes, (i) the trust will be treated as a partnership (other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and (iii) the certificates represent equity interests in the partnership.

Partnership Taxation.  As a partnership, the trust will not be subject to U.S. federal income tax. Rather, each certificateholder will be required separately to take into account such certificateholder’s allocable share of the trust’s income, gains, losses, deductions and credits. The trust’s income will consist primarily of interest and late and other administrative fees earned on the motor vehicle loans (including appropriate adjustments for market discount, OID and bond premium) and any gain realized upon the collection or disposition of motor vehicle loans. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions realized upon the collection or disposition of motor vehicle loans.

The tax items of a partnership are allocable to the partners in accordance with the tax code, the relevant Treasury regulations promulgated thereunder and the partnership agreement (here, the trust agreement and related documents). However, inasmuch as the trust’s payment of the pass-through rate applicable to the certificates is payable to the certificateholders without regard to the income of the trust, the trust intends to treat payments of such amounts to certificateholders as “guaranteed payments” within the meaning of Section 707(c) of the tax code. Under such treatment payments will be considered ordinary income to a certificateholder but may not be considered interest income for U.S. federal income tax purposes.

In the event that such tax treatment is not respected, the trust agreement provides that the certificateholders will be allocated gross income of the trust for each calendar month equal to the sum of (i) the amount of interest that accrues on the certificates for such calendar month, (ii) an amount equivalent to interest that accrues during such period on amounts previously due on the certificates but not yet distributed and (iii) any gross income of the trust attributable to discount on the motor vehicle loans that corresponds to any excess of the principal amount of the certificates over their initial issue price. All remaining income of the trust will be allocated to Chase USA. All deductions and losses also will be allocated to Chase USA.

No assurance can be given that the IRS would not require the trust to allocate a greater amount of gross or net income to the certificateholders. Moreover, even under the foregoing method of allocation (and also under the rules applicable to the tax treatment of guaranteed payments, which is the trust’s primary U.S. federal income tax reporting position), certificateholders will realize income equal to the entire interest rate on the certificates even though the trust may not have sufficient cash to make current cash distributions with respect to such income. Thus, cash method certificateholders will be required effectively to report income from the certificates on an accrual basis and all certificateholders will be liable for the U.S. federal income taxes due on their allocable share of the trust’s income even if they have not received any cash distributions from the trust with respect to such income. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders, certificateholders purchasing certificates at different times and at different prices may be required to recognize an amount of taxable income that is greater or less than the amount of economic income reported to them by the trust. See “Allocations between Transferors and Transferees” below.

A significant portion of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the tax code.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each motor vehicle loan, the trust might be required to incur additional expense.

Discount and Premium.  Chase USA anticipates that the motor vehicle loans transferred to the trust will not have been issued with OID. In such case, the trust should not have to accrue any OID income. However, the purchase price paid by the trust for the motor vehicle loans may be greater or less than the remaining principal balance of the motor vehicle loans at the time of purchase. If so, the motor vehicle loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

If the trust acquires the motor vehicle loans at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the motor vehicle loans or to offset any such premium against interest income on the motor vehicle loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination.  Under Section 708 of the tax code, the trust will be deemed to terminate for U.S. federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust would be considered to have transferred all of its assets and liabilities to a new trust and then to have immediately liquidated and distributed the interests in the new trust to the continuing certificateholders. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. Consequently, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.

Disposition of Certificates.  Generally, subject to a number of specific exceptions, a certificateholder will recognize capital gain or loss on a sale or other taxable disposition of certificates in an amount equal to the difference between the amount realized by the certificateholder on such sale or disposition and the certificateholder’s tax basis in such certificates. A certificateholder’s tax basis in a certificate generally will equal the certificateholder’s cost therefor increased by the certificateholder’s allocable share of trust income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the certificateholder’s allocable share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices will be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the certificateholder’s share of unrecognized accrued market discount on the motor vehicle loans generally would be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. In order to avoid this tax treatment and the resulting special tax reporting requirements related thereto, the trust will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the certificates. The deductibility of capital losses is subject to limitations.

Allocations Between Transferors and Transferees.  In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, an investor purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before their purchase.

The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the certificateholder’s interest), taxable income or losses of the trust might be reallocated among the certificateholders. The trustee is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

Section 754 Election.  In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) tax basis in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust files an election under section 754 of the tax code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The trustee will be required to keep complete and accurate books for the trust. such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file or cause to be filed a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide or cause to be provided the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the IRS of all such inconsistencies.

Under Section 6031 of the tax code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

Chase USA will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The tax code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could result in an audit of a certificateholder’s U.S. federal income tax returns and, consequently, to adjustments of items not related to the certificateholder’s allocable share of the income and losses of the trust.

Disclosure Requirements.  Treasury regulations require taxpayers to disclose their participation in tax shelters that meet the definition of a “reportable transaction” set forth in such Treasury regulations. Under the Treasury regulations, certain transactions may be characterized as reportable transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of certificates that results in a loss greater than a threshold amount. You should consult with your own tax advisor to determine whether or not your purchase of the certificates will subject you to this disclosure obligation.

Tax Consequences to Non-U.S. Certificateholders.  Under the terms of the trust agreement, the certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the tax code, and any transfer of a certificate to a person that is not a U.S. person shall be void. Moreover, the trust will withhold on any amounts allocable or payable to a non-U.S. certificateholder at a rate of 35% for non-U.S. certificateholders that are taxable as corporations and the highest individual income tax rate for all other non-U.S. certificateholders. In determining a certificateholder’s withholding status, the entity otherwise required to withhold U.S. taxes may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or a certificateholder’s certification of nonforeign status signed under penalties of perjury.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates generally will be subject to U.S. backup withholding tax if the certificateholder fails to comply with certain identification procedures or otherwise fails to establish an exemption.

State Tax Consequences

The above discussion does not address the tax treatment of the trust, the notes, the certificates, noteholders or certificateholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the trust as well as any state tax consequences to you, particularly if you are a financial institution, of purchasing, holding and disposing of your notes or certificates.

Employee Benefit Plan Considerations

General

Before investing in the notes or certificates, fiduciaries of Plans should consider, among other matters:

•	ERISA’s fiduciary standards or similar standards under Similar Laws,

•	whether such investment in the notes or certificates by the Plan satisfies the prudence and diversification requirements of ERISA or applicable standards under Similar Laws, taking into account the overall investment policy of the Plan, the composition of the Plan’s portfolio and any limitations on the marketability of the notes and certificates,

•	whether such fiduciaries have authority to make such investment in the notes or certificates under the applicable Plan investment policies and governing instruments and

•	rules under ERISA and the tax code or similar standards under Similar Laws that prohibit plan fiduciaries from causing a Plan to engage in certain “prohibited transactions.”

Under the Plan Assets Regulation issued by the U.S. Department of Labor, or the DOL, if a Plan subject to ERISA invests in an “equity interest” of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets will include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by “benefit plan investors” is not significant. An “equity interest” is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the underlying assets of the trust or Chase USA were deemed to be “plan assets” of Plans under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by Chase USA, the trustee, and others and (ii) the possibility that certain transactions in which Chase USA, the trustee and others might seek to engage could constitute “prohibited transactions” under ERISA and the tax code. If a prohibited transaction occurs for which no exemption is available, Chase USA, the trustee and any other fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the Plan any profit realized on the transaction and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the tax code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100% of the amount involved. Plan fiduciaries who decide to invest in the notes or certificates could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of Chase USA or the trust. With respect to an individual retirement account, or IRA, that invests in the notes or certificates, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

The Notes

Although there can be no assurances, since there is little authority on the subject, we believe that the notes will not constitute equity interests under the Plan Assets Regulation because the notes (i) should be treated as indebtedness under local law and as debt, rather than equity, for tax purposes (see “Material Federal Income Tax Consequences—Tax Consequences to Noteholders” in this prospectus supplement), and (ii) should not be deemed to have any “substantial equity features.” Therefore, the motor vehicle loans and other assets included as assets of the trust should not be deemed to be “plan assets” of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes (which are highly rated by the rating agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, we cannot assure you that the notes would be characterized by the DOL or others as indebtedness on the date of issuance or at any given time thereafter. Accordingly, before purchasing the notes, a fiduciary or other Plan investor should itself confirm that the notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Assets Regulation.

Section 406 of ERISA and Section 4975 of the tax code prohibit Plans subject to Title I of ERISA or Section 4975 of the tax code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the tax code. The acquisition and/or ownership of the notes by a Plan with respect to which Chase USA, the trustee, the indenture trustee, the owner of the certificates or others involved with the notes, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the tax code, unless the notes are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, which are called PTCEs, that may apply to the acquisition and holding of the notes. These class exemptions include, among others, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers.

Similar Laws governing the investment and management of the assets of governmental, church and non-U.S. Plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the tax code discussed above. Accordingly, fiduciaries of such governmental, church and non-U.S. Plans, in consultation with their advisors, should consider the impact of any applicable Similar Laws on investments in the notes and the considerations described above, if applicable.

The notes may not be purchased with plan assets of any Plan if any of Chase USA, the indenture trustee, the trustee or any of their respective affiliates:

•	has investment or administrative discretion with respect to the plan assets used to effect such purchase,

•	has authority or responsibility to give, or regularly gives, investment advice with respect to such plan

•	assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a

•	primary basis for investment decisions with respect to such plan assets, and (ii) will be based on the particular investment needs of such Plan or

•	is an employer maintaining or contributing to such Plan.

Any fiduciary proposing to invest in the notes for or on behalf of a Plan, directly or indirectly, should consult with counsel for the Plan and each fiduciary investing in a note will be deemed to represent that its purchase and holding of the notes (i) are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or, if the Plan is not subject to ERISA or Section 4975 of the tax code, does not and will not constitute or result in a non-exempt prohibited transaction, or otherwise trigger any penalties or liabilities under, or violate in any way, any other applicable Similar Laws, and (ii) will satisfy the applicable fiduciary requirements imposed under ERISA and any other applicable Similar Laws.

The Certificates

The following is a summary of certain considerations associated with an investment in the certificates by Plans subject to Title I of ERISA and Section 4975 of the tax code.

Section 406 of ERISA and Section 4975 of the tax code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the tax code. Because the certificates will constitute “equity interests” under the Plan Assets Regulation, and there can be no assurance that any exception under that regulation will apply, it is likely that an investment by Plans in certificates will cause the assets of the trust to be “plan assets.” The acquisition and/or ownership of certificates by a Plan with respect to which Chase USA, the trustee, the indenture trustee, or others involved with the certificates, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the tax code, unless the certificates are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption.

The DOL has granted to J.P. Morgan Securities Inc. the Exemption, which exempts from certain of the prohibited transaction rules and the related excise tax provisions of Section 4975 of the tax code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by certain qualifying issuers holding investment pools that consist of only certain receivables, loans, and other obligations, and the related servicing, operation and management of the issuers, provided the conditions and requirements of the Exemption are satisfied. The receivables covered by the Exemption include retail installment sales contracts, purchase money notes and other notes secured by automobiles and light-duty trucks such as the motor vehicle loans to be held by the trust. Among the general conditions that must be satisfied for the Exemption to apply are the following:

•	the acquisition of the securities by a Plan is on terms, including the price for the securities, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party,

•	the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer unless the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles,

•	the securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (four, in a transaction in which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) from either Moody’s Investors Service, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings,

•	the trustee must not be an affiliate of any other member of the Restricted Group, except that it may be an affiliate of the underwriters,

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities,

•	the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans,

•	the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person’s services under any servicing agreement,

•	the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, and

•	for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

The Exemption defines the term “reasonable compensation” by reference to DOL Regulation Section 2550.408c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of a certificate should satisfy itself that all amounts paid to or retained by the underwriters and the servicer represent reasonable compensation for purposes of the Exemption if the Exemption is being relied upon.

Furthermore, in order for its securities to qualify under the Exemption, an issuer must meet certain requirements, including the following:

•	the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools,

•	securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a transaction which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) of either Moody’s Investors Service, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings for at least one year prior to the Plan’s acquisition of the securities and

•	securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

The Exemption generally does not apply to Plans sponsored by a member of the Restricted Group. Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions that may arise when the fiduciary causes a Plan to acquire securities of an issuer holding obligations on which the fiduciary or its affiliate is obligor only if, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group,

•	such fiduciary or its affiliate is an obligor with respect to 5% or less of the fair market value of the obligations contained in the investment pool,

•	the Plan’s investment in securities of any class does not exceed 25% of all of the securities of the class outstanding at the time of the acquisition and

•	immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for exemptive relief under the Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it).

The Exemption will apply to the acquisition and the holding of the certificates only if all of the conditions to application of the Exemption are satisfied. Before purchasing a certificate, a Plan fiduciary should make its own determination as to the availability of the relief provided by the Exemption. In particular, a fiduciary of any Plan considering an investment in the certificates must ascertain that the Plan is an “accredited investor”, as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, and that, at the time of the acquisition, the certificates are rated BBB- or higher by Moody’s Investors Service, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings.

Taxation of Tax-Exempt Investors

A Plan that is exempt from the U.S. federal income tax under Section 501(a) of the tax code is nevertheless subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the tax code. All or a portion of the income in respect of certificates and other equity interests of a trust that has issued debt obligations is “debt-financed income” within the meaning of Section 514 of the tax code, and is therefore UBTI. Any potential investor that is exempt from the U.S. federal income tax under Section 501(a) of the tax code should consult with counsel concerning the taxation of an investment in the certificates.

Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the certificates, including the applicability of a PTCE or the Exemption. As indicated above, Similar Laws governing the investment and management of the assets of governmental, church, non-U.S. and other Plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and/or the tax code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of applicable Similar Laws on an investment in the certificates and the considerations discussed above, as applicable. In addition, the general fiduciary requirements which apply to investments in the notes apply as well to investments in the certificates, and each purchaser and holder of certificates will be deemed to have represented and warranted that its purchase and holding of a certificate or any interest therein satisfies such requirements.

For further information, refer to the section of the prospectus entitled “Employee Benefit Plan Considerations.”

Underwriting

Note Underwriting Agreement

Subject to the terms and conditions set forth in an underwriting agreement with respect to the notes, Chase USA has agreed to sell to the underwriters named below, and each of the those underwriters has severally agreed to purchase, the principal amount of notes of each class set forth opposite its name below:

Note Underwriters	Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
J.P. Morgan Securities Inc.	$		$		$
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
Total	$		$		$

		$540,000,000		$790,000,000		$240,900,000

In the underwriting agreement with respect to the notes, the several underwriters have agreed, subject to the terms and conditions therein, to purchase all the notes if any notes are purchased.

Chase USA has been advised by the underwriters that they propose initially to offer the notes offered hereby to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering prices may change.

The underwriting discounts and commissions, the selling concessions that the underwriters of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each class of notes shall be as follows:

	Underwriting Discount and Commissions	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-2 Notes	%	%	%
Class A-3 Notes	%	%	%
Class A-4 Notes	%	%	%

Certificate Underwriting Agreement

Subject to the terms and conditions set forth in an underwriting agreement with respect to the certificates, Chase USA has agreed to sell to J.P. Morgan Securities Inc., as underwriter of the certificates, and J.P. Morgan Securities Inc. has agreed to purchase, the entire principal amount of the certificates.

In the underwriting agreement with respect to the certificates, the underwriter of the certificates has agreed, subject to the terms and conditions therein, to purchase all of the certificates if any certificates are purchased.

Chase USA has been advised by the underwriter of the certificates that it proposes initially to offer the certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering price may change.

The underwriting discounts and commissions, the selling concessions that the underwriter of the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the initial certificate balance shall be as follows:

	Underwriting Discount and Commissions	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Certificates	%	%	%

Proceeds to Chase USA

Chase USA will receive the proceeds listed below after taking into account the payment of the underwriting discounts and commissions listed below. In addition, estimated expenses are $920,000.

	Proceeds to Chase USA	Proceeds to Chase USA as % of the principal amount of the securities	Underwriting discounts and commissions
Class A-2 Notes	$	%	$
Class A-3 Notes	$	%	$
Class A-4 Notes	$	%	$
Certificates	$	%	$

General

Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If the underwriters create a short position in the securities in connection with this offering (i.e., they sell more securities than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the securities. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

The notes and the certificates are new issues of securities and there currently is no secondary market for the securities or the certificates. The underwriters for the securities expect to make a market in the securities but will not be obligated to do so. We cannot assure you that a secondary market for the securities will develop. If a secondary market for the securities does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

The indenture trustee may, from time to time, invest the funds in the collection account and the reserve account in investments acquired from or issued by the underwriters.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with Chase USA and its affiliates.

Chase USA has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

This prospectus supplement and the attached prospectus may be used by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the securities. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. has no obligation to make a market in the securities and any such market-making may be discontinued at any time without notice, in its sole discretion. J.P. Morgan Securities Inc. is among the underwriters participating in the initial distribution of the securities.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, Chase USA or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

Legal Matters

Certain legal matters relating to the issuance of the securities will be passed upon for Chase USA by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters relating to the issuance of the certificates will be passed upon for Chase USA by Richards, Layton & Finger, P.A. and certain other legal matters will be passed upon for Chase USA by Patricia J. Cacciola, Esq., Vice President and Assistant General Counsel of Chase Auto Finance Corp., and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York. From time to time Simpson Thacher & Bartlett LLP, Thacher Proffitt & Wood LLP and Richards, Layton & Finger, P.A. provide legal services to Chase USA and its affiliates.

Glossary of Terms

Additional defined terms used in this prospectus supplement are defined in the prospectus.

ABS means the Absolute Prepayment Model which we use to measure prepayments on motor vehicle loans and which we describe under “Weighted Average Life of the Securities.”

ABS Tables means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” and “Percent of Initial Certificate Balance at Various ABS Percentages” included under “Weighted Average Life of the Securities.”

Adjusted Pool Balance means, for any payment date, the excess, if any, of the Pool Balance on such payment date over the Yield Supplement Overcollateralization Amount for such payment date.

Available Amount means, for any payment date, the sum of all collections on the motor vehicle loans received during the related Collection Period and the Repurchase Amounts received with respect to the motor vehicle loans repurchased by the seller or purchased by the servicer during the related Collection Period.

Certificate Balance means $50,360,000 as of the closing date and, thereafter, will be an amount equal to the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to certificateholders.

Certificateholders’ Principal Distribution Amount means, for any payment date, the greater of (a) the excess, if any, of (i) the sum of (A) the Regular Principal Distribution Amount for such payment date, (B) the First Priority Principal Distribution Amount for such payment date and (C) the Second Priority Principal Distribution Amount for such payment date over (ii) the Noteholders’ Principal Distribution Amount for such payment date and (b) on the final payment date with respect to the certificates, the amount necessary to reduce the Certificate Balance to zero on that payment date.

Collection Period means, with respect to the first payment date, the period from and including the cutoff date to and including June 30, 2005 and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

Exemption means the individual administrative exemption granted by the U.S. Department of Labor to J.P. Morgan Securities Inc.

First Priority Principal Distribution Amount means, for any payment date, an amount equal to the greater of (a) the excess, if any, of (i) the outstanding principal balance of the notes on the immediately preceding payment date (after giving effect to all payments of principal of the notes on such immediately preceding payment date) over (ii) the Adjusted Pool Balance for such payment date and (b) on the final payment date with respect to any class of notes, the amount necessary to reduce the outstanding amount of such notes to zero on that payment date.

Foreign Investor means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the tax code or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Noteholders’ Principal Distribution Amount means, for any payment date, the outstanding principal balance of the notes on the immediately preceding payment date (after giving effect to all payments of principal of the notes on such immediately preceding payment date) minus the lesser of (a) the sum of (i) 92.5% of the Adjusted Pool Balance for such payment date and (ii) the Specified Reserve Account Balance on such payment date and (b) the Adjusted Pool Balance for such payment date minus the Target Overcollateralization Amount for such payment date. However, the Noteholders’ Principal Distribution Amount for any payment date will not exceed the Target Principal Distribution Amount for that payment date and the Noteholders’ Principal Distribution Amount for the final payment date with respect to any class of notes will be at least equal to the amount necessary to reduce the outstanding amount of such class of notes to zero on that payment date.

Original Adjusted Pool Balance means $2,238,092,433.97.

Pool Balance as of any date of determination means the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the preceding Collection Period, after giving effect to all payments received from obligors and Repurchase Amounts to be remitted by the servicer or the seller for such Collection Period and all losses realized on the motor vehicle loans liquidated during such Collection Period. The principal balance of a motor vehicle loan designated as a “defaulted receivable” will be zero. The servicer will designate a motor vehicle loan as a “defaulted receivable” when it has determined based on its usual collection practices and procedures that eventual payment in full of the motor vehicle loans is unlikely or when at least 10% of any scheduled payment is 240 or more days delinquent.

Principal Distribution Subaccount means, the administrative subaccount of the collection account established and maintained by the trust.

Regular Principal Distribution Amount means, for any payment date, an amount equal to the excess, if any, of (a) the Target Principal Distribution Amount for such payment date over (b) the sum of the First Priority Principal Distribution Amount and Second Priority Principal Distribution Amount for such payment date.

Restricted Group means, for purposes of the Exemption, the underwriters, the trustee, the seller, the servicer, any insurer with respect to the loans, and any obligor with respect to loans included in the investment pool constituting more than 5% of the aggregate unamortized principal balance of the assets in the investment pool and the affiliates of any of those parties.

Second Priority Principal Distribution Amount means, for any payment date, the greater of (a) the excess, if any, of (i) an amount equal to the excess, if any, of (A) the sum of the aggregate outstanding balance of the notes on the immediately preceding payment date (after giving effect to all payments of principal of the notes on such immediately preceding payment date) and the certificate balance of the certificates on the immediately preceding payment date (after giving effect to all distributions of principal with respect to the certificates on such immediately preceding payment date) over (B) the Adjusted Pool Balance for such payment date over (ii) the First Priority Principal Distribution Amount for such payment date and (b) on the final payment date with respect to the certificates, the amount necessary to reduce the Certificate Balance to zero on that payment date.

Specified Reserve Account Balance means, for any payment date, the lesser of (a) $5,595,231.08 (or 0.25% of the Original Adjusted Pool Balance) and (b) the sum of the aggregate outstanding balance of the notes and the certificate balance of the certificates on the immediately preceding payment date.

Target Overcollateralization Amount means, for any payment date, the greater of (a) the excess, if any, of (i) 2.00% of the Adjusted Pool Balance for such payment date over (ii) the Specified Reserve Account Balance for such payment date and (b) 0.40% of the Original Adjusted Pool Balance.

Target Principal Distribution Amount means, for any payment date, the excess, if any, of (a) the sum of the aggregate outstanding balance of the notes on the immediately preceding payment date (after giving effect to all payments of principal of the notes on such immediately preceding payment date) and the certificate balance of the certificates on the immediately preceding payment date (after giving effect to all distributions of principal with respect to the certificates on such immediately preceding payment date) over (b) the Adjusted Pool Balance for such payment date minus the Target Overcollateralization Amount for such payment date.

Yield Supplement Overcollateralization Amount means, with respect to any payment date, the amount specified below with respect to such payment date:

Monthly Period	Regular Distribution Date	Yield Supplement Overcollateralization Amount
-	June 14, 2005	62,275,057.32
1	July 15, 2005	59,445,564.20

Monthly Period	Regular Distribution Date	Yield Supplement Overcollateralization Amount
2	August 15, 2005	57,115,069.31
3	September 15, 2005	54,826,672.55
4	October 15, 2005	52,580,796.63
5	November 15, 2005	50,377,861.58
6	December 15, 2005	48,218,279.63
7	January 15, 2006	46,102,463.42
8	February 15, 2006	44,030,828.62
9	March 15, 2006	42,003,782.37
10	April 15, 2006	40,021,746.98
11	May 15, 2006	38,085,122.30
12	June 15, 2006	36,194,270.86
13	July 15, 2006	34,349,425.86
14	August 15, 2006	32,550,875.98
15	September 15, 2006	30,798,962.71
16	October 15, 2006	29,094,096.13
17	November 15, 2006	27,436,695.47
18	December 15, 2006	25,827,175.43
19	January 15, 2007	24,265,932.53
20	February 15, 2007	22,753,370.53
21	March 15, 2007	21,289,883.72
22	April 15, 2007	19,875,951.59
23	May 15, 2007	18,511,797.70
24	June 15, 2007	17,197,338.76
25	July 15, 2007	15,931,883.99
26	August 15, 2007	14,714,988.85
27	September 15, 2007	13,546,559.68
28	October 15, 2007	12,426,932.82
29	November 15, 2007	11,356,506.27
30	December 15, 2007	10,335,672.75
31	January 15, 2008	9,364,784.78
32	February 15, 2008	8,444,179.30
33	March 15, 2008	7,574,210.97
34	April 15, 2008	6,755,310.83
35	May 15, 2008	5,987,682.81
36	June 15, 2008	5,271,075.17
37	July 15, 2008	4,604,106.70
38	August 15, 2008	3,985,780.13
39	September 15, 2008	3,415,610.54
40	October 15, 2008	2,893,828.32
41	November 15, 2008	2,420,720.73
42	December 15, 2008	1,996,544.42
43	January 15, 2009	1,621,472.56
44	February 15, 2009	1,295,605.68
45	March 15, 2009	1,019,029.97
46	April 15, 2009	792,532.87
47	May 15, 2009	614,918.20
48	June 15, 2009	481,678.24
49	July 15, 2009	379,945.82
50	August 15, 2009	298,917.42
51	September 15, 2009	231,925.43
52	October 15, 2009	176,554.99
53	November 15, 2009	131,351.11
54	December 15, 2009	95,101.50
55	January 15, 2010	66,093.75
56	February 15, 2010	43,047.19
57	March 15, 2010	25,221.58
58	April 15, 2010	12,513.29
59	May 15, 2010	4,710.92
60	June 15, 2010	1,185.78
61	July 15, 2010	119.35
62	August 15, 2010	2.33

CHASE AUTO TRUSTS

Asset Backed Notes

Asset Backed Certificates

Chase Bank USA, National Association

Seller and Servicer

Each trust—

•       will issue asset-backed notes and/or asset-backed certificates in one or more classes, rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization,

•       will own—

—   a pool of motor vehicle loans secured by new or used automobiles or light-duty trucks,

—   collections on those motor vehicle loans,

—   security interests in the vehicles financed by those motor vehicle loans and

—   funds in the accounts of the trust and

•       may have the benefit of some form of credit or payment enhancement.

Before you purchase any of these securities, be sure to read the risk factors beginning on page 5 of this prospectus and the risk factors set forth in the related prospectus supplement.

A security is not a deposit and neither the securities nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the trust only and will not represent obligations of or interests in Chase Bank USA, National Association, or any of its affiliates.

The main sources of funds for making payments on a trust’s securities will be collections on its motor vehicle loans and any enhancement that the trust may have.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any related prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2005

i

Reading this Prospectus and the Attached Prospectus Supplement

We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

•	the attached prospectus supplement will provide a summary of the specific terms of your securities.

If the terms of the securities described in this prospectus vary with the attached prospectus supplement, you should rely on the information in the prospectus supplement.

We include cross references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

You will find a glossary of defined terms used in this prospectus on page 52.

You should rely only on the information contained in this prospectus and the attached prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the attached prospectus supplement is only accurate as of the dates on their respective covers.

In this prospectus, the terms “Chase USA”, “we”, “us” and “our” refer to Chase Bank USA, National Association.

Where You Can Find Additional Information

We have filed a registration statement with the SEC, under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 101 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-732-0330. Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of a trust until we terminate our offering of the securities issued by that trust.

Copies of the Documents

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the attached prospectus supplement if:

•	you received this prospectus and

•	you request copies from our affiliate, JPMorgan Chase Bank, National Association, Attention: Investor Relations, 270 Park Avenue, New York, New York 10017 (telephone: (212) 270-6000).

This offer only includes the exhibits to documents if those exhibits are specifically incorporated by reference in those documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

Summary

The following summary is a short description of the main structural features that a trust’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Trusts

We will form a separate trust to issue each series of securities. Each trust will be created by an agreement between us and a trustee.

The Seller and the Servicer

Chase USA is the seller and the servicer of the motor vehicle loans. We are a wholly-owned subsidiary of JPMorgan Chase & Co. Our activities are predominantly related to credit card lending and other forms of consumer lending. Chase USA is a wholly-owned subsidiary of JPMorgan Chase & Co.

On October 1, 2004 — referred to herein as the “Merger Date” — Bank One, Delaware, National Association, merged into Chase USA with Chase USA as the surviving entity.

Chase USA, together with its affiliates, is engaged in the automotive financing and automotive loan servicing business.

Trustee

The prospectus supplement will name the trustee for the trust.

Indenture Trustee

The prospectus supplement will name the indenture trustee.

Securities

Each trust will issue one or more classes of notes and may issue one or more classes of certificates. You will find the following information about each class of securities in the related prospectus supplement:

•	its principal amount,

•	its interest rate, which may be fixed or variable or a combination of fixed and variable rates,

•	the timing, amount and priority or subordination of payments of principal and interest,

•	the method for calculating the amount of principal payments,

•	whether or not distributions of principal or interest will be delayed or not made upon the occurrence of specified events,

•	whether payments of principal and interest may or may not be made from designated portions of the motor vehicle loans,

•	its final payment date and

•	whether and when it may be redeemed prior to its final payment date.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities issued by a trust that is not being offered to the public.

Optional Prepayment

Generally, the servicer will have the option to purchase the motor vehicle loans of each trust on any payment date when the aggregate principal balance of the motor vehicle loans sold to the trust has declined to the percentage specified in the prospectus supplement or less of the initial principal balance. Upon the purchase of the motor vehicle loans, the securities of that trust will be prepaid in full.

The Motor Vehicle Loans and Other Trust Property

The motor vehicle loans included in each trust will be retail installment sale contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks and other property, including:

•	the rights to receive payments made on the motor vehicle loans on and after the cutoff date specified in the related prospectus supplement,

•	security interests in the vehicles financed by the motor vehicle loans and

•	any proceeds from claims on various related insurance policies.

You will find a description of the characteristics of the trust’s motor vehicle loans in the prospectus supplement.

For a more detailed description of the motor vehicle loans, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, refer to the section of this prospectus entitled “The Motor Vehicle Loans.”

Other Property of the Trust

In addition to the motor vehicle loans, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited,

•	an account to fund post-closing purchases of additional motor vehicle loans,

•	an account providing yield enhancement to the motor vehicle loans,

•	one or more reserve accounts or other accounts providing credit enhancement,

•	an account into which deposits are made until applied to the notes on the dates targeted for payment of principal or

•	any other account identified in the prospectus supplement.

Purchase of Motor Vehicle Loans After the Closing Date

If a trust has not purchased all of its motor vehicle loans at the time you purchase your securities, it will purchase the remainder of its motor vehicle loans from Chase USA over a period, not to exceed one year, specified in the prospectus supplement.

Credit or Payment Enhancement

The prospectus supplement will specify the credit or payment enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities,

•	excess spread, i.e., interest earned on the motor vehicle loans in excess of the sum of the amount required to be paid on the securities and the servicing fees and other expenses of the trust,

•	one or more reserve accounts,

•	a yield supplement agreement, account or other arrangement,

•	overcollateralization, i.e., the amount by which the principal amount of the motor vehicle loans exceeds the principal amount of all of the trust’s securities,

•	a letter of credit or other credit or liquidity facility,

•	a surety bond,

•	a guaranteed investment contract,

•	swaps or other interest rate protection agreements,

•	repurchase obligations,

•	other agreements with respect to third party payments or other support or

•	cash deposits or other arrangements.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable to securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

For more information about credit enhancement refer to the section of this prospectus entitled, “Transfer and Servicing Agreements—Credit and Cash Flow Enhancement.”

Transfer and Servicing of the Motor Vehicle Loans

We will transfer a pool of motor vehicle loans to a trust under a sale and servicing agreement. We will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the motor vehicle loans.

For more information about the sale and servicing of the motor vehicle loans refer to the section of this prospectus entitled “Transfer and Servicing Agreements—Sale and Assignment of Motor Vehicle Loans.”

Servicing Fees

Each trust will pay the servicer a servicing fee based on the outstanding balance of the motor vehicle loans. The amount of the servicing fee will be in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation the fees and charges paid by obligors. In addition, if set forth in the related prospectus supplement, the servicer will be entitled to receive investment income on amounts on deposit in the trust’s accounts.

For more information on servicing compensation refer to the section of this prospectus entitled “Transfer and Servicing Agreements—Servicing—Servicing Compensation and Payment of Expenses” and the corresponding section in the attached prospectus supplement.

Servicer Advances

The servicer may make advances of delinquent payments on the motor vehicle loans. The related prospectus supplement will describe the terms and conditions of those advances.

If the servicer makes advances, it will be entitled to reimbursement from other collections of the trust for advances that are not repaid out of collections of the related delinquent payments.

Tax Status

Simpson Thacher & Bartlett LLP, special tax counsel, will deliver an opinion to the effect that, for federal income tax purposes:

•	any notes issued by the trust will be treated as debt and

•	the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

Alternative characterizations of the trust and the certificates issued by the trust are possible, but would not result in materially adverse tax consequences to holders of the certificates.

The opinions referred to in the preceding paragraph will be filed with the SEC as an exhibit to a current report filed on Form 8-K at the time the related securities are sold.

For additional information concerning the application of federal tax laws to your securities refer to the section of the attached prospectus supplement entitled “Material Federal Income Tax Considerations.”

Employee Benefit Plan Considerations

If you are investing the assets of an employee benefit plan, arrangement or account that is subject to ERISA, the tax code or any similar laws or regulations, or an entity whose underlying assets are considered to include the assets of any employee benefit plan, arrangement or account, you should carefully review the matters discussed in the section of this prospectus and in the section of the attached prospectus supplement entitled “Employee Benefit Plan Considerations” before investing in the securities.

Form and Denomination

Your securities may be issued in definitive form or in book-entry form. If they are issued in book-entry form, you will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement.

For additional information concerning the form of your securities refer to the section of this prospectus entitled “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities.”

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the financed vehicles could reduce the funds available to make payments on your securities.

If another person acquires a security interest or other interest in a financed vehicle that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

The trust’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

•	Chase USA, or if the motor vehicle loan was originated by an affiliate of Chase USA, that affiliate, might fail to perfect its security interest in the related financed vehicle,

•	another person may acquire an interest in a financed vehicle that is superior to the trust’s security interest through fraud, forgery, negligence or error,

•	the trust may not have a security interest in the financed vehicles in certain states because the certificates of title for the financed vehicles will not be amended to reflect the assignment of a security interest in the financed vehicles to the trust and may not have been amended to reflect an earlier assignment of a security interest in the financed vehicles to Chase USA by the affiliate of Chase USA who originated the related motor vehicle loan,

•	holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest and

•	the trust may lose its security interest in financed vehicles confiscated by the government.

Chase USA will not be required to repurchase a motor vehicle loan if the security interest in the related financed vehicle or the motor vehicle loan becomes impaired after it sold the motor vehicle loan to the trust.

Our insolvency could result in accelerated, delayed or reduced payments to you.

We are chartered as a national banking association and are subject to regulation and supervision by the Office of the Comptroller of the Currency. If we become insolvent, are in an unsound condition or engage in certain violations of our bylaws or regulations or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as our conservator or receiver, payments of principal and interest on your securities could be delayed or reduced.

Under such circumstances, the FDIC, as conservator or receiver, is authorized to repudiate any contract of Chase USA. This authority may permit the FDIC to repudiate the transfer of motor vehicle loans to a trust. Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as motor vehicle loans, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. We believe that this FDIC regulation will apply to the transfer of motor vehicle loans under a sale and servicing agreement to a trust in the manner contemplated by this prospectus and intend on satisfying the conditions of the regulation.

If the FDIC, as conservator or receiver, nevertheless repudiated our transfer of motor vehicle loans to a trust, the FDIC would be required to pay “actual direct compensatory damages” measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision to repudiate our transfer of motor vehicle loans to a trust for a reasonable period following its appointment as our conservator or receiver.

Even if the FDIC did not repudiate our transfer of motor vehicle loans to a trust, the FDIC, as conservator or receiver, could:

•	require the trustee to go through an administrative claims procedure to establish its rights to payments collected on the motor vehicle loans,

•	request a stay of proceedings with respect to the trust’s claims against us, or

•	repudiate without compensation and refuse to perform our ongoing obligations under a sale and servicing agreement, such as our duty to collect payments or otherwise service the motor vehicle loans, or our obligations under an administration agreement to provide administrative services to a trust.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent an indenture trustee or the securityholders from appointing a new servicer under a sale and servicing agreement or (ii) authorize us to stop servicing the motor vehicle loans of a trust.

If the FDIC were to take any of those actions, payments of principal and interest on your securities could be delayed or reduced.

Regulatory action could result in delayed or reduced payments to you.

Federal banking agencies have broad enforcement powers over us. If the appropriate banking agency were to find that any agreement or contract, including a sale and servicing agreement or an administration agreement, to which we are a party or the performance of any of our obligations under such an agreement or contract constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to us or would adversely affect our safety and soundness, that banking agency has the power to order us, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered or directed us to rescind or amend a sale and servicing agreement and/or an administration agreement, payments to you could be delayed or reduced, we may not be liable to you for contractual damages for complying with such an order or directive, and you may not have any legal recourse against that banking agency.

Only the assets of the trust are available to pay your securities.

Neither we nor any of our affiliates are obligated to make any payments in respect of the securities of a trust or the motor vehicle loans owned by a trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

The assets of a trust will consist solely of its motor vehicle loans and, to the extent specified in the prospectus supplement, various deposit accounts and any credit or payment enhancement.

Amounts on deposit in any account providing credit enhancement or other credit enhancement provided will be limited and subject to depletion.  The amount required to be on deposit in any account providing credit enhancement or any other credit enhancement will be limited in amount. If the amount is depleted to cover shortfalls in distributions of principal and interest on your securities, the trust will depend solely on collections on the motor vehicle loans and any other credit or payment enhancement to make payments on your securities. In addition, the minimum required balance in an account providing credit enhancement may decrease as the outstanding balance of the motor vehicle loans decreases.

You may suffer losses upon a liquidation of the motor vehicle loans if the proceeds of the liquidation are less than the amounts due on the outstanding securities.  Under the circumstances described in this prospectus, the motor vehicle loans of a trust may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the trust sells the motor vehicle loans for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in collecting payments could occur if we cease to be the servicer.

If we were to cease acting as the servicer, the processing of payments on the motor vehicle loans and information relating to collections could be delayed, which could delay payments to you. We can be removed as servicer if we default on our servicing obligations as described in this prospectus. We may also resign as servicer under the circumstances described in this prospectus.

Subordination may cause some classes of securities to bear additional credit risk.

The rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities or to the rights of other parties such as swap counterparties.

Holders of subordinated classes of securities will bear more credit risk than senior classes. Subordination may take the following forms:

•	interest payments on any date on which interest is due may first be allocated to the more senior classes or to other parties such as swap counterparties,

•	principal payments on the subordinated classes might not begin until the principal of the more senior classes is repaid in full,

•	principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made,

•	subordinated classes bear the risk of losses on the motor vehicle loans and the resulting cash shortfalls before the more senior classes and

•	if the trustee sells the motor vehicle loans after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and methods of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

Prepayments on the motor vehicle loans may adversely affect the average life of and rate of return on your securities.

Faster than expected prepayments on the motor vehicle loans will cause the trust to make payments on its securities earlier than expected. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. We cannot predict the effect of prepayments on the average life of your securities.

All the motor vehicle loans by their terms may be prepaid at any time. Prepayments include:

•	prepayments in whole or in part by the obligor,

•	liquidations due to default,

•	partial payments with proceeds from physical damage, credit life and disability insurance policies,

•	a required repurchase of a motor vehicle loan from a trust by Chase USA, as seller or servicer, resulting from a breach of representation, warranty or covenant and

•	an optional repurchase of motor vehicle loans from a trust by Chase USA as servicer when their aggregate principal balance is equal to or less than the percentage of the initial aggregate principal balance specified in the related prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the motor vehicle loans and the rate of defaults.

The final payment of each class of securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of that class of notes will occur later than its final payment date.

In addition, Chase USA as servicer may, on a case-by-case basis, permit extensions of the due dates of payments on the motor vehicle loans in accordance with its normal and customary servicing practices and procedures. Deferral or extensions may increase the weighted average life of the securities. The servicer will not be permitted to grant an extension or deferral if as a result the final scheduled payment date on a motor vehicle loan would fall on or after the last day of the calendar month immediately preceding the final payment date of the related securities unless the servicer purchases the affected motor vehicle loan.

You may suffer losses on your securities because Chase USA as servicer will hold collections and commingle them with its own funds.

Provided that the conditions established by the rating agencies rating the securities issued by a trust are satisfied, the servicer will generally be permitted to hold with its own funds collections received from obligors on the motor vehicle loans held by that trust until the day prior to the next date on which distributions are made on the securities issued by that trust. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If it is unable for any reason to pay these amounts to the trust on the payment date, you might incur a loss on your securities.

Additional motor vehicle loans may have different characteristics than the initial pool of motor vehicle loans.

A trust may not have purchased all of its motor vehicle loans at the time you purchase your securities. It may purchase the remainder of its motor vehicle loans from Chase USA over a period specified in the related prospectus supplement. The additional motor vehicle loans will not be required to have any particular characteristics. The additional motor vehicle loans may be originated by Chase USA or another originating bank at a later date using criteria different from those applied to the initial pool of motor vehicle loans and may be of a different credit quality and seasoning. In addition, following the transfer of the additional motor vehicle loans to the trust, the characteristics of the pool of motor vehicle loans held by the trust may vary from those of the initial motor vehicle loans. As a result the overall credit quality of the motor vehicle loan pool may decline. Any resulting increase in defaults will result in an increased rate of prepayments and a greater risk of loss.

You may experience a prepayment of your securities as a result of pre-funding.

If the principal amount of additional motor vehicle loans transferred to a trust during the funding period, not to exceed one year, specified in the prospectus supplement is less than the amount set aside in a pre-funding account on the closing date to purchase additional motor vehicle loans, the amount remaining in that account at the end of the funding period will be applied to the prepayment of the securities issued by the trust. The amount remaining in the pre-funding account at the end of the funding period will depend on Chase USA’s ability to generate a sufficient amount of additional motor vehicle loans during the funding period. Any premium paid to you with any prepayment may not be sufficient to compensate you for any difference between the yield on your securities and the yield at which you may reinvest the prepayment proceeds.

You may suffer losses because you have limited control over the actions of the trust.

Each trust will pledge its property to the indenture trustee to secure payment of the notes, including its rights under the sale and servicing agreement. As a result, the indenture trustee, not the holders of the certificates issued by the trust, will have the right to take certain actions in connection with the administration of the trust property, including, under certain circumstances, selling the motor vehicle loans at the direction of the noteholders. In addition, the noteholders will have the right to waive the occurrence of a servicer default and to terminate Chase USA as servicer upon the occurrence of a servicer default. The holders of the certificates will not have these rights until the notes have been paid in full.

You may experience a greater risk of loss on your securities due to the effect of the Servicemembers Civil Relief Act.

Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, are entitled, upon appropriate written notice to the creditor, to a reduction in the rate at which interest accrues on their motor vehicle loans to 6% per annum during their period of active service unless a court orders otherwise upon application of the creditor. In addition, the Relief Act requires a creditor seeking to repossess the vehicle of an individual covered by the Relief Act to obtain a court order before it can do so and permits the court to stay the proceeding for as long as the court determines justice and equity require. The U.S. military operations in Afghanistan and Iraq have increased and may in the future increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. There are also similar state laws that may relieve, reduce, adjust or extend the obligations under, or the rights of a creditor with respect to, the motor vehicle loans of members of the military or other forms of governmental service. Because the Relief Act and most similar state laws cover obligors who enter military or other service (including reservists who are called to active duty) after origination of the motor vehicle loan, no information can be provided as to the number of motor vehicle loans transferred to a trust that may be affected thereby. Any resulting shortfalls in interest or principal payments on the motor vehicle loans owned by a trust will reduce the amount available to make payments on the securities issued by the trust.

The Trusts

We will establish a separate trust pursuant to a trust agreement in connection with the issuance of each series of asset-backed notes and asset-backed certificates.

Property of Trust

The property of each trust will include:

•	a pool of motor vehicle loans and all payments due or received from the obligors under those motor vehicle loans on and after the cutoff date specified in the related prospectus supplement,

•	amounts held from time to time in trust accounts established and maintained pursuant to the related sale and servicing agreement,

•	security interests in the vehicles financed by the motor vehicle loans,

•	our rights to proceeds of breach of representation and warranty claims against the dealers from whom we acquired the motor vehicle loans,

•	an assignment of our right to receive proceeds from claims on theft and physical damage insurance policies, including GAP, covering the vehicles financed by the motor vehicle loans or on credit life and credit disability insurance policies covering the obligors under the motor vehicle loans, as the case may be,

•	vehicles financed by the motor vehicle loans that have been repossessed by the servicer on behalf of the trust, and

•	certain rights under swap agreements or other interest rate protection agreements, if any, and any and all proceeds of the above property.

If provided in the related prospectus supplement, the property of a trust may include monies on deposit in a pre-funding account to be used to purchase additional motor vehicle loans from Chase USA from time to time during the funding period specified in the prospectus supplement.

If provided in the related prospectus supplement, the property of a trust may include one or more reserve accounts maintained in the name of the related indenture trustee, a yield supplement agreement and/or a yield supplement account or other form of credit enhancement.

On or before the closing date of a trust, we will transfer a pool of motor vehicle loans having an aggregate principal balance specified in the related prospectus supplement to the trust in exchange for the securities issued by that trust. If provided in the related prospectus supplement, we will convey to the trust additional motor vehicle loans and the related property having an aggregate principal balance approximately equal to the amount deposited in the pre-funding account on the closing date as frequently as daily during the funding period specified in the prospectus supplement. These motor vehicle loans will also be assets of the trust.

The Trustee

The trustee for each trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the securities issued by the trust is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee under each trust agreement will perform administrative functions.

A trustee may resign at any time by giving the administrator written notice of its resignation. The administrator will be obligated to appoint a successor trustee. The administrator may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related trust agreement, becomes legally unable to act or becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. The administrator will be obligated to indemnify the trustee. If the administrator does not provide indemnification to the trustee, the trustee may be indemnified from the assets of the related trust. No indemnification will be permitted to be paid on any payment date until the holders of the securities issued by the trust and the servicer have been paid all amounts otherwise due to them on that date and the amount on deposit in any enhancement account equals its required amount.

The principal offices of each trust and the entity named as trustee of that trust will be specified in the related prospectus supplement.

Chase USA

Chase USA, a wholly-owned subsidiary of JPMorgan Chase & Co., was formed in 1982 and is headquartered in Newark, Delaware. Chase USA is chartered as a national bank and as such is subject to regulation and supervision by the Office of the Comptroller of the Currency. Chase USA’s activities are predominantly related to credit card lending and other forms of consumer lending.

On the Merger Date, Bank One, Delaware, National Association merged into Chase USA with Chase USA as the surviving entity.

Chase USA is one of the largest issuers of VISA and MasterCard credit cards in the United States. Chase USA’s revenues derive primarily from interest income and fees on its consumer revolving credit card accounts and interchange income. Its primary expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

The principal executive office of Chase USA is located at 200 White Clay Center Drive, Newark, Delaware 19711, telephone number (302) 575-5000.

The Motor Vehicle Loans

General

We, together with our affiliates, are engaged in the automotive financing and automotive loan servicing business. We and/or one or more of our affiliates engaged in the automotive finance business may originate or acquire the motor vehicle loans to be transferred to a trust. We have not originated or acquired any motor vehicle loans since February 2005.

The motor vehicle loans to be transferred to a trust may include:

•	motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks purchased from dealers who regularly originate and sell these contracts in accordance with approved dealer agreements,

•	purchase money loans secured by new or used automobiles and light-duty trucks made by the originating banks directly,

•	purchase money loans secured by new or used automobiles and light-duty trucks made pursuant to arrangements with dealers in accordance with approved dealer agreements or

•	motor vehicle retail installment sales contracts relating to, and purchase money loans secured by, new or used automobiles and light-duty trucks purchased by the originating banks from other originators of motor vehicle loans.

The motor vehicle loans to be held by each trust will be selected from the motor vehicle loans that we acquire from or through dealers or make directly without the involvement of a dealer and from those that we acquire from the other originating banks or other originators. The motor vehicle loans that we acquire from another originating bank may include motor vehicle loans that were acquired from or through dealers or made directly without the involvement of a dealer. Selection will be based upon several criteria, including, unless otherwise provided in the related prospectus supplement, that each motor vehicle loan:

•	was either

•	acquired from or made through a dealer located in the United States,

•	made directly by one of the originating banks in the United States without the involvement of a dealer or

•	acquired from another originator of motor vehicle loans,

•	is secured by a financed vehicle that, as of the cutoff date specified in the related prospectus supplement, had not been repossessed without reinstatement,

•	has not been identified on our computer files as relating to an obligor who was in a bankruptcy proceeding as of the cutoff date specified in the related prospectus supplement,

•	if not a Final Payment Receivable or a Deferred Payment Receivable, provides for fully amortizing level scheduled monthly payments, other than the last payment, which may be different from the level payments,

•	is an Actuarial Receivable or a Simple Interest Receivable and

•	satisfies the other criteria, if any, set forth in the related sale and servicing agreement and described in the related prospectus supplement.

We will not use any selection procedures that we believe to be materially adverse to you in selecting the motor vehicle loans to be transferred to a trust.

If we transfer any Final Payment Receivables to a trust, we will transfer to the trust only the principal and interest payments due prior to the final scheduled payment and not the final scheduled payment. We will retain the final scheduled payment. However, we will have the option to transfer the final scheduled payments of the Final Payment Receivables to the trust and to cause that trust to issue certificates representing interests in, or notes secured by, those final scheduled payments.

All of the motor vehicle loans will be prepayable at any time. Some of the motor vehicle loans may be prepayable without penalty and some may include a prepayment penalty. The motor vehicle loans may contain due-on-sale provisions or other provisions that require the obligors to repay the motor vehicle loans when the related financed vehicles are sold. If an obligor prepays a Simple Interest Receivable in full, the obligor is required to pay interest only to the date of prepayment. If an obligor prepays an Actuarial Receivable in full, with minor variations based upon state law, the obligor is entitled to a rebate of the finance charges calculated on the basis of a constant interest rate.

If we repossess and sell the financed vehicle securing a delinquent motor vehicle loan, we will apply the amounts recovered in accordance with our normal and customary servicing practices and procedures. We reserve the right to change our policies with respect to the application of amounts recovered from motor vehicle loans that we liquidate and financed vehicles that we repossess and sell.

We will provide information with respect to each pool of motor vehicle loans transferred to a trust in the related prospectus supplement, including, to the extent appropriate:

•	the composition of the motor vehicle loans,

•	the distribution by the annual contract rate of interest and by the states of origination of those motor vehicle loans,

•	the portion of the pool consisting of Actuarial Receivables, Simple Interest Receivables and any portions consisting of Final Payment Receivables or Deferred Payment Receivables and

•	the portion of the pool secured by new financed vehicles and the portion of the pool secured by used financed vehicles.

The information in the prospectus supplement with respect to a pool of motor vehicle loans transferred to a trust may be provided as of a statistical cutoff date that is earlier than the applicable cutoff date for the trust. Certain motor vehicle loans included in the statistical information in the prospectus supplement may not be included in the motor vehicle loans transferred to the trust on the closing date. In addition, we may select additional motor vehicle loans to be transferred to the trust after that statistical cutoff date. Any variations in the characteristics of the motor vehicle loans as of the cutoff date from those characteristics presented as of the statistical cutoff date in the prospectus supplement will not be material.

If a trust includes a pre-funding account, we will be obligated to sell, subject to availability, and the trust will be obligated to purchase, subject to the satisfaction of certain conditions, additional motor vehicle loans and the related property having an aggregate principal balance approximately equal to the amount deposited in the pre-funding account on the closing date. The additional motor vehicle loans that we transfer to the trust will be required to satisfy the eligibility criteria specified in the related sale and servicing agreement, at the time of their addition. Except for those criteria, there will be no required characteristics of the additional motor vehicle loans. Therefore, following the transfer of additional motor vehicle loans to the trust, the overall characteristics of the pool of motor vehicle loans held by the trust may vary from those of the initial pool of motor vehicle loans transferred to the trust. Those additional motor vehicle loans may be originated at a later date using credit criteria different from those which were applied to the initial pool of motor vehicle loans and may be of a different credit quality and seasoning. If a trust includes a pre-funding account, the related prospectus supplement will also describe the effects the addition of motor vehicle loans may have on the pool of motor vehicle loans included in the trust. If a trust acquires additional motor vehicle loans, regular periodic reports regarding those loans will be included under Item 5 in each current report filed by or on behalf of the trust on Form 8-K with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

Delinquency and Loan Loss Information

We will provide information in each prospectus supplement concerning the delinquencies, loan losses and recoveries for the Chase Auto Portfolio as of the dates and for the periods set forth in the related prospectus supplement. We cannot assure you that the delinquency and loan loss experience on any pool of motor vehicle loans transferred to a trust will be comparable to prior experience or to the information with respect to the Chase Auto Portfolio in the prospectus supplement.

The Chase Auto Portfolio has included from time to time motor vehicle loans that were originated by originating bank affiliates of Chase USA or its predecessors using origination criteria that were different but not materially different from the then existing underwriting criteria of Chase USA or its predecessors. We believe that the delinquency and loan loss experience for any period presented in a prospectus supplement without the inclusion of those motor vehicle loans would not be materially different from the delinquency and loan loss experience that will be set forth in the prospectus supplement. If specified in the related prospectus supplement, we may transfer to a trust motor vehicle loans that were made directly to obligors without the involvement of dealers acting pursuant to dealer agreements with Chase USA or one of its affiliates. However, the Chase Auto Portfolio does not include motor vehicle loans made directly by Chase USA or by any other originating bank to obligors without the involvement of dealers and as a result the delinquency and loan loss experience of the Chase Auto Portfolio included in the related prospectus supplement will not include the delinquency and loan loss experience for those motor vehicle loans. We believe that the delinquency and loan loss experience for those motor vehicle loans will not be materially different from the delinquency and loan loss experience for the Chase Auto Portfolio.

If specified in the related prospectus supplement, we may transfer to a trust motor vehicle loans that were acquired by Chase USA from another originator of motor vehicle loans. The Chase Auto Portfolio does not include motor vehicle loans acquired from other originators and as a result the delinquency and loan loss experience of the Chase Auto Portfolio included in the related prospectus supplement will not include the delinquency and loan loss experience for those motor vehicle loans. If we believe that including motor vehicle loans acquired by Chase USA from other originators in the motor vehicle loans being transferred to a trust will result in the performance of those motor vehicle loans being materially different from the delinquency and loan loss experience for the Chase Auto Portfolio, we will provide additional information with respect to the motor vehicle loans acquired by Chase USA in the related prospectus supplement.

The Chase Auto Portfolio does not include motor vehicle loans originated by Bank One, National Association or any of its affiliates prior to the Merger Date or any motor vehicle loans originated by affiliates of Chase USA after the Merger Date using the origination standards of Bank One, National Association, and as a result the delinquency and loan loss experience of the Chase Auto Portfolio included in the related prospectus supplement will not include the delinquency and loan loss experience for those motor vehicle loans.

Origination and Servicing of Motor Vehicle Loans

Origination.  The originating banks purchase motor vehicle retail installment sales contracts relating to new or used automobiles from dealers who regularly originate those contracts. The contracts are sold to the originating banks pursuant to the terms of approved dealer agreements. The dealers assign the contracts to the originating banks pursuant to standard form assignments and the dealer agreements. The originating banks also make purchase money loans secured by financed vehicles directly or pursuant to arrangements with dealers made pursuant to approved dealer agreements. The originating banks enter into dealer agreements with dealers based upon a review of the dealer, including in some cases, a financial review, and a review of the dealer’s reputation and prior experience with the dealer and its key management. Generally, the dealers selling new financed vehicles are franchised by the manufacturer of those vehicles.

The originating banks currently make or purchase motor vehicle loans made indirectly with the involvement of dealers throughout the United States. Each dealer makes representations and warranties to the originating banks with respect to the motor vehicle loans, the obligors on the motor vehicle loans and the security interests in the related financed vehicles. These representations and warranties typically include, among others, that:

•	to the best of the dealer’s knowledge,

•	no statements made or furnished by the obligor, the dealer or any other person are untrue or incomplete,

•	the obligor has not financed any down payment for the financed vehicle,

•	the obligor is a bona fide applicant having legal capacity to contract for a motor vehicle loan,

•	the signature of the obligor on all documents is genuine and

•	the amount stated in the motor vehicle loan to be due will in fact be due and payable at the time or times provided, free of any claims, defenses, setoffs or counterclaims,

•	the dealer had indefeasible title to the financed vehicle immediately prior to the purchase by the obligor, and had the right and authority to sell the vehicle to the obligor, free and clear of all liens and encumbrances,

•	the dealer will secure and perfect for the originating bank a security interest in the financed vehicle, free and clear of any liens or encumbrances and

•	the description of the financed vehicle in the motor vehicle loan is true and complete and the financed vehicle will be or has been duly delivered to and accepted without revocation by the obligor.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the motor vehicle loans.

Upon breach of any representation or warranty made by a dealer, the originating bank has a right of recourse against that dealer to require it to purchase or repurchase the related motor vehicle loan. Generally, in determining whether to exercise any right of recourse, the originating banks consider the prior performance of the dealer, as well as other business and commercial factors. As servicer, we will be obligated to enforce the rights of the originating banks under the dealer agreements relating to the motor vehicle loans transferred to a trust in accordance with our customary practices. As seller, we will convey the right to any proceeds received upon enforcement of those rights to the related trust under the sale and servicing agreement. We will make no representations as to the financial condition of any of the dealers to which an originating bank may have recourse. We cannot assure you as to the ability of any dealer to perform its obligations to an originating bank under a dealer agreement.

Motor vehicle loans purchased from dealers may include motor vehicle loans originated under manufacturer subvention programs. Subvention programs are marketing tools of automobile manufacturers under which the manufacturers offer reduced financing rates to retail customers as an incentive to purchase automobiles. Subvention programs generally require the automobile manufacturer to pay an amount to compensate the originating bank for accepting the incentive interest rate financing. Subvention compensation payments relating to motor vehicle loans transferred to a trust will not be property of the trust. The originating banks currently have contractual subvention relationships with a number of manufacturers. These relationships may include “side by side” arrangements, whereby the originating bank offers subvented programs that mirror those of the manufacturer’s captive finance company; preferred lender relationships, whereby, independent of the manufacturer’s captive finance company, if any, the originating bank works with that manufacturer to offer subvented programs; and private label or co-branding arrangements, whereby the originating bank works with a manufacturer to offer financing services under that manufacturer’s brand name.

Motor vehicle loans purchased from dealers may include motor vehicle loans originated under manufacturer programs allowing obligors to defer the initial scheduled monthly payment under the loan for some period of time.

The originating banks also make direct motor vehicle loans to obligors. Since dealers do not originate these motor vehicle loans under dealer agreements, the representations and warranties customarily made by the dealers in the dealer agreements are not made with respect to these motor vehicle loans. No one other than the obligor will make any representations or warranties with respect to the financed vehicle and the obligor alone will be responsible for securing and perfecting the originating bank’s security interest in the financed vehicle.

The originating banks also make motor vehicle loans to obligors by accepting loan applications via an internet site offering online shopping and financing. These motor vehicle loans are not made by dealers acting pursuant to dealer agreements. However, the internet site provider makes limited representations and warranties regarding the motor vehicle loans and the related financed vehicles.

We may from time to time acquire pools of motor vehicle loans originated by an originator other than an originating bank. All motor vehicle loans purchased in a pool and transferred to a trust will be re-underwritten to the underwriting standards of the originating banks at the time of their acquisition.

Servicing.  Chase USA, as servicer, directly and through one or more of its affiliates, will service the motor vehicle loans transferred to each trust consistent with its servicing policies and practices. Chase USA and/or one of its affiliates perform the following functions through servicing centers, dealer service centers and satellite offices:

•	payment of motor vehicle loan proceeds to dealers,

•	customer service,

•	document files and computerized record keeping,

•	vehicle title processing and retention and

•	automated collections.

•	aspects of automobile dealer liaison,

•	dealer sales,

•	credit underwriting,

•	documentation reviews,

•	collections and

•	other services.

Chase USA may change its servicing policies and practices over time in accordance with its business judgment.

Underwriting of Motor Vehicle Loans

The originating banks evaluate each applicant for a motor vehicle loan individually through the appropriate dealer service center or satellite office based on the underwriting standards described below. These underwriting standards are intended to assess the applicant’s ability to repay the motor vehicle loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form that generally provides the applicant’s income, liabilities, credit history and a description of the financed vehicle intended to secure the motor vehicle loan. The originating banks consider the following criteria, among others, in evaluating whether to purchase the motor vehicle loan of an applicant from a dealer or extend credit to an applicant:

•	the obligor’s payment history based on the direct knowledge of the originating banks or as provided by various credit reporting agencies with respect to present and past debt,

•	a loan-to-value ratio test taking into account the age, type and market value of the financed vehicle and

•	a credit bureau score.

The originating banks use an empirically based credit scoring process to objectively index the applicant’s creditworthiness. The originating banks created this scoring process using historical information from their database of motor vehicle loans owned or serviced by them or one of their affiliates. Through credit scoring, the originating banks evaluate credit profiles in order to satisfactorily quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The originating banks periodically review and update the credit scoring process that they use to ensure its validity. In February 2001 and October 2004, the originating banks implemented re-developed custom credit scorecards. In addition to their scoring process, the originating banks use consumer reporting agency scores to assist in the underwriting process.

The originating banks use an automated approval and declination process for certain applications based on selection criteria that were statistically derived from their database of motor vehicle loans owned or serviced by the originating banks or one of their affiliates. A credit analyst reviews applications that are not automatically approved or denied. Except for the applications that are automatically approved or denied, the scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions but are not meant to supersede the judgment of the credit analyst. The originating banks approve motor vehicle loans that vary from their standard credit guidelines, both before and after implementation of the credit scoring process, but approval of those motor vehicle loans generally requires concurrent approval of a second designated senior credit analyst or credit manager. Motor vehicle loans that do not comply with all of their credit guidelines typically have strong compensating factors that indicate a high ability of the applicant to repay the loan.

The amount advanced under any motor vehicle loan generally will not exceed

•	for a new financed vehicle, 100% to 130% of the vehicle’s invoice price or

•	for a used financed vehicle, 90% to 130% of the “wholesale” value stated in the most recently published National Automobile Dealer’s Association Official Used Car Price Guide for the applicable region or the Kelley Blue Book Official Used Car Guide for western markets, plus taxes and title and license fees on the financed vehicle. However, the maximum amount advanced on a motor vehicle loan may vary depending on a number of factors, including the term of the motor vehicle loan and the model and year of the financed vehicle. These adjustments are made to insure that the financed vehicle constitutes adequate collateral to secure the motor vehicle loan. In addition, whether a financed vehicle is new or used, the originating banks may also finance credit life, accident and health insurance, GAP, service contracts, extended warranties, mechanical breakdown protection insurance, theft deterrent products and maintenance agreements under a motor vehicle loan.

The originating banks perform detailed analysis of their portfolio to evaluate the effectiveness of the credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, the originating banks adjust the credit guidelines to maintain a level of asset quality that the originating banks deem acceptable. Each day, the credit manager and credit supervisors of each of the dealer service centers review a computer-selected group of motor vehicle loan applications to ensure that credit analysts are following the originating banks’ established policies and procedures. The originating banks randomly review, on a quarterly basis, the quality of the motor vehicle loans and conduct quality audits to ensure compliance with their established policies and procedures.

The originating banks may change their credit underwriting standards over time in accordance with their business judgment.

Insurance

Each motor vehicle loan requires the obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance on the financed vehicle. The dealer agreements include a representation and warranty from the dealer that each financed vehicle has the required insurance at the time of origination of the motor vehicle loan.

Neither the originating banks nor Chase USA, as seller or servicer, independently verifies or will independently verify whether obligors obtain or maintain the required insurance either at or after the origination of a motor vehicle loan. The originating banks monitor their loss experience with respect to financed vehicles that are not properly insured.

The originating banks reserve the right to change their policies with respect to insurance on financed vehicles in accordance with their business judgment.

As a result of a New York law, the originating banks do not obligate the obligors under motor vehicle loans originated through New York dealers to pay the so-called “GAP amount” in the event of a total loss of the vehicle caused by its theft, confiscation or physical damage. The “GAP amount” that the obligor will not be obligated to pay is the difference between the amount owed on the motor vehicle loan as of the date of the total loss and the vehicle’s actual cash value as of the date of the total loss. However, the obligor will remain liable for any unpaid monthly payments, unpaid late fees and other unpaid amounts due prior to the date of the total loss.

If the obligor has maintained the insurance required under the motor vehicle loan, the vehicle’s actual cash value will be the cash value under the insurance policy, inclusive of the deductible, which the motor vehicle loan specifies may be no higher than $500. If the obligor has not maintained the required insurance, the vehicle’s actual cash value will be the “average trade” value of the vehicle in the most recently published National Automobile Dealer’s Association Official Used Car Guide (Eastern Edition) as of the date of the total loss. Neither the originating banks nor Chase USA, as seller or servicer, maintains or will maintain third-party insurance of any kind against the risk that the obligor has not maintained the required insurance coverage.

Collection Procedures

As servicer, we will perform collection activities with respect to delinquent motor vehicle loans included in a trust consistent with our servicing policies and practices. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to no more than 10% of a scheduled monthly payment remains unpaid.

We use an automated collection system to assist us in collection efforts. The automated collection system provides us with relevant obligor information, such as current addresses, phone numbers and loan information, records of all contacts with obligors and, in some cases, automated dialing. The system allows for automated and manual recording of an obligor’s promise to pay, and then schedules future collection activity based on these promises. The system

•	allows supervisor and manager review of collection personnel activity,

•	permits supervisors to modify priorities as to which obligors should be contacted and

•	provides extensive reports concerning motor vehicle loan delinquencies.

Under our current practices, we generally make contact by mail with an obligor whose motor vehicle loan has become 10 days delinquent and generally attempt to make contact by telephone with an obligor whose motor vehicle loan is more than 11 days delinquent. In some instances, risk-based scoring may result in the commencement of collection activity at a later stage of delinquency if the account is considered ‘low-risk’ by the scorecard. Generally, we commence repossession procedures when a motor vehicle loan is delinquent for 90 days. However, we may, as permitted by applicable law, repossess the financed vehicle without regard to length or existence of a payment delinquency in the following circumstances:

•	a motor vehicle loan is deemed uncollectible,

•	the financed vehicle is deemed by our collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession or

•	the obligor voluntarily surrenders the financed vehicle,

Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor, depending on applicable legal requirements, generally has an additional 10 to 30 days to redeem the financed vehicle (or, as required by applicable law, reinstate the loan) before we sell the financed vehicle. Upon repossession of the financed vehicle, we generally sell the financed vehicle in an auction. After the sale of the financed vehicle, we will pursue any deficiency remaining to the extent we deem practical and to the extent permitted by law.

Losses may occur in connection with delinquent motor vehicle loans. Losses can arise in several ways, including

•	the failure to realize the full amount owed upon sale of the financed vehicle and the inability to collect the deficiency,

•	the inability to locate the financed vehicle or the obligor, or

•	the discharge of the debt of the obligor in a bankruptcy proceeding.

Generally, we recognize losses on motor vehicle loans:

•	during the calendar month in which we repossess and sell the related financed vehicle,

•	during the calendar month in which one of the following occurs, and we have repossessed but not sold the related financed vehicle:

•	more than 10% of a scheduled payment of the motor vehicle loan becomes 240 days delinquent.

•	90 days have elapsed since we repossessed the related financed vehicle.

•	during the calendar month in which more than 10% of a scheduled payment of a motor vehicle loan becomes 120 days delinquent if we have not repossessed the related financed vehicle by the end of that calendar month, and the obligor has not filed for bankruptcy protection,

•	during the calendar month in which more than 10% of a scheduled payment of a motor vehicle loan becomes 240 days delinquent if the obligor has filed for bankruptcy protection, or

•	at such other time or in such a manner as we believed or believe is appropriate in accordance with our normal and customary servicing practices and procedures.

In any event, we recognize a loss on a delinquent motor vehicle loan no later than the calendar month in which more than 10% of a scheduled payment on the motor vehicle loan becomes 240 days delinquent.

We may change our loss recognition and collection policies and practices over time in accordance with our business judgment.

We may, on a case-by-case basis, extend the due dates of payments on motor vehicle loans in accordance with our normal and customary servicing practices and procedures. These practices and procedures are described more fully in the attached prospectus supplement.

Weighted Average Life of the Securities

The weighted average life of the securities issued by a trust will generally be influenced by the rate at which the principal balances of the motor vehicle loans held by the trust are paid. Principal payments come in the form of scheduled principal payments and prepayments. Prepayments can result from

•	prepayments of motor vehicle loans in full,

•	partial prepayments of motor vehicle loans,

•	liquidations due to default,

•	receipts of proceeds from theft and physical damage, credit life and credit disability insurance policies covering financed vehicles or obligors and

•	repurchases of motor vehicle loans by the seller or purchases of motor vehicle loans by the servicer for administrative reasons.

Obligors may prepay motor vehicle loans at any time.

If the property of a trust includes a pre-funding account, the securities issued by that trust will be subject to partial redemption on or immediately following the end of the funding period described in the related prospectus supplement. If a trust includes a reserve account or other credit enhancement, the securities issued by that trust will be subject to prepayments as a result of withdrawals being made from the reserve account or payments being made under the other enhancement in respect of defaulted motor vehicle loans.

The rate of prepayments on the motor vehicle loans may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle securing a motor vehicle loan without our consent. Programs offered by lenders, such as Chase USA and its affiliates, which solicit or make available credit that may be used by obligors to prepay motor vehicle loans may also influence the rate of prepayments on the motor vehicle loans. The credit offered may include home equity lines of credit, consumer installment credit and credit cards. Chase USA and its affiliates may in the ordinary course of business offer general or targeted solicitations for extensions of credit. These solicitations may be sent to obligors. In addition, each sale and servicing agreement will allow us to refinance an existing motor vehicle loan for an obligor so long as the proceeds of the refinanced loan are used to prepay the existing motor vehicle loan in full and the refinanced loan is evidenced by a new promissory note. Any loan resulting from the refinancing will not be the property of the related trust.

Because of the uncertain amount of prepayments on the motor vehicle loans included in a trust, we cannot assure you of the amount of principal payments that will be made on the securities issued by that trust on each payment date. Holders of the securities alone will bear the reinvestment risks resulting from a faster or slower incidence of prepayments on the motor vehicle loans. A prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to a particular pool of motor vehicle loans and the related securities.

We maintain records of the historical prepayment experience of portions of our portfolio of motor vehicle loans. We believe that these records are not adequate to provide meaningful information with respect to the motor vehicle loans to be included in any trust. In any event, we cannot give you any assurance that prepayments on a given pool of motor vehicle loans would conform to our historical experience. We cannot predict the actual prepayment experience of any pool of motor vehicle loans.

In addition, as servicer we may grant extensions on payments on the motor vehicle loans under limited circumstances. The related prospectus supplement will contain a description of the terms and conditions under which the motor vehicle loans included in a particular trust may be extended or modified. Any deferrals or extensions of those motor vehicle loans may increase the weighted average life of the related securities.

If an obligor under a Simple Interest Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period, we will treat the additional scheduled payments made in that Collection Period as a principal prepayment and we will apply it to reduce the principal balance of the related motor vehicle loan in that Collection Period. As a result of that prepayment, unless otherwise requested by the obligor, the obligor will not be required to make any scheduled payment in respect of that motor vehicle loan for the number of due dates corresponding to the number of additional scheduled payments he made. During that period interest will continue to accrue on the outstanding principal balance of the prepaid motor vehicle loan and the obligor’s account will not be considered delinquent. The related prospectus supplement will describe any obligation that we have as servicer to make Advances in respect of those unpaid interest payments.

When the obligor resumes his or her required payments, his regularly scheduled payments may be insufficient to cover the interest that has accrued since his last payment. Nonetheless the obligor’s prepaid motor vehicle loan would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the prepaid motor vehicle loan. Depending on the principal balance and interest rate of the related motor vehicle loan and on the number of payments that were prepaid, there may be extended periods of time during which such a motor vehicle loan is current but not amortizing.

Prepaid Simple Interest Receivables in any trust will affect the weighted average life of the securities issued by the trust. The distribution of the prepaid amount to the holders of the securities on the payment date following the Collection Period in which the amount was received will generally shorten the weighted average life of the securities. In addition, to the extent we make any Advances of interest with respect to a prepaid Simple Interest Receivable which subsequently goes into default, the loss on that motor vehicle loan may be larger than would have been the case had the Advances not been made because the liquidation proceeds from that motor vehicle loan will be applied first to reimburse us for the Advances.

Our portfolio of motor vehicle loans has historically included motor vehicle loans that have been prepaid by one or more scheduled monthly payments. We cannot assure you as to the number of motor vehicle loans that may become prepaid Simple Interest Receivables or the number or the principal amounts of the scheduled payments that may be prepaid.

If an obligor under any Actuarial Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period, we may deposit the additional scheduled payments made in that Collection Period into an account for the related trust and apply them as described in the related prospectus supplement. No shortfalls in payment of interest or principal will result when prepaid amounts on Actuarial Receivables are deposited into an account on behalf of the trust.

How You Can Compute Your Portion of the Amount Outstanding of Your Securities

As servicer we will provide to you in each report which we deliver to you a factor which you can use to compute your portion of the principal amount outstanding of your securities.

We will compute a separate factor for each class of notes. The factor for each class of notes will be an eight-digit decimal which we will calculate prior to each payment date. The note factor will equal the remaining outstanding principal balance of that class of notes as of the applicable payment date, after giving effect to payments to be made on that payment date, as a fraction of the initial outstanding principal balance of that class of notes. Your portion of each class of notes will equal the product of

•	the original denomination of your note and

•	the factor relating to your class of notes.

We will compute a separate factor for each class of certificates. The factor for each class of certificates will be an eight-digit decimal which we will calculate prior to each payment date. The certificate factor will equal the remaining balance of that class of certificates as of the applicable payment dates, after giving effect to distributions to be made on that payment date, as a fraction of the initial stated certificate balance of that class of certificates. Your portion of each class of certificates will equal the product of

•	the original denomination of your certificate and

•	the factor relating to your class of certificates.

Each factor will be 1.00000000 as of the cutoff date specified in the prospectus supplement for that series of securities and will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the initial stated certificate balance of the applicable class of certificates.

As servicer we will provide to you monthly reports concerning:

•	payments received on the motor vehicle loans included in the trust,

•	the aggregate principal balance of those motor vehicle loans as of the last day of the preceding Collection Period, calculated as described in the related prospectus supplement,

•	each factor relating to each class of securities issued by the trust and

•	various other items of information that will be specified in the related prospectus supplement.

In addition, you will be provided information for tax reporting purposes not later than the latest date permitted by law.

Use of Proceeds

We will apply the net proceeds from the sale of the securities of a trust as follows:

•	if the trust has a pre-funding account, to make a capital contribution to the trust by making a deposit into that account,

•	if the trust has a yield supplement account, to make a capital contribution to the trust by making a deposit into that account,

•	if the trust has a reserve account, to make a capital contribution to the trust by making the initial deposit into that account and

•	for any other purposes specified in the related prospectus supplement. We will add the remaining funds received by us to our general funds.

Principal Documents

In general, the operations of a trust will be governed by the following documents:

Document	Parties	Primary Purposes

Trust Agreement	Trustee and Chase USA, as depositor

•  creates the trust

•  provides for issuance of Class R certificates and the certificates and payments to certificateholders and Chase USA as holder of the Class R certificates

•  establishes the rights and duties of the trustee

•  establishes the rights of certificateholders

Indenture	Trust, as issuer of the notes, and Indenture Trustee	• provides for issuance of the notes, the terms of the notes and payments to noteholders • establishes the rights and duties of the indenture trustee • establishes the rights of noteholders

Sale and Servicing Agreement	Chase USA, as seller and servicer, and the Trust

•  effects transfer of motor vehicle loans to the trust

•  contains representations and warranties of Chase USA, as seller, concerning the motor vehicle loans

•  contains servicing obligations

•  provides for compensation of the servicer

•  directs how proceeds of the motor vehicle loans will be applied to the expenses of the trust and payments on the securities issued by the trust

Various provisions of these documents are described throughout this prospectus and will be described in the related prospectus supplement. The prospectus supplement for a trust will describe any material provisions of the documents relating to that trust that differ in a material way from the provisions described in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

Payments on the Securities

The prospectus supplement relating to the securities issued by a particular trust will describe

•	the timing, amount and priority of payments of principal and interest on each class of those securities,

•	their interest rates or the formula for determining their interest rates,

•	the method of determining the amount of their principal payments,

•	the priority of the application of the trust’s available funds to its expenses and payments on its securities and

•	the allocation of losses on the motor vehicle loans included in that trust among the classes of those securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments or residual cash flow remaining after all other classes have been paid. Interest rates may be fixed or floating.

One or more classes of securities may have fixed principal payment schedules, including a targeted scheduled payment date on which the securities are paid in full. The trust issuing these securities may have issued variable funding securities or have a liquidity facility or similar arrangement that permits it to make those scheduled payments. If a class of securities is redeemable or subject to prepayment, the prospectus supplement will describe when the securities may be redeemed or prepaid and at what price, including any premium payable. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the motor vehicle loans held by that trust.

Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class.

One or more classes of notes issued by a trust may have a final scheduled payment date of less than 397 days from the date of the related prospectus supplement and that class or those classes may have received a short-term rating by a rating agency that is in one of the two highest short-term rating categories. The failure to pay a class of notes on or prior to the related final payment date will constitute an Event of Default under the related indenture.

Certain Information Regarding the Securities

Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate per annum determined by reference to a base rate, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any or as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the related prospectus supplement.

The base rate of interest for any floating rate securities will be based on the London interbank offered rate, commercial paper rates, federal funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the related prospectus supplement.

A class of floating rate securities may also have either or both of the following, in each case expressed as a rate per annum:

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or the indenture trustee for the trust. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities of a given class.

Book-Entry Registration

Following is a description of the form your securities, whether certificates or notes, may take. We also describe how your securities may be transferred and how payments may be made to you.

The information in this section concerning DTC and its book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

Each class of securities issued by a trust may be represented by one or more global certificates registered in the name of Cede & Co., DTC’s nominee. Accordingly, Cede is expected to be the holder of record of each series of securities issued in book-entry form. This means that you, as an owner of securities, will generally not be entitled to Definitive Securities representing your interest in the issued securities. You will own securities through a book-entry record maintained by DTC. Your interests in the global securities will be represented through financial institutions acting on your behalf as direct and indirect participants in DTC. You may hold your securities through DTC in the U.S., Clearstream or the Euroclear system in Europe or in any manner described in the related prospectus supplement. Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of such class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of such class of securities refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of securities, for distribution to the holders of such class of securities in accordance with DTC’s procedures. Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Any securities of a given trust owned by us or any of our affiliates will be entitled to equal and proportionate benefits under the applicable indenture or trust agreement, except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

The prospectus supplement will specify whether the holders of the notes or certificates of a trust will hold their respective securities as global securities in book-entry form under the DTC system. Any purchase that you make of securities issued in book-entry form under the DTC system must be made by or through a DTC participant, which will receive a credit for the securities on DTC’s records. Your ownership interest is in turn recorded on the DTC participants’ and indirect participants’ records. You will not receive written confirmation from DTC of your purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the securities are accomplished by entries made on the books of DTC participants acting on behalf of you and other securityholders.

In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders.

Distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts and is required to receive and transmit distributions of principal and interest on the securities it holds. Participants and indirect participants with whom securityholders have accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, your ability to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for the securities.

You will not be recognized as a securityholder by the trustee or the indenture trustee. You will be permitted to exercise the rights of a securityholder only indirectly through DTC and its participants. Neither DTC nor Cede will consent or vote with respect to the securities issued by a trust. Under its usual procedures, DTC mails an omnibus proxy to Chase USA as soon as possible after the record date, which assigns Cede’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the relevant record date. Clearstream and the Euroclear operator, as the case may be, will take any action permitted to be taken by a securityholder on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

Except as required by law, none of the administrator, the applicable trustee or the applicable indenture trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities issued by any trust held by DTC, Clearstream or the Euroclear system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Initial Settlement of the Global Securities.  Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading of the Global Securities.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

—Trading between DTC participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

—Trading between Clearstream customers and/or Euroclear participants.  Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

—Trading between DTC seller and Clearstream or Euroclear purchaser.  When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last interest payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

—Trading between Clearstream or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Customer’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures,

•	borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant.

The Depositories—DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers (who may include any of the underwriters of securities issued by a trust), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its DTC participants are on file with the SEC.

—Clearstream.  Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for Clearstream Customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled through Clearstream in any of 36 currencies, including U.S. dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. As a professional depository, Clearstream is subject to regulation and supervision by the Commission de Surveillance du Secteur Financier. Clearstream Customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the securities issued by a trust. Clearstream Customers in the U.S. are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 counties, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear system in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

—Euroclear.  The Euroclear system was created in 1968 to hold securities of Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including U.S. dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is operated by Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear clearance system. Euroclear clearance system establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the securities issued by a trust. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

DTC may discontinue providing its services as securities depository for the securities issued by a trust at any time by giving reasonable notice to Chase USA, as servicer, the trustee and, if applicable, the indenture trustee. If this occurs and a successor securities depository is not obtained, Definitive Securities will be printed and delivered. The servicer may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, Definitive Securities will be delivered to each securityholder.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their participants, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Securities

Any notes or certificates initially issued by a trust in book-entry form will be issued in fully registered, certificated form to the holders of the notes or the certificates or their respective nominees rather than to DTC or its nominee, only if:

•	Chase USA, as servicer, advises the trustee or indenture trustee, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities and the servicer is unable to locate a qualified successor depository,

•	Chase USA, as servicer, elects to terminate the book-entry system through DTC or

•	after the occurrence of an Event of Default or an Event of Servicing Termination with respect to the securities issued by a trust, holders representing at least a majority of the outstanding principal amount of the notes or certificates issued by that trust advise the indenture trustee or the trustee, as applicable, through DTC in writing that the continuation of a book-entry system through DTC with respect to the notes or certificates, as the case may be, is no longer in the best interest of the holders of those securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee through DTC and its participants will be required to notify all applicable holders of the securities of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the trustee or indenture trustee, as applicable, will re-issue the securities as Definitive Securities to their holders.

Distributions of principal of, and interest on, Definitive Securities will be made by the related trustee or indenture trustee in accordance with the procedures set forth in the related indenture or trust agreement, as applicable, directly to the holders in whose names those Definitive Securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. These distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee or indenture trustee, as applicable. However, the final payment on any Definitive Security will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related transfer agent and registrar for the securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed on the transfer or exchange.

List of Securityholders

Three or more holders of the notes of any series, each of whom has owned a note for at least six months, may, by written request to the related indenture trustee, obtain access to the list of all holders of the notes of that series maintained by the indenture trustee for the purpose of communicating with them with respect to their rights under the indenture or the notes. The indenture trustee may elect not to grant the requesting noteholders access to the list of all noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record. Unless Definitive Securities have been issued in exchange for the notes, the only noteholder appearing on the list maintained by the related indenture trustee will be Cede, as nominee for DTC. Under these circumstances, any beneficial owner of a note who wishes to communicate with other beneficial owners of the notes will not be able to identify those beneficial owners through the indenture trustee and instead will have to attempt to identify them through DTC and its participants or by such other means as the beneficial owner may find available.

Three or more holders of certificates of any series or one or more holders of certificates evidencing not less than 25% of the initial stated certificate balance of the series may, by written request to the related trustee, obtain access to the list of all holders of the certificates of the series for the purpose of communicating with them with respect to their rights under the related trust agreement or under the certificates. Unless Definitive Securities have been issued in exchange for the certificates, the only certificateholder appearing on the list maintained by the related trustee will be Cede, as nominee for DTC. Under these circumstances, any beneficial owner of a certificate who wishes to communicate with other beneficial owners of the certificates will not be able to identify those beneficial owners through the related trustee and instead will have to attempt to identify them through DTC and its participants or by such other means as the beneficial owner may find available.

Reports to Securityholders

On each payment date, the paying agent will include with each payment or distribution to securityholders a statement prepared by Chase USA, as servicer. Each statement will include, to the extent applicable, the following information, and any other information specified in the related prospectus supplement, with respect to the payment date or the period since the previous payment date, as applicable:

•	the amount of the distribution allocable to principal of each class of securities and the derivation of the amounts,

•	the amount of the distribution allocable to interest on or with respect to each class of securities,

•	the amount of the servicing fee paid to Chase USA, as servicer, and the amount of any unpaid servicing fee in respect of the related Collection Period or Collection Periods, as the case may be,

•	the amount of the administration fee paid to JPMorgan Chase Bank, National Association, as administrator, and the amount of any unpaid administration fees in respect of the related Collection Period, or Collection Periods, as the case may be,

•	the aggregate unreimbursed amount of Advances as of the last day of the preceding Collection Period and the change in that amount from the previous Collection Period,

•	the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the preceding Collection Period,

•	the aggregate outstanding principal balance of each class of securities, in each case after giving effect to all payments reported under the first bullet above on the payment date,

•	the interest rate for the next interest accrual period with respect to any class of securities with a variable rate,

•	the amount of the aggregate losses realized on the motor vehicle loans for the preceding Collection Period,

•	the amount of any shortfalls in payment of principal of or interest on any class of the securities and the change in those amounts from the preceding statement,

•	the aggregate amount to be paid in respect of motor vehicle loans, if any, purchased by the servicer or repurchased by the seller in the preceding Collection Period,

•	the balance of the reserve account, if any, or any other enhancement account, as of the payment date, after giving effect to changes to that account on that date, the amount required to be on deposit in that account on that payment date and the components of calculating that required amount,

•	for each payment date during the funding period, if any specified in the prospectus supplement, the remaining amount on deposit in the pre-funding account and available to be used to purchase additional motor vehicle loans,

•	for the first payment date that is on or immediately following the end of the funding period specified in the prospectus supplement, the amount remaining on deposit in the pre-funding account that has not been used and is being passed through as payments of principal on the securities and

•	the balance in any account in which prepayments of scheduled payments by or on behalf of the obligors on Actuarial Receivables are deposited.

Each amount set forth in the first four bullets with respect to the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial stated certificate balance of the certificates, as applicable. The paying agent will deliver these statements to DTC for further distribution to the securityholders in accordance with DTC’s procedures.

As servicer, we will file on behalf of each trust such periodic reports with respect to each trust with the SEC as is required under the Securities Exchange Act of 1934.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable indenture trustee, trustee or paying agent, will furnish to each person who at any time during the calendar year has been a securityholder of that trust and received any payment on those securities, a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns.

The Indenture

Each trust will issue one or more classes of notes. The notes will be issued under the terms of an indenture between the trust and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions of the indenture common to the notes of each trust. The attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

The Events of Default under each indenture will consist of:

•	a default for five days, or such longer period as is specified in the related prospectus supplement, or more in the payment of any interest on any of the notes issued pursuant to the indenture,

•	a default in the payment of the principal of or any installment of the principal of any note issued pursuant to the indenture when it becomes due and payable,

•	a default in the observance or performance of any other covenant or agreement of the trust made in the indenture which default materially and adversely affects the rights of the holders of the notes issued pursuant to the indenture and which default continues for a period of 30 days after written notice of the default is given to the trust by the related indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes, or for such longer period, not to exceed 90 days, as may be reasonably necessary to remedy the default, provided that the default is capable of being remedied within 90 days or less, or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

The amount of principal due and payable to the holders of a class of notes under the indenture until the final scheduled payment date for that class of notes will generally be limited to amounts available to pay the principal of the notes. Therefore the failure to pay principal on a class of notes on any payment date generally will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes.

Noteholder Rights Upon Event of Default.  If an Event of Default should occur and be continuing with respect to the notes issued by any trust, the related indenture trustee or the holders of a majority of the principal amount of the Controlling Class of the notes may declare the principal of the notes to be immediately due and payable. The holders of a majority of the principal amount of the Controlling Class of the notes may rescind that declaration at any time before the indenture trustee obtains a judgment or decree for the payment of money by the trust.

If the notes issued by any trust are declared to be due and payable following an Event of Default, the related indenture trustee may:

•	institute proceedings to collect amounts due on the notes,

•	foreclose on the trust property or

•	exercise other remedies as a secured party.

In addition, the indenture trustee may sell the motor vehicle loans held by the trust if

•	the holders of all the outstanding notes issued by the trust consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on all outstanding notes and certificates issued by the trust at the date of the sale or

•	there has been an Event of Default arising from a failure to pay principal or interest on any notes and the indenture trustee determines that the proceeds of the motor vehicle loans would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Controlling Class of notes.

The indenture trustee may elect to have the trust maintain possession of the motor vehicle loans and continue to apply collections on those motor vehicle loans as if the notes had not been declared to be due and payable.

If an Event of Default occurs and is continuing under an indenture, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes issued under the indenture if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

The holders of a majority of the principal amount of the Controlling Class of the notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related indenture trustee.

Prior to the declaration that a series of notes are due and payable following the occurrence of an Event of Default, the holders of a majority of the principal amount of the Controlling Class of those notes may waive the Event of Default unless the Event of Default was caused by a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No holder of a note will have the right to institute any proceeding with respect to the related indenture unless:

•	the holder has previously given written notice to the related indenture trustee of a continuing Event of Default,

•	the holders of not less than 25% in principal amount of the Controlling Class of notes have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee,

•	such holder or holders have offered the indenture trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with their request,

•	the indenture trustee has, for 60 days after receipt of the notice, request and offer of indemnity, failed to institute a proceeding and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the principal amount of the Controlling Class of notes.

Nonetheless the holder of each note issued by a trust will have the absolute and unconditional right to receive payment of principal of and interest on that note and to institute suit for the enforcement of that payment, which right may not be impaired without the individual holder’s consent.

Each indenture trustee and the related noteholders, by accepting notes, will covenant that they will not, at any time, institute against the trust issuing the notes any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in a trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the notes issued by the trust or for the agreements of the trust contained in the applicable indenture.

Certain Covenants

Restrictions on Merger and Consolidation.  Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•	the entity expressly assumes the trust’s obligation to make due and punctual payments of principal and interest on the notes issued by the trust and the performance or observance of every agreement and covenant of the trust under the indenture,

•	no Event of Default under the indenture has occurred and is continuing immediately after the merger or consolidation,

•	the trust has been advised that the rating of the notes and the certificates if any issued by the trust then in effect would not be downgraded or withdrawn by the rating agencies as a result of the merger or consolidation,

•	all action as is necessary to maintain the lien and security interest created by the indenture has been taken and

•	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any holder of a security issued by the trust.

Other Covenants.  Each trust will agree, among other things, not to:

•	except as expressly permitted by the applicable Related Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

•	claim any credit on or make any deduction from the principal or interest payable in respect of the notes issued by the trust, other than amounts withheld under the tax code or applicable state law,

•	assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust,

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted under the indenture,

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of those assets, or any interest in those assets or the proceeds of those assets or

•	permit any lien of the indenture not to constitute a valid first priority security interest in the trust, except as a result of any tax, mechanics’ or other like liens.

No trust will be permitted to engage in any activity other than as described in the section of the related prospectus supplement entitled “The Trust.” No trust will be permitted to incur, assume or guarantee any indebtedness other than the indebtedness incurred under the notes issued by the trust and the indenture, the certificates issued by the trust and as a result of any Advances made to it by the servicer in accordance with the related sale and servicing agreement.

Annual Compliance Statement.  Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report.  The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to

•	its eligibility and qualification to continue as indenture trustee under the related indenture,

•	any amounts advanced by it under the related indenture,

•	the amount, interest rate and maturity date of certain indebtedness owed by the trust to the related indenture trustee in its individual capacity,

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture will be discharged upon the delivery to the related indenture trustee for cancellation of all notes issued under that indenture, or with certain limitations, upon deposit with the indenture trustee of funds sufficient for, the payment in full of all those notes.

Modifications of the Indenture

Modifications of the Indenture With Noteholder Consent.  Any trust and the related indenture trustee may, with the consent of the holders of a majority of the principal amount of the notes of the Controlling Class, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related holders of the notes. However, no supplemental indenture may effect any of the following changes without the consent of the holder of each note affected by that change:

•	change the due date of payment of any installment of principal of or interest on any note,

•	reduce the principal amount, the specified interest rate or the redemption price of any note,

•	change any place of payment where, or the coin or currency in which, any note or any interest on the note is payable,

•	impair the right to sue for the enforcement of provisions of the related indenture regarding payment,

•	reduce the percentage of the aggregate amount of the Controlling Class of notes, the consent of the holders of which is required to waive compliance with certain provisions of the related indenture or of certain defaults under the indenture and their consequences as provided for in the indenture,

•	modify or alter the provisions of the related indenture regarding the voting of notes held by Chase USA, the related trust, any other obligor on the notes or any affiliate of any of Chase USA, the related trust or such other obligor on the notes,

•	reduce the percentage of the aggregate principal amount of the Controlling Class of the notes, the consent of which is required to direct the related indenture trustee to sell or liquidate the motor vehicle loans held by the trust after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on all of the outstanding notes issued by the trust,

•	reduce the percentage of the aggregate amount of the Controlling Class of the notes, the consent of which is required to amend the sections of the related indenture that specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or the Related Documents,

•	modify any provisions of the indenture in a manner that affects the calculation of the amount of any payment of interest or principal due on any note on any payment date, including the calculation of any of the individual components of the calculation,

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or

•	except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

Modifications of the Indenture Without Noteholder Consent.  Any trust and the related indenture trustee may enter into supplemental indentures, without obtaining the consent of the holders of the notes issued by that trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of the holders of the notes so long as such action does not materially and adversely affect the interest of any noteholder.

The Indenture Trustee

The indenture trustee for the notes issued by each trust will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event JPMorgan Chase Bank, National Association, as administrator of the trust, will be obligated to appoint a successor indenture trustee. The administrator of the trust may also remove any indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the administrator of the trust will be obligated to appoint a successor indenture trustee for the related series of notes.

If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939, as amended, and may be required to resign as trustee for one or more of those classes of notes. In that case, the indenture will provide for a successor trustee to be appointed for one or more of those classes of notes and may provide for rights of holders of the senior notes to consent to or direct actions by the related indenture trustee that are different from those of holders of the subordinated notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by a successor indenture trustee.

Transfer and Servicing Agreements

The following summary describes certain terms of the sale and servicing agreement pursuant to which Chase USA, as seller, will transfer a pool of motor vehicle loans to a trust and Chase USA, as servicer, will service the motor vehicle loans on behalf of the trust. This section also describes certain provisions of the trust agreement and the administration agreement. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust. The attached prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Motor Vehicle Loans

Sale and Assignment of Initial Motor Vehicle Loans.  When a trust issues securities, as seller, we will, in exchange for those securities, sell and assign to the trust under a sale and servicing agreement, without recourse, our interest in a pool of motor vehicle loans, including our security interests in the related financed vehicles. Each motor vehicle loan will be identified in a schedule to the related sale and servicing agreement. We will then sell the securities offered by this prospectus and the related prospectus supplement as set forth in the prospectus supplement.

Sale and Assignment of Additional Motor Vehicle Loans.  The prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, we will sell and assign additional motor vehicle loans to the trust from time to time during a funding period.

Eligibility Criteria.  Each sale and servicing agreement will set forth the criteria that must be satisfied by each motor vehicle loan as of the applicable cutoff date to be included in the trust. These criteria will include the following:

•	each motor vehicle loan

•	in the case of a motor vehicle loan originated with the involvement of a dealer acting under a dealer agreement with an originating bank, has been originated in the form of a credit sales transaction by a dealer or a purchase money loan or other note through a dealer located in one of the states of the United States for the retail financing of a motor vehicle or

•	in the case of a motor vehicle loan originated by an originating bank without the involvement of a dealer acting under a dealer agreement with such originating bank, has been originated by such originating bank in the United States in the form of a secured loan for the retail financing of a motor vehicle or

•	in the case of a motor vehicle loan originated by an originator other than an originating bank and acquired by Chase USA, has been originated in the form of a credit sales transaction by an automobile dealer or such originator, or a purchase money loan or other note by such originator in the United States for the retail financing of a motor vehicle, and

•	in each case, has been fully and properly executed by the related parties,

•

in the case of a motor vehicle loan in the form of a retail installment sales contract originated with the involvement of a dealer acting under a dealer agreement with an originating bank, if such originating bank purchased the retail installment sales contract from the dealer, the retail installment sales contract has been validly assigned by that dealer to such originating bank in accordance with the terms of the dealer agreement,

•	in the case of a motor vehicle loan originated by an originating bank other than Chase USA, has been purchased from that originating bank and validly assigned by that originating bank to Chase USA,

•	in the case of a motor vehicle loan or purchase money loan originated by an originator other than an originating bank and acquired by Chase USA, has been purchased by Chase USA and validly assigned by such originator to Chase USA,

•	contains customary and enforceable provisions so that the rights and remedies of the holder thereof will be adequate for realization against the collateral or the benefits of the security,

•	other than a Final Payment Receivable or a Deferred Payment Receivable, provides for fully amortizing level scheduled monthly payments, provided that the last payment may be different from the level scheduled payment, and for accrual of interest according to the simple interest or actuarial method,

•	each motor vehicle loan and each sale of the related financed vehicle complied at the time it was originated or made, and complied on and after the applicable cutoff date, in all material respects with applicable federal, state, and local laws, and related regulations, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to the motor vehicle loan and the sale,

•	each motor vehicle loan constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights,

•	subject to the limited exceptions specified in the sale and servicing agreement relating, among other things, to administrative delays and clerical errors, immediately prior to its sale and assignment to the trust, each motor vehicle loan was secured by a validly perfected first priority security interest in the related financed vehicle in favor of the originator thereof, which security interest is assignable and has been assigned to the related trust;

•	as of the applicable cutoff date, Chase USA had no knowledge of any facts which would give rise to any right, assertion or threat of rescission, setoff, counterclaim or defense with respect to the motor vehicle loan,

•	as of the applicable cutoff date, Chase USA had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal with, the lien granted by the motor vehicle loan,

•	except for payment defaults continuing for less than 30 days as of the applicable cutoff date, Chase USA had no knowledge that a default, breach, violation or event permitting acceleration under the terms of the motor vehicle loans existed; Chase USA had no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of the motor vehicle loan existed and Chase USA had not waived any of the above,

•	each motor vehicle loan requires that the related obligor obtain comprehensive, liability, theft and physical damage insurance covering the related financed vehicle and

•	each motor vehicle loan satisfies the other criteria described in this prospectus in the section entitled “The Motor Vehicle Loans” and the criteria for the selection of the motor vehicle loans to be included in the trust described in the related prospectus supplement.

Repurchase of Motor Vehicle Loans.  As of the last day of the second or, at our option, the first Collection Period following our discovery or notice to us, as seller, that a motor vehicle loan did not meet the criteria described above and that the failure materially and adversely affects the interests of the related trust in the motor vehicle loan, unless the failure has been cured, we will be obligated to repurchase the motor vehicle loan from the trust. The repurchase price will be the Repurchase Amount, which is the unpaid principal balance of that motor vehicle loan plus accrued interest thereon at the contract rate through the last day of the month of the repurchase. Our repurchase obligation will constitute the sole remedy available to the securityholders of the related trust for any such uncured breach.

Custody of Motor Vehicle Loans.  The trust pursuant to the sale and servicing agreement will appoint us, as servicer, as the initial custodian of the motor vehicle loans transferred to the trust in order to assure uniform quality in servicing the motor vehicle loans and to reduce administrative costs. As servicer, we will not stamp or otherwise mark the motor vehicle loans to reflect the transfer of the motor vehicle loans to the trust. We will not segregate the motor vehicle loans transferred to the trust from the other motor vehicle loans that we own or service. We will not notify the obligors under the motor vehicle loans of the transfer of those loans to the trust. However, UCC financing statements reflecting the sale and assignment of the motor vehicle loans by us to the trust will be filed, and our accounting records and computer systems will be marked to reflect the sale and assignment. Because those motor vehicle loans will remain in our possession, or control in the case of electronic chattel paper, and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession, or control in the case of electronic chattel paper, of those motor vehicle loans without knowledge of the assignment, the trust’s interest in the motor vehicle loans could be defeated.

Trust Accounts

Each trust will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders. The servicer will deposit all collections on the motor vehicle loans into the collection account. The servicer may establish and maintain a distribution account in the name of the indenture trustee on behalf of the noteholders into which amounts released from the collection account and any other accounts of the trust for payment to the noteholders will be deposited and from which distributions of interest and/ or principal to the noteholders will be made. The trustee may establish and maintain one or more certificate distribution accounts in the name of the trustee on behalf of the certificateholders into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

As servicer, we may establish and maintain for the trust an additional account, in the name of the related indenture trustee into which, to the extent required by the related sale and servicing agreement, we will deposit prepayments of scheduled payments by or on behalf of obligors on Actuarial Receivables. These prepayments do not constitute scheduled payments, full prepayments, or certain partial prepayments. These prepayments will be held in this paid-ahead account until the prepaid amounts fall due. Until the servicer transfers these prepayments from this paid-ahead account to the collection account, they will not be included in collections and will not be available for distribution to the securityholders. So long as Chase USA is the servicer for the trust, no Event of Servicing Termination exists and each other condition to holding these prepayments as may be required by the related sale and servicing agreement, is satisfied, the servicer may retain these prepayments until the applicable payment date.

Any other accounts to be established with respect to the securities of a trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

All of the accounts described in this section are collectively referred to in this prospectus as the “trust accounts”.

Funds in the trust accounts will be invested as provided in the related sale and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the rating agencies rating the securities issued by the trust and are generally limited to obligations or securities that mature on or before the business day preceding the next payment date. However, to the extent permitted by the rating agencies, funds in any reserve account or yield supplement account may be invested in Permitted Investments that will mature later than the business day preceding the next payment date but not later than 90 days after the date of investment. Permitted Investments will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account or yield supplement account at any time may be less than the balance in that account. If the amount required to be withdrawn from any reserve account or yield supplement account to cover shortfalls in collections on the related motor vehicle loans exceeds the amount of cash available in that account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of the trust. Net investment earnings on funds deposited in the trust accounts will either remain on deposit in the applicable trust account or be paid to the party identified in the related prospectus supplement.

The trust accounts will be required to be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the rating agencies rating the securities issued by a trust. Each trust account, other than a reserve account or yield supplement account, will be established initially with the trust department of JPMorgan Chase Bank, National Association. Should JPMorgan Chase Bank, National Association, or any depositary of a trust account no longer satisfy the requirements of the rating agencies, the trust account will be moved to a depositary meeting the rating agencies’ requirements, provided that the trust account may remain at the depositary if the trustee or indenture trustee receives written confirmation from each rating agency rating the securities issued by the related trust to the effect that the ratings of those securities will not be adversely affected.

JPMorgan Chase Bank, National Association in its capacity as the initial paying agent under each indenture or trust agreement, as applicable, will have the revocable right to withdraw funds from the trust accounts for the purpose of making distributions to securityholders in the manner provided in the applicable agreement.

Servicing

Servicing Procedures.  Chase USA will service the motor vehicle loans transferred to each trust and will be obligated to make reasonable efforts to collect all payments due with respect to those motor vehicle loans in a manner consistent with the related sale and servicing agreement and with the terms of the motor vehicle loans. It will be obligated to follow the collection and servicing procedures that it follows with respect to comparable new or used motor vehicle loans that it services for itself and that are consistent with prudent industry standards.

Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a motor vehicle loan to defer or modify the payment schedule. Some of these arrangements may require the servicer to purchase the receivable while others may result in the servicer’s making Advances with respect to the motor vehicle loan. The sale and servicing agreement will set forth the limitations on the servicer’s ability to make these arrangements. Those limitations will be described in the related prospectus supplement. The servicer may be obligated to purchase a receivable for the Repurchase Amount if, among other things, it extends the date for final payment by the obligor of such motor vehicle loan beyond the last day of the Collection Period immediately preceding the final payment date of the related securities set forth in the related prospectus supplement, or changes the contract rate of interest or the total amount or number of scheduled payments.

If the servicer determines that eventual payment in full of a motor vehicle loan is unlikely, the servicer will use reasonable efforts, consistent with its customary servicing procedures and applicable law, to repossess or otherwise take possession of the financed vehicle during the calendar month in which more than 10% of any scheduled payment becomes 90 days delinquent. The servicer may, however, repossess or otherwise take possession of a financed vehicle prior to the 90 day period if the servicer determines that eventual payment in full of the amount financed is unlikely, the vehicle is in danger of being damaged, destroyed or otherwise made unavailable for repossession or the obligor voluntarily surrenders the financed vehicle. The servicer may also delay repossession of the financed vehicle if it is unable to locate the vehicle, the obligor is the subject of a bankruptcy proceeding or the servicer otherwise defers repossession of the financed vehicle in accordance with its normal and customary servicing practices and procedures. After repossession of a financed vehicle, the servicer will, in accordance with its normal and customary servicing practices and procedures, and subject to an obligor’s right to redeem or reinstate, sell the vehicle in an auction or consign the vehicle to a dealer for resale as soon as is practicable after repossession, subject to any applicable laws. The servicer will be obligated to follow its customary and usual practices and procedures as it shall deem necessary or advisable in determining when and if to exercise reasonable efforts to realize upon any recourse to dealers. The servicer will deposit any proceeds from its realization efforts into the collection account.

The servicer will be obligated to determine that eventual payment in full of a delinquent motor vehicle loan is unlikely no later than the calendar month in which more than 10% of a scheduled payment under the motor vehicle loan becomes 240 days delinquent.

Collections.  Chase USA, as servicer, will be required to deposit all payments on the motor vehicle loans held by each trust and all proceeds of those motor vehicle loans collected during each Collection Period into the collection account on or before the business day preceding the following payment date so long as Chase USA or JPMorgan Chase Bank, National Association is the servicer and each other condition to making deposits less frequently than daily is satisfied as may be confirmed by the rating agencies rating the securities issued by the trust as set forth in the related prospectus supplement. If those conditions are not met, the servicer will be required to deposit those amounts into the collection account on a daily basis within forty-eight hours of receipt. In addition, the servicer or the seller, as the case may be, will remit the aggregate Repurchase Amounts of any motor vehicle loans to be purchased from the trust to the collection account on or prior to the business day preceding the applicable payment date. Pending deposit into the collection account, the servicer may invest collections at its own risk and for its own benefit. Those funds will not be segregated from the servicer’s own funds. If the servicer were unable to remit those funds, you might incur a loss. The servicer may, to the extent described in the related prospectus supplement and in order to satisfy the rating agency requirements for monthly deposit of collections described above, obtain letters of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related motor vehicle loans.

Servicing Compensation and Expenses.  The servicer will be entitled to receive a servicing fee for each Collection Period payable on the following payment date in an amount equal to the sum of:

•	the product of one-twelfth of the percentage per annum set forth in the related prospectus supplement and the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the preceding Collection Period and

•	all late charges, credit-related extension fees, non-credit related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the motor vehicle loans collected during that Collection Period.

If specified in the related prospectus supplement, the servicer’s compensation may also include net investment earnings on funds deposited in one or more of the trust accounts.

The servicing fee is intended to compensate the servicer for

•	performing the functions of a third-party servicer of motor vehicle loans as an agent for the trust, including collecting and posting all payments and responding to inquiries of the obligors under the motor vehicle loans, investigating delinquencies, reporting tax information to the obligors and advancing costs of disposition and repossession of the financed vehicles,

•	administering the pool of motor vehicle loans, accounting for collections and furnishing monthly and annual statements to the related trustee or indenture trustee, as applicable and

•	paying certain taxes, accounting fees, outside auditor fees, the fees of JPMorgan Chase Bank, National Association as the paying agent and the transfer agent and registrar for the trust, the related trustee and the indenture trustee and its counsel, data processing costs and other costs incurred in connection with administering the pool of motor vehicle loans.

Advances.  If specified in the related prospectus, the servicer may either be obligated to make or have the discretion to make advances of delinquent payments owing under the motor vehicle loans in the amounts and under the circumstances described in the prospectus supplement. If the servicer makes Advances, it will be entitled to reimbursement for those Advances in the manner described in the related prospectus supplement. If the servicer makes Advances, it will deposit the Advances made in respect of the delinquent payments for a particular Collection Period on the business day preceding the following payment date.

Net Deposits.  As an administrative convenience, so long as Chase USA is the servicer and is permitted to make monthly deposits of collections on the motor vehicle loans to the collection account, it will be permitted to deposit those collections, aggregate Advances and Repurchase Amounts for each trust with respect to a particular Collection Period net of distributions to be made to Chase USA, as servicer, by the trust with respect to that Collection Period.

Resignation of the Servicer.  Chase USA may not resign as the servicer of the motor vehicle loans held by any trust under any sale and servicing agreement, except:

•	upon a determination that Chase USA’s performance of its duties as servicer is no longer permissible under applicable law or

•	if a successor servicer is appointed, upon notification by each rating agency then rating any of the securities issued by that trust that the rating assigned to the securities will not be reduced or withdrawn.

Chase USA’s resignation will not become effective until the related indenture trustee or a successor servicer has assumed Chase USA’s servicing responsibilities and obligations under the sale and servicing agreement. The indenture trustee will not be obligated to act as the successor servicer unless Chase USA resigns because the performance of its duties as servicer is no longer permissible under applicable laws.

Assignment by the Servicer.  Chase USA, as servicer, may not transfer or assign all, or a portion of, its rights, obligations and duties under any sale and servicing agreement, except in connection with a merger or consolidation of Chase USA, unless:

•	the transfer or assignment will not result in a reduction or withdrawal by any rating agency then rating any of the securities issued by the related trust of the rating then assigned to the securities and the indenture trustee and the related trustee have consented to the transfer or assignment or

•	consent is obtained from the indenture trustee, the related trustee and holders of securities evidencing not less than a majority of the voting interests.

Chase USA cannot effect a transfer or assignment of all of its rights, obligations and duties as servicer under a sale and servicing agreement until a successor servicer has assumed those rights, obligations and duties.

If Chase USA, its successor or assign or the indenture trustee is acting as the servicer, it will be permitted to delegate any of its duties under the related sale and servicing agreement to a third party, in the ordinary course of its business. The servicer will be obligated to pay the compensation payable to that third party from its own funds. None of the related trust, the related trustee, the related indenture trustee (if not the servicer), or securityholders will be liable for that third party’s compensation. Any delegation of duties by the servicer will not relieve the servicer of liability and responsibility for the performance of those duties.

Liabilities of the Servicer; Indemnification of the Servicer.  Each sale and servicing agreement will provide that neither Chase USA, as servicer, nor any of its directors, officers, employees and agents will be under any liability to the related trust, the related trustee, the related indenture trustee or any securityholders for taking any action or for refraining from taking any action as servicer pursuant to that sale and servicing agreement. However, neither Chase USA nor any of those other persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the sale and servicing agreement.

Chase USA, as servicer, and its directors, officers, employees and agents will be entitled to indemnification by the related trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to the performance of its servicing duties under the related sale and servicing agreement that is not otherwise indemnified, other than:

•	any loss or liability otherwise reimbursable under the sale and servicing agreement and

•	any loss, liability or expense incurred by reason of willful misconduct, negligence or bad faith in performance of its duties or by reason of its reckless disregard of obligations and duties under the sale and servicing agreement.

The trust’s obligation to indemnify the servicer will be limited to excess amounts available on any payment date in the reserve account or other enhancement account held by the trust or, if the trust has no enhancement accounts, to amounts available after all payments or deposits required under the related sale and servicing agreement for the benefit of the servicer or the securityholders have been made.

In addition, each sale and servicing agreement will provide that Chase USA, as servicer, is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it deems necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the related parties and the interests of the related securityholders under the sale and servicing agreement. In that event, the related trust will be liable for the legal expenses and costs of the action and the servicer will be entitled to be reimbursed for those expenses. The trust’s obligation to reimburse the servicer will be limited to excess amounts available on any payment date in the reserve account or other enhancement account held by the trust or, if the trust has no enhancement accounts, to amounts available after all payments or deposits required under the related sale and servicing agreement for the benefit of the servicer or the securityholders have been made.

Events of Servicing Termination. Events of Servicing Termination under each sale and servicing agreement will consist of:

•	the servicer’s failure to deliver to the related trustee or indenture trustee:

•	the monthly report for any Collection Period or

•	for deposit in the collection account or other trust account, any amounts required to be deposited in those accounts under the terms of the securities issued by the related trust or the related sale and servicing agreement,

•	which failure continues unremedied for five business days after the servicer’s discovery of that failure or the servicer’s receipt of written notice of that failure by the related trustee or indenture trustee or to the related trustee or indenture trustee and the servicer by holders of at least 25% of the principal amount of the notes issued by the trust, or, if no notes are outstanding, by holders of at least 25% of the certificate balance of the certificates issued by the trust,

•	the servicer’s failure to duly observe or perform in any material respect any other covenant or agreement in the related sale and servicing agreement or indenture which failure materially and adversely affects the rights of the related trust or the securityholders, which determination will be made without regard to whether funds are available to the securityholders pursuant to any related enhancement, and continues unremedied for 60 days after the date of the servicer’s receipt of written notice of the failure by the related trustee or indenture trustee or to the related trustee or indenture trustee and the servicer by holders of at least 25% of the principal amount of the notes issued by the trust or, if no notes are outstanding, by holders of at least 25% of the certificate balance of the certificates issued by the trust or

•	the occurrence of certain insolvency events specified in the applicable sale and servicing agreement in respect of the servicer.

Rights Upon Event of Servicing Termination.  As long as an Event of Servicing Termination under a sale and servicing agreement remains unremedied, the related indenture trustee or the holders of not less than a majority of the principal amount of the Controlling Class of the notes, and after the notes have been paid in full, the trustee or the holders of not less than a majority of the certificate balance of the certificates, may terminate all the rights and obligations of the servicer under the sale and servicing agreement. If the servicer is terminated, the indenture trustee or a successor servicer appointed by the indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the event that the indenture trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The compensation payable to a successor servicer may not exceed the servicing fee paid to Chase USA, as servicer under the sale and servicing agreement.

Waiver of Past Events of Servicing Termination.  The holders of not less than a majority of the principal amount of the Controlling Class of the notes, and after the notes have been paid in full, the holders of not less than a majority of the certificate balance of the certificates, may waive any Event of Servicing Termination and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with the applicable sale and servicing agreement. In addition, the holders of not less than a majority of the certificate balance of the certificates may waive an Event of Servicing Termination that does not adversely affect the related indenture trustee or noteholders.

Evidence of Compliance.  Each sale and servicing agreement will provide that a firm of independent public accountants will annually furnish to the related trustee and any indenture trustee a statement as to the servicer’s compliance during the preceding twelve months, or, if the first certification, from the applicable closing date, with certain standards relating to the servicing of the applicable motor vehicle loans, or as to the effectiveness of its processing and reporting procedures and other matters.

Each sale and servicing agreement will also provide for delivery to the firm of independent public accountants referred to in the immediately preceding paragraph, substantially simultaneously with the delivery of the accountants’ statement referred above, of a certificate signed by an officer of the servicer stating that it has fulfilled its obligations in all material respects under the sale and servicing agreement throughout the preceding twelve months, or, if the first certification, from the closing date, or, in the alternative, if there has been a default in the fulfillment of any obligation, describing that default.

You may obtain copies of these statements and certifications by a request in writing addressed to the servicer.

Distributions

Beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities issued by a trust will be made by the applicable trustee, the indenture trustee or JPMorgan Chase Bank, National Association as paying agent to the holders of the securities issued by that trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders will be set forth in the related prospectus supplement.

If a trust issues both certificates and notes and the payment dates for those certificates and notes do not coincide, all distributions, deposits or other remittances made on one payment date will be treated as having been distributed, deposited or remitted on the other payment date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that second payment date.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities issued by a trust will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of

•	subordination of one or more classes of securities,

•	excess spread, i.e., interest earned on the motor vehicle loans in excess of the sum of the amount of interest required to be paid on the securities and the servicing fees and other expenses of the trust,

•	one or more reserve accounts,

•	a yield supplement agreement or other arrangement, a yield supplement account,

•	over collateralization,

•	letters of credit,

•	credit or liquidity facilities,

•	surety bonds,

•	guaranteed investment contracts,

•	swaps, caps or other interest rate protection agreements, repurchase obligations,

•	other agreements providing third party payments or other support, cash deposits in trust accounts or

•	other arrangements.

If specified in the related prospectus supplement, credit or cash flow enhancement for a class of securities issued by a trust may cover one or more other classes of securities issued by the same trust, and credit or cash flow enhancement for the securities issued by a trust may cover one or more other classes of securities issued by another trust.

Credit and cash flow enhancement benefiting the securities issued by a trust are intended to enhance the likelihood of receipt by the holders of those securities of the full amount of principal and interest due on the securities and to decrease the likelihood that those holders will experience losses. The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount of and interest on those securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, the holders of the securities of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of holders of the securities of other series.

As seller, we may replace or reduce the credit enhancement for any class of securities issued by a trust with another form of credit enhancement without the consent of the holders of that class of securities, provided the rating agencies rating those securities confirm in writing that this substitution or reduction will not result in the reduction, qualification or withdrawal of the rating of that class of securities or any class of securities issued by that trust.

Statements to Trustees and Trust

Prior to each payment date with respect to the securities issued by each trust, the servicer will provide to the related trustee and any indenture trustee a statement setting forth substantially the same information for that payment date and the related Collection Period as is required to be provided in the periodic reports provided to the holders of those securities described in the section of this prospectus entitled “Certain Information Regarding the Securities—Reports to Securityholders.”

Amendments of Transfer and Servicing Agreements

Without Securityholder Consent.  The parties to the transfer and servicing agreements may amend a transfer and servicing agreement without prior notice to the related securityholders, but with the prior consent of the related trustee or indenture trustee and prior notice to the rating agencies rating the securities issued by the related trust, in order to:

•	cure any ambiguity, correct or supplement any of its provisions or the provisions of the related securities, which may be inconsistent with any other provision of the transfer and servicing agreement,

•	evidence the succession of a successor servicer or seller pursuant to the transfer and servicing agreement,

•	add any other provisions with respect to matters or questions arising under the transfer and servicing agreement that are not inconsistent with its provisions, provided that the amendment does not, on the basis of an officer’s certificate and/or opinion of counsel reasonably acceptable to the trustee and indenture trustee, materially and adversely affect the interests of the trust or any securityholders or

•	effect a transfer or assignment of the servicer’s or the trust’s rights, obligations and duties under the transfer and servicing agreement.

With Securityholder Consent.  The parties to the transfer and servicing agreements may amend a transfer and servicing agreement in order to add any provisions to or change in any manner or eliminate any of the provisions of that transfer and servicing agreement or to modify in any manner the rights of the securityholders with the consent of the holders of a majority of the principal amount of the notes and the holders of certificates evidencing at least a majority of the certificate balance then outstanding. However, the parties may not amend a transfer and servicing agreement without the consent of the holders of all outstanding notes and certificates affected thereby if the amendment:

•	increases or reduces in any manner the amount of, or accelerates or delays the timing of, collections of payments on the related motor vehicle loans or distributions that are required to be made for the benefit of the securityholders or

•	reduces the percentage of the notes or certificates issued by a trust that is required for consent to any such amendment.

Continuing Obligations of Indenture Trustee

The indenture trustee will agree in the indenture that, upon the payment in full of all outstanding notes issued under that indenture and the satisfaction and discharge of that indenture, it will continue to carry out its obligations under the related sale and servicing agreement as agent for the trustee of the trust for the benefit of the certificateholders of the trust.

Termination

The obligations of the servicer, the seller, the trustee and any indenture trustee pursuant to the transfer and servicing agreements with respect to each trust will terminate upon the earlier of:

•	the payment date next succeeding the month that is six months after the maturity or other liquidation of the last motor vehicle loan held by the trust and the disposition of any amounts received upon liquidation of any property remaining in the trust and

•	the payment to the holders of the securities issued by the trust of all amounts required to be paid to them pursuant to the transfer and servicing agreements.

In order to avoid excessive administrative expense, the servicer may be permitted to purchase from the trust all the remaining motor vehicle loans as of the end of any Collection Period if the outstanding aggregate principal balance of the motor vehicle loans held by the trust at that time is equal to or less than the percentage specified in the prospectus supplement of the initial aggregate principal balance of the motor vehicle loans. The purchase price for the motor vehicle loans will equal the aggregate of the Repurchase Amounts. If the servicer elects to purchase the motor vehicle loans held by a trust, the trust will concurrently prepay in full any notes issued by the trust and retire any certificates issued by the trust in the manner described in the related prospectus supplement.

The trustee and any indenture trustee will give written notice of termination to each holder of record of securities issued by the trust. The notice will specify the payment date on which the securityholders may surrender their securities to the related trustee, indenture trustee or transfer agent and registrar for final payment. The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s security at the office or agency of the related trustee, indenture trustee or transfer agent and registrar, as specified in the notice of termination.

Administration Agreement

JPMorgan Chase Bank, National Association will act as the administrator of each trust. It will agree under an administration agreement with the trust and the related indenture trustee to provide the notices and to perform other administrative obligations of the trust under the related indenture. The administrator will receive a monthly administration fee that will be described in the related prospectus supplement as compensation for its services and reimbursement of its related expenses. The administrator may perform its obligations directly or through one or more of its agents. These agents may include one or more affiliates of JPMorgan Chase Bank, National Association.

Material Legal Aspects of the Motor Vehicle Loans

Security Interests in the Motor Vehicle Loans

The motor vehicle loans are “chattel paper” as defined in the UCC in effect in the State of New York. The sale of chattel paper is treated in a manner similar to the creation of a security interest in chattel paper under the UCC. In order to protect a trust’s ownership interest in the motor vehicle loans transferred to it, we will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of the trust’s ownership interest in the motor vehicles loans and their proceeds.

Under the sale and servicing agreement, we, as seller, will be obligated to maintain the perfection of the trust’s ownership interest in the motor vehicle loans. However, a purchaser of chattel paper who gives new value and takes possession, or obtains control in the case of electronic chattel paper, of it in the ordinary course of its business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession or control of the chattel paper by the original secured party if that purchaser acted in good faith without knowledge that the purchase of the related chattel paper violates the rights of a third party. Any purchaser would not be deemed to have knowledge of the trust’s ownership interest by virtue of UCC filings and would not learn of the transfer of the motor vehicle loans to the trust from a review of the documents evidencing the motor vehicle loans since they will not be marked to show any sale. The master computer records of all of the motor vehicle loans owned or serviced by Chase USA and its affiliates will indicate the sale.

Security Interests in the Financed Vehicles

Initial Perfection of Security Interests.  Security interests in vehicles registered in most states may be perfected by a notation of the secured party’s lien on, or possession of, the certificate of title for the vehicle, depending on state law. In certain states, such as New York, California and Virginia these liens are noted electronically rather than on paper certificates. The originating banks obtain a representation and warranty from each dealer from whom they purchase a motor vehicle loan under a dealer agreement to the effect that the originating bank has been designated as the sole lien holder on the certificate of title for the related financed vehicle. The originating banks obtain the same representation and warranty from the obligor under a motor vehicle loan being originated directly without involvement of a dealer. If the dealer or obligor fails, due to clerical errors or for any other reason, to effect notation of the originating bank’s interest in the financed vehicle, the originating bank would not have a perfected first priority security interest in the financed vehicle. If this were to occur, the originating bank’s only recourse would be against the obligor on an unsecured basis or against the dealer under the dealer agreement.

Transfer of Security Interests.  Pursuant to the terms of each sale and servicing agreement we will assign our security interests in the financed vehicles securing the motor vehicle loans to each trust. The trust will grant a security interest in those security interests in the financed vehicles to the related indenture trustee as security for the notes. Because of the administrative burden and expense, none of Chase USA, the trustee or the indenture trustee will amend the certificates of title for the financed vehicles to identify Chase USA (if the motor vehicle loan was not originated by Chase USA), the trust or the related indenture trustee as the new secured party. Accordingly, the originating bank will continue to be named as the secured party on the certificates of title for the financed vehicles.

In most states, assignment of a motor vehicle loan together with the related security interest in the financed vehicle is an effective conveyance of the security interest in the financed vehicle without amendment of any lien noted on the certificate of title for the financed vehicle. In that case, the assignee of the motor vehicle loan succeeds to the originating bank’s rights as a secured party in the financed vehicle as against creditors of the obligor. In other states, in the absence of an amendment to the lien noted on the certificate of title for the financed vehicle, Chase USA, the related trust and the related indenture trustee may not have a perfected security interest in the financed vehicle. In that event or if the originating bank did not obtain a perfected first priority security interest in the financed vehicle, the only recourse of the trust would be against the obligor on an unsecured basis or, if the originating bank did not obtain a perfected security interest in the financed vehicle, against us, as seller, pursuant to our repurchase obligation. If there are any financed vehicles as to which the originating bank has failed to obtain a perfected first priority security interest, the security interest would be subordinate to, among others, holders of perfected security interests, and subsequent purchasers of the financed vehicles would take possession free and clear of that security interest.

Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the originating bank on the certificate of title for a financed vehicle will be sufficient to protect the trust’s security interest in that financed vehicle against the rights of subsequent purchasers of the vehicle or subsequent lenders who take a security interest in the vehicle. There also exists a risk that by not identifying the trust or the related indenture trustee as the new secured party on the certificate of title for a financed vehicle, through fraud or negligence, the security interest of the trust or indenture trustee could be released.

Maintenance of Perfection of Security Interests.  If the owner of a financed vehicle moves to a state other than the state in which the financed vehicle was initially registered, under the laws of most states the perfected security interest in the financed vehicle will continue for four months after the relocation. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, upon notification thereof, the servicer must surrender possession of the certificate of title if it holds it or, if the financed vehicle was originally registered in a state which the secured party does not maintain possession of the certificate of title, the servicer receives a notice of the surrender of the certificate of title for re-registration if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, the servicer has the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

In the ordinary course of servicing the motor vehicle loans, Chase USA or its affiliates take steps to re-perfect the security interests in the financed vehicles upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, Chase USA or its affiliates must surrender possession of the certificate of title or will receive notice as a result of the notation of the originating bank’s lien. Accordingly Chase USA or its affiliates will have an opportunity to require full payment and discharge of the motor vehicle loan before releasing the lien. Under each sale and servicing agreement, the servicer will be obligated to take such steps, at its expense, as are necessary to maintain perfection of the security interests in the financed vehicles.

Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest in a financed vehicle. Certain U.S. federal tax liens may have priority over the lien of a secured party in a financed vehicle. As seller, we will represent in each sale and servicing agreement that as of the applicable cutoff date, we have no knowledge of any of these types of liens on any financed vehicles. However, these types of liens could arise at any time during the term of a motor vehicle loan. No notice will be given to the trustee if any of these types of liens arise on the financed vehicles after the cutoff date.

Enforcement of Security Interests.  As servicer, on behalf of each trust and the indenture trustee, we may take action to enforce the security interest in the financed vehicle securing any motor vehicle loan by repossessing and selling the financed vehicle. The servicer may contract out to third party contractors the actual repossession of the financed vehicle. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful”, meaning without a breach of the peace, and, in the absence of voluntary surrender and the ability to repossess without a breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor, obligor reinstatement and/or redemption rights and commercial reasonableness in the sale. If the servicer repossesses a financed vehicle and sells it, the trust will have the first claim on the sale proceeds before the claims of unsecured creditors or the holders of subsequently perfected security interests or the claim of the obligor.

Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and sale of the motor vehicle securing the obligor’s loan.

However, some states impose prohibitions or limitations on deficiency judgments. In general, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency worthwhile.

Other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Certain Matters Relating to Conservatorship or Receivership

We are chartered as a national banking association and are subject to regulation and supervision by the Office of the Comptroller of the Currency. If we become insolvent, are in an unsound condition, engage in certain violations of our by-laws or regulations or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver.

The FDIC, as conservator or receiver, is authorized to repudiate any “contract” of Chase USA. This authority may permit the FDIC to repudiate the transfer of motor vehicle loans to a trust. Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the motor vehicle loans, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors. We believe that this FDIC regulation will apply to the transfer of motor vehicle loans under a sale and servicing agreement to a trust, and intend to satisfy the conditions of the regulation.

In the event that the FDIC nevertheless repudiates the transfer of motor vehicle loans to a trust, the amount of compensation that the FDIC is required to pay is limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the trust would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the trust may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine a trust’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of motor vehicle loans to a trust under the applicable sale and servicing agreement, the amount paid to the trust could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the securities issued by that trust and the interest accrued thereon to the date of payment.

If the FDIC were appointed as conservator or receiver for Chase USA, the FDIC could:

•	require the trustee of the trust to go through an administrative claims procedure to establish its right to payments collected on the motor vehicle loans held by the trust,

•	request a stay of proceedings with respect to the trust’s claims against Chase USA, or

•	repudiate without compensation Chase USA’s ongoing obligations under the sale and servicing agreement, such as the duty to collect payments or otherwise service the motor vehicle loans, or its obligations under an administration agreement to provide administrative services to a trust.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The FDIC, as conservator or receiver, may have the power to (i) prevent any of the indenture trustee or the securityholders from appointing a successor servicer under the related sale and servicing agreement or (ii) authorize Chase USA to stop servicing the motor vehicle loans.

If the FDIC were to take any of these actions, payments of principal and interest on the securities issued by the trust could be delayed or reduced.

Certain Regulatory Matters

The operations and financial condition of Chase USA are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate federal banking agencies have broad enforcement powers over Chase USA and its affiliates. These enforcement powers may adversely affect the operations of a trust and the rights of the holders of the securities issued by that trust under the related sale and servicing agreement and administration agreement prior to the appointment of a receiver or conservator.

If the appropriate federal banking agency finds that any agreement or contract, including a sale and servicing agreement or administration agreement, of Chase USA, or the performance of any obligation under such an agreement or contract, or any activity of Chase USA that is related to its obligations under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order or direct Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. Chase USA may not be liable to you for contractual damages for complying with such an order or directive, and you may not have any legal recourse against the applicable banking agency.

On March 14, 2003, the Comptroller issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003, the Comptroller terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

•	cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003,

•	withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

•	withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period April 1, 2003 to the date of the order, less servicing fees and compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank’s securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination, the servicing fee the bank was receiving was reduced or the bank received no payments for certain services. In addition, the Comptroller separately ordered that bank to cease extending new credit on its credit cards.

In the event that Chase USA were in economic or regulatory difficulty and servicing fees payable under the sale and servicing agreements and/or administration agreements did not fully compensate Chase USA for its actual servicing or administration costs, a federal banking agency might order Chase USA to amend or rescind its sale and servicing agreements and/or administration agreements, or to withhold amounts equal to its actual servicing or administration costs as determined by that banking agency. While Chase USA has no reason to believe that any federal banking agency would currently consider provisions relating to Chase USA under its sale and servicing agreements and administration agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking agency in the future would not conclude otherwise. If a federal banking agency did reach such a conclusion, and ordered Chase USA to rescind or amend its sale and servicing agreements and/or administration agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

Numerous federal and state consumer protection laws may impose requirements applicable to the origination and the extension of credit pursuant to the motor vehicle loans, including the Truth in Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act and the Federal Trade Commission Act.

The so-called “holder-in-due-course” rule of the Federal Trade Commission, other state statutes or the common law in certain states have the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction and any assignee of the seller, which would include each trust, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the “holder-in-due-course” rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. The Uniform Consumer Credit Code, applicable in certain states, contains provisions which generally duplicate this rule. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosure in addition to those required under federal law. In some cases, these laws could adversely affect the ability of an assignee to enforce a contract.

Each sale and servicing agreement will set forth criteria that must be satisfied by each motor vehicle loan, and these criteria will include, among other things, that each motor vehicle loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and that claim materially and adversely affects the related securityholders’ interest in the motor vehicle loan, that violation would result in the motor vehicle loan’s failure to satisfy a criterion in the related sale and servicing agreement and would give rise to Chase USA’s obligation, as seller, to repurchase the motor vehicle loan unless the failure is cured.

Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, are entitled, upon appropriate written notice to the creditor, to a reduction in the rate at which interest accrues on their motor vehicle loans to 6% per annum during their period of active service unless a court orders otherwise upon application of the creditor. In addition, the Relief Act requires a creditor seeking to repossess the vehicle of an individual covered by the Relief Act to obtain a court order before it can do so and permits the court to stay the proceeding for as long as the court determines justice and equity require. The Relief Act applies to members of the Army, the Navy, the Air Force, the Marines, the National Guard, the Reserve (when placed on active duty), the Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration ordered to federal duty with the military. The U.S. military operations in Afghanistan and Iraq have increased and may in the future increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. There are also similar state laws that may relieve, reduce, adjust or extend the obligations under, or the rights of a creditor with respect to, the motor vehicle loans of members of the military or other forms of governmental service. Because the Relief Act and most similar state laws cover obligors who enter military or other service (including reservists who are called to active duty) after origination of the motor vehicle loan, no information can be provided as to the number of motor vehicle loans transferred to a trust that may be affected thereby. Any resulting shortfalls in interest or principal payments on the motor vehicle loans will reduce the amount available to make payments on the securities issued by a trust.

Other Litigation

A number of lawsuits have been threatened or filed in both state and federal courts against us and our affiliates challenging certain policies and practices of the originating banks’ indirect motor vehicle loan business. We and our affiliates have defended ourselves against claims in the past and intend to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, we believe that any liability which might result from any of these lawsuits will not have a material adverse effect on us or the motor vehicle loans.

Employee Benefit Plan Considerations

Before investing in the securities issued by any trust, a Plan fiduciary should consider, among other matters:

•	ERISA’s fiduciary standards or similar standards under Similar Laws,

•	whether an investment in the securities by the Plan satisfies the prudence and diversification requirements of ERISA or applicable standards under Similar Laws, taking into account the overall investment policy of the Plan, the composition of the Plan’s portfolio and any limitations on the marketability of the securities,

•	whether those fiduciaries have authority to make an investment in the securities under the applicable Plan investment policies and governing instruments and

•	rules under ERISA and the tax code or similar standards under Similar Laws that prohibit plan fiduciaries from causing a Plan to engage in certain “prohibited transactions.”

Under the Plan Assets Regulation, if a Plan subject to ERISA invests in an “equity interest” of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets will include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant. An “equity interest” is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The prospectus supplement relating to the securities of each trust will indicate the expected treatment of those securities under the Plan Assets Regulation. If the underlying assets of the trust or Chase USA were to be deemed to be “plan assets” of Plans under ERISA, this would result, among other things, in:

•	the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by Chase USA, the trustee and others and

•	the possibility that certain transactions in which Chase USA, the trustee and others may seek to engage could constitute “prohibited transactions” under ERISA and the tax code.

If a prohibited transaction occurs for which no exemption is available, Chase USA, the trustee and any other fiduciary that has engaged in the prohibited transaction could be required to:

•	restore to the Plan any profit realized on the transaction and

•	reimburse the Plan for any losses suffered by it as a result of the investment.

In addition, each disqualified person, within the meaning of Section 4975 of the tax code, involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, an additional tax of 100% of the amount involved. Plan fiduciaries who decide to invest in the securities issued by a trust could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of Chase USA or the trust. With respect to an individual retirement account, or IRA, that invests in the securities, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose it tax-exempt status.

Section 406 of ERISA and Section 4975 of the tax code prohibit Plans subject to Title I of ERISA or Section 4975 of the tax code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the tax code. The acquisition and/or ownership of the securities issued by a trust by a Plan, with respect to which the trust or the holder of the certificates issued by the trust is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the tax code, unless those securities are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, called PTCEs, that may apply to the acquisition and holding of the securities. These class exemptions include, among others, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers. However, these exemptions may not apply to all transactions arising in connection with an investment by Plans in the securities issued by a trust, particularly if, as described above, the assets of the trust are considered to be plan assets.

Similar Laws governing the investment and management of the assets of governmental, church and non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the tax code. Accordingly, fiduciaries of governmental Plans, church plans and non-U.S. Plans, in consultation with their advisors, should consider the impact on investments in the securities of any Similar Laws and the considerations described above.

Plan of Distribution

The securities of each trust may be sold to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters or other underwriting arrangement as may be specified in the related prospectus supplement or may be placed either directly or through agents. We intend the securities to be offered through those various methods from time to time and that offerings may be made concurrently through more than one of those methods or that an offering of the securities issued by a trust may be made through a combination of those methods.

Each prospectus supplement will either:

•	set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities or

•	specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any securities, public offering prices and concessions may be changed.

Each underwriting agreement will provide that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters or from Chase USA or any of its affiliates.

Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934:

•	over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

•	stabilizing transactions, which permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum,

•	syndicate covering transactions, which involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions, and

•	penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered securities to be higher than they would otherwise be in the absence of such transactions. Neither Chase USA nor any of the underwriters represent that the underwriters will engage in any these transactions nor that these transactions, once commenced, will not be discontinued without notice.

This prospectus and the attached prospectus supplement may be used by J.P. Morgan Securities Inc., an affiliate of Chase USA and a subsidiary of JPMorgan Chase & Co., in connection with offers and sales related to market-making transactions in the offered securities. J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

Ratings

The securities of each trust offered pursuant to this prospectus and a related prospectus supplement will be rated at its initial issuance in one of the four highest categories by at least one nationally recognized statistical rating organization.

A securities rating addresses the likelihood of the receipt by the securityholders of scheduled interest and principal payments. The rating takes into consideration the characteristics of the motor vehicle loans and the structural, legal and tax aspects associated with the securities. The ratings on the securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the motor vehicle loans or the possibility that the securityholders might realize a lower than anticipated yield or that if there is a rapid rate of principal payments, including prepayments, on the motor vehicle loans, investors in interest-only securities could fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any security, and, accordingly, there can be no assurance that the ratings assigned to a security upon initial issuance will not be lowered or withdrawn by a rating agency at any time.

Legal Matters

Certain legal matters relating to the issuance of the securities by each trust will be passed upon for Chase USA by Simpson Thacher & Bartlett LLP, New York, New York, and other counsel as specified in the related prospectus supplement. Certain legal matters will be passed upon for the underwriters by Thacher, Proffitt & Wood LLP, New York, New York. From time to time Simpson Thacher & Bartlett LLP and Thacher, Proffitt & Wood LLP provide legal services to Chase USA and its affiliates.

Glossary of Terms for Prospectus

Actuarial Receivables provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the final payment, consists of an amount of interest equal to 1/12th of the annual contract rate of interest on the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

administration agreement means an agreement among JPMorgan Chase Bank, National Association as administrator, a trust and the related indenture trustee, pursuant to which the administrator agrees to perform certain administrative duties on behalf of the trust.

administrator means JPMorgan Chase Bank, National Association, as the administrator of a trust.

Advances are amounts advanced by Chase USA, as servicer, in respect of delinquent scheduled payments on the motor vehicle loans held by a trust in the amounts and under the circumstances specified in the related prospectus supplement.

Book-Entry Securities are securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

Chase Auto Portfolio is the portfolio of motor vehicle loans originated by Chase USA and/or one of the other originating banks either through or with the involvement of dealers acting pursuant to dealer agreements and serviced by Chase USA or one of its affiliates.

Chase USA means Chase Bank USA, National Association.

Clearstream is Clearstream Banking, société anonyme, a professional depository under the laws of Luxembourg.

Clearstream Customers are organizations participating in Clearstream’s book-entry settlement system for trading of securities in Europe.

closing date is the date specified in the related prospectus supplement as the date on which the trust issues its securities.

Collection Period means, with respect to the securities issued by each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related motor vehicle loans.

Controlling Class means, with respect to any trust, the most senior class of securities issued by that trust as long as those securities are outstanding, and thereafter, in order of seniority, each other class of securities issued by that trust described in the prospectus supplement as long as they are outstanding.

cutoff date is the date specified in the related prospectus supplement as the date as of which the motor vehicle loans are being transferred to the trust.

Deferred Payment Receivables are either Actuarial Receivables or Simple Interest Receivables that provide for the deferral of the initial scheduled payment.

Definitive Securities are securities in fully registered, certificated form.

DTC means The Depository Trust Company and any successor depository selected by or on behalf of the trust.

Eligible Deposit Account is either:

•	a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or

•	a segregated identifiable trust account established in the trust department of a Qualified Trust Institution.

ERISA means Employee Retirement Income Security Act of 1974, as amended.

Euroclear is the system operated by Euroclear Bank S.A./N.V.

Euroclear Participants are participants in the Euroclear system.

Event of Default is one of the events under each indenture specified in the section of this prospectus entitled “The Indenture—Events of Default.”

Event of Servicing Termination is one of the events under each sale and servicing agreement specified in the section of this prospectus entitled “Transfer and Servicing Agreements—Servicing—Events of Servicing Termination.”

FDIC is the Federal Deposit Insurance Corporation.

Final Payment Receivables are either Actuarial Receivables or Simple Interest Receivables that provide for a final scheduled payment which is greater than the scheduled monthly payments. The obligation to make the final scheduled payment on a Final Payment Receivable may be satisfied by:

•	a cash payment in full of the amount due,

•	transferring the financed vehicle to us or

•	refinancing the final scheduled payment.

funding period is the period, if any, after the closing date specified in the related prospectus supplement during which the seller will sell additional motor vehicle loans to the trust.

Indenture is an agreement between the trust and the applicable indenture trustee pursuant to which the trust will issue notes.

indenture trustee means the trustee for the holders of the notes issued by a trust identified in the related prospectus supplement.

motor vehicle loans are

•	motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks purchased from dealers who regularly originate and sell motor vehicle loans to Chase USA or one of the other originating banks,

•	purchase money loans secured by new or used automobiles and light-duty trucks made by Chase USA or one of the other originating banks directly or pursuant to arrangements with dealers in accordance with approved agreements with the dealers or

•	motor vehicle retail installment sales contracts relating to, and purchase money loans secured by, new or used automobiles and light-duty trucks purchased by the originating banks from other originators of motor vehicle loans.

originating bank means Chase USA, JPMorgan Chase Bank, National Association, or any bank affiliated with either of them engaged in the business of originating motor vehicle loans.

payment date means the date for the payment or distribution of principal of and interest on the securities of each trust specified in the related prospectus supplement.

Permitted Investments are investments confirmed by the rating agencies rating the securities issued by a trust as being consistent with the rating of those securities. These investments may include securities issued by Chase USA or its affiliates or trusts originated by Chase USA or its affiliates, and may also include money market mutual funds for which JPMorgan Chase Bank, National Association or any of its affiliates serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, for which it collects fees and expenses.

Plan Assets Regulation is regulation, 29 C.F.R. Section 2510.3-101, issued by the U.S. Department of Labor.

Plans means employee benefit plans that are subject to ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the tax code or provisions under Similar Laws, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements.

pre-funding account is, with respect to a trust that is authorized to purchase additional receivables during a funding period, not to exceed one year, specified in the related prospectus supplement, a trust account in which the seller deposits a sum on the closing date to be used by the trust to pay for additional motor vehicle loans to be acquired by the trust during the funding period.

PTCE is a Prohibited Transaction Class Exemption under ERISA.

Qualified Institution is a depository institution, including Chase USA and JPMorgan Chase Bank, National Association organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating and a long-term unsecured debt rating confirmed by each rating agency rating the securities issued by a trust as being consistent with the ratings of those securities and the deposits of which are insured by the FDIC.

Qualified Trust Institution is an institution organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with the authority to act under the laws of the United States or any state as a trustee or in any other fiduciary capacity having not less than $1 billion in assets under fiduciary management and a long-term deposit rating confirmed by each rating agency rating the securities issued by a trust as being consistent with the ratings of those securities.

Related Documents are, in respect of each trust, the related sale and servicing agreement, indenture, trust agreement, administration agreement, any agreements relating to the credit enhancement for the securities issued by that trust and depository agreements with DTC.

Repurchase Amount of a motor vehicle loan being repurchased by Chase USA, as seller, or purchased, as servicer, pursuant to the sale and servicing agreement, is the sum, as of the last day of the Collection Period on which such motor vehicle loan is being repurchased or purchased, of the principal balance of that motor vehicle loan plus accrued and unpaid interest thereon, calculated in the manner specified in the related prospectus supplement.

sale and servicing agreement is an agreement between Chase USA, as seller and servicer, and the trust pursuant to which motor vehicle loans are sold to the trust and the servicer agrees to service the motor vehicle loans.

seller is Chase USA, as the seller of motor vehicle loans to a trust.

servicer is Chase USA, as the servicer of the motor vehicle loans sold to a trust, pursuant to a sale and servicing agreement and any successor to Chase USA as servicer under the sale and servicing agreement.

Similar Laws means applicable federal, state, local, non-U.S. or other laws or regulations that contain a provision or provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the tax code.

Simple Interest Receivables provide for the allocation of payments made to principal and interest in accordance with the “simple interest” method. As payments are received under a Simple Interest Receivable, the finance charges accrued to date are paid first, the unpaid amount financed, to the extent of the remaining monthly scheduled payment, is paid second and the remaining payment is applied to the unpaid late charges. Accordingly, if an obligor under a Simple Interest Receivable pays the fixed monthly installment in advance of the date on which a payment is due, the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the obligor pays the fixed monthly installment after the due date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller allocations of payments, as the case may be, to the amount financed under a Simple Interest Receivable as a result of early or late payments.

tax code is the Internal Revenue Code of 1986, as amended.

trust agreement is a trust agreement between Chase USA, as depositor, and the trustee pursuant to which the trust is created and certificates are issued by the trust.

trustee is the trustee of the trust identified in the related prospectus supplement.

UCC is the Uniform Commercial Code as in effect in the applicable jurisdiction from time to time.

Prospectus Supplement

$1,621,260,000

Chase Auto Owner Trust 2005-A

$1,570,900,000 Asset Backed Notes

$50,360,000 Asset Backed Certificates

Chase Bank USA, National Association

Seller and Servicer

Underwriters of the Notes

JPMorgan

Citigroup

Credit Suisse First Boston

Deutsche Bank Securities

RBS Greenwich Capital

Underwriter of the Certificates

JPMorgan

You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus or this prospectus supplement is accurate on any date other than the dates stated on the respective covers.

We are not offering the notes or the certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes or the certificates will deliver a prospectus supplement and prospectus until                     , 2005 (90 days after the date of this prospectus supplement).